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                                                                    Exhibit 10.3

================================================================================

                               SERVICING AGREEMENT

                                     between

                     GE CAPITAL AVIATION SERVICES, LIMITED,

                                       and

                             AIRCRAFT FINANCE TRUST

================================================================================

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                                TABLE OF CONTENTS
                             (Not part of Agreement)

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Construction and Usage.........................................1

                                   ARTICLE II
                              APPOINTMENT; SERVICES

SECTION 2.01.  Appointment....................................................1
SECTION 2.02.  Aircraft Asset Services........................................4
SECTION 2.03.  Notes Offerings................................................6
SECTION 2.04.  Compliance with Applicable Laws and GE Policies................14
SECTION 2.05.  Limitations....................................................16

                                   ARTICLE III
         STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

SECTION 3.01.  Standard of Care...............................................18
SECTION 3.02.  Conflicts of Interest..........................................18
SECTION 3.03.  Standard of Liability..........................................20
SECTION 3.04.  Waiver of Implied Standard.....................................21

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Aircraft Assets................................................22
SECTION 4.02.  Aircraft Assets Related Documents..............................22
SECTION 4.03.  Accounts and Cash Flow.........................................23
SECTION 4.04.  Organization and Standing......................................23
SECTION 4.05.  Authority......................................................23
SECTION 4.06.  No Conflicts...................................................24
SECTION 4.07.  Compliance with Applicable Laws................................25
SECTION 4.08.  Litigation; Decrees............................................25
SECTION 4.09.  Appointments...................................................25
SECTION 4.11.  No Conflicts...................................................26
SECTION 4.12.  Compliance with Applicable Laws of Ireland.....................27

                                    ARTICLE V
                              SERVICER UNDERTAKINGS

SECTION 5.01.  Access.........................................................27
SECTION 5.02.  Compliance with Law............................................27


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SECTION 5.03.  Commingling....................................................27
SECTION 5.04.  Restrictions on Exercise of Certain Rights.....................27
SECTION 5.05.  Coordination with AFT..........................................28

                                   ARTICLE VI
                               UNDERTAKINGS OF AFT

SECTION 6.01.  Cooperation....................................................28
SECTION 6.02.  No Representation with Respect to Third Parties................28
SECTION 6.03.  Related Document Amendments....................................28
SECTION 6.04.  Other Aircraft.................................................29
SECTION 6.05.  Communications.................................................29
SECTION 6.06.  Ratification...................................................29
SECTION 6.07.  Additional Aircraft Assets.....................................29
SECTION 6.08.  Execution, Amendment, Modification or Termination of
                     Aircraft Assets Related Documents........................30
SECTION 6.09.  Access to AFT Group Information................................31
SECTION 6.10.  AFT Group Accounts and Cash Arrangements.......................31
SECTION 6.11.  Notification of Bankruptcy.....................................32
SECTION 6.12.  Further Assurances.............................................32
SECTION 6.13.  Guarantees.....................................................32
SECTION 6.14.  Transfers of Funds.............................................33

                                   ARTICLE VII
                            AFT GROUP RESPONSIBILITY

SECTION 7.01.  AFT Group Responsibility.......................................33
SECTION 7.02.  Performance with Respect to Aircraft Assets....................33
SECTION 7.03.  Lease Operating Budget; Aircraft Asset Expenses Budget.........34
SECTION 7.04.  Transaction Approval Requirements..............................36
SECTION 7.05.  Approved Budgets and Transaction Approval Requirements.........39

                                  ARTICLE VIII
                                  EFFECTIVENESS

SECTION 8.01.  Effectiveness..................................................39

                                   ARTICLE IX
           SERVICING FEES; EXPENSES; TAXES; PRIORITY OF SERVICING FEES

SECTION 9.01.  Servicing Fees; UniCapital Serviced Aircraft...................39
SECTION 9.02.  Monthly Base Fee...............................................41
SECTION 9.03.  Rent Fees......................................................41
SECTION 9.04.  Sales Fee......................................................43
SECTION 9.05.  Additional Servicing Fees......................................43
SECTION 9.06.  Expenses.......................................................45


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SECTION 9.07.  Taxes .........................................................46
SECTION 9.08.  Priority of Payments to Servicer...............................50

                                    ARTICLE X
       TERM; RIGHT TO TERMINATE; RESIGNATION; CONSEQUENCES OF EXPIRATION, TERMINATION, RESIGNATION OR REMOVAL; CERTAIN TAX MATTERS; SURVIVAL

SECTION 10.01.  Term .........................................................51
SECTION 10.02.  Right to Terminate............................................51
SECTION 10.03.  Resignation or Removal........................................56
SECTION 10.04.  Consequences of Expiration, Termination, Resignation or
                     Removal..................................................58
SECTION 10.05.  Survival......................................................60

                                   ARTICLE XI
                                 INDEMNIFICATION

SECTION 11.01.  Indemnity.....................................................61
SECTION 11.02.  Procedures for Defense of Claims..............................62
SECTION 11.03.  Reimbursement of Costs........................................63
SECTION 11.04.  Waiver of Certain Claims; Special Indemnity...................63
SECTION 11.05.  Waiver of Certain Accounting Claims; Special Indemnity........64
SECTION 11.06.  Waiver of Year 2000 Claims; Special Indemnity.................64
SECTION 11.07.  Continuing Liability under Other Agreements...................65

                                   ARTICLE XII
                            ASSIGNMENT AND DELEGATION

SECTION 12.01.  Assignment and Delegation.....................................66

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.01.  Documentary Conventions.......................................66
SECTION 13.02.  Power of Attorney.............................................67
SECTION 13.03.  Reliance......................................................67
SECTION 13.04.  Year 2000 Readiness Disclosure................................67
SECTION 13.05.  Certain Information...........................................67
SECTION 13.06.  Original Aircraft.............................................68
SECTION 13.07.  UniCapital Aircraft...........................................69


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                                    Schedules

Schedule 2.02(a)                    Aircraft Assets Services
Schedule 2.02(a)(i)                 Applicable Indenture Covenants
Schedule 2.02(a)(ii)                Form of Officer's Certificate
Schedule 4.01                       Aircraft Assets
Schedule 4.02                       Aircraft Assets Related Documents
Schedule 4.03                       Bank Accounts
Schedule 4.04(a)                    List of Persons within the AFT Group and
                                      Jurisdictions
Schedule 7.01                       Responsibilities of AFT Group
Schedule 7.04                       Liabilities Incurred in Ordinary
                                      Course of Business
Schedule 8.01                       Conditions to Execution
Schedule 9.06(a)                    Overhead Expenses
Schedule 9.06(b)                    Aircraft Asset Expenses
Schedule 13.02                      Power of Attorney

                                     Annexes

Annex 1                             Insurance Guidelines
Annex 2                             Concentration Limits

                                   Appendices

Appendix A                          Construction and Usage; Definitions
Appendix B                          Form of Guarantee
Appendix C                          Notices


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            SERVICING AGREEMENT dated as of May 5, 1999, between GE CAPITAL
AVIATION SERVICES, LIMITED, a company incorporated under the laws of Ireland (the "Servicer") and AIRCRAFT FINANCE TRUST, a Delaware business trust ("AFT").

            For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Servicer and AFT agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A.

            SECTION 1.02. Construction and Usage. The conventions of construction and usage set forth in Appendix A are incorporated by reference herein.

                                   ARTICLE II

                              APPOINTMENT; SERVICES

            SECTION 2.01. Appointment. (a) AFT appoints the Servicer as the exclusive provider of the Services (as defined in Section 2.02(a)) to AFT and its Subsidiaries and Affiliates (collectively, the "AFT Group") in respect of the Aircraft Assets on the terms and subject to the conditions set forth in this Agreement. In furtherance of the foregoing, the parties hereto acknowledge and agree that notwithstanding any other provision of this Agreement, without the consent of the Servicer, AFT shall not, and shall not permit any Person within the AFT Group and any agent of any thereof, including the Administrative Agent, to, contact directly or otherwise have any direct dealings with any Lessee or any relevant third party with respect to any Aircraft Asset (which, as provided in the definition of "Aircraft Assets", the parties understand shall not include any Aircraft Asset (x) that shall have ceased to be an Aircraft Asset in accordance with the provisions of Sections 2.04(b) or 3.02(d), but shall include any Former Aircraft Asset that shall have become an Aircraft Asset pursuant


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to Section 6.07 of the Servicing Agreement or (y) in respect of which the obligation of the Servicer to provide Services shall have been terminated in accordance with Article X) (such contact or other direct dealing, a "Lessee Contact") to the extent that such Lessee Contact constitutes, or involves taking any action that constitutes, the provision or performance of any Service (to such extent, a "Restricted Lessee Contact"). Notwithstanding the foregoing, in the event that AFT or, in the case of clauses (iv) or (v) below only, any holder of any Beneficial Interest Certificates reasonably believes that it shall be necessary for there to be a Restricted Lessee Contact under circumstances in which one of the following clauses is applicable:

            (i) during the period (x) commencing upon the occurrence of an Event of Default under Section 4.01 of the Indenture in respect of the payment of interest on any Class A Note (as defined in the Indenture) due to an insufficiency of funds in the Collection Account on the relevant date, which Event of Default (1) shall have occurred on a date on which no amount is available for drawing under any Credit Facility (as defined in the Indenture) in respect thereof and (2) shall have continued unremedied for 60 days and (y) ending upon the remedying of such Event of Default;

            (ii) following the occurrence of an Event of Default (other than one referred to in clause (i) of this Section 2.01(a)) under the Indenture and, other than in respect of an Event of Default under Sections 4.01(e) or 4.01(f) of the Indenture, the issuance of a Default Notice (pursuant to which the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall become due and payable) in accordance with the terms of the Indenture, and provided that at the time of such Event of Default at least 10 Aircraft Assets shall not be subject to Leases and each such Aircraft Asset shall have been off-lease and reasonably available for re-lease (including in the possession of the Servicer, together with the related Aircraft Documents) during the three-month period ending on the date of such Event of Default;

            (iii) in respect of any claim for indemnification made by the Servicer under this Agreement in respect of a Loss incurred by the Servicer related to a Lessee;


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            (iv) to discharge AFT's or such holder's, as the case may be, obligations under Applicable Law including any requirement to file any report with any governmental authority or to respond to any court order or to prosecute or defend any suit;

            (v) to respond to requests from AFT's or such holder's, as the case may be, auditors;

            (vi) to enable AFT to discharge its obligations under Article VII;

            (vii) to enable the Administrative Agent to monitor the Servicer's performance under this Agreement in accordance with the express terms of the Administrative Agency Agreement;

            (viii) to enable AFT to perform its express obligations under the Indenture and Security Trust Agreement including, without limitation, AFT's obligations under Sections 5.02 and 5.03 of the Indenture and Sections 2.06 and 3.01 of the Security Trust Agreement; or

            (ix) the Servicer's material failure to perform a Service which involves a Lessee and necessitates a Lessee Contact, which material failure continues unremedied for 30 days after the Servicer's receipt of written notice of such material failure from AFT and which if left unremedied would have a Material Adverse Effect on the AFT Group taken as a whole;

then AFT shall deliver a written notice to the Servicer setting forth in reasonable detail the reasons for such Restricted Lessee Contact (including which of the foregoing clauses (i) through (ix) is applicable thereto) and the specifics of such Restricted Lessee Contact. In the case of clauses (i) and (ii) and (iv) through (viii) above, after receipt of such notice, the Servicer shall promptly notify AFT whether the Servicer will itself make such Restricted Lessee Contact, or whether a Person within the AFT Group or agent of any thereof, including the Administrative Agent, should make such Restricted Lessee Contact. In the case of clauses (iii) and (ix) above, after delivering such notice to the Servicer, any Person within the AFT Group shall be permitted to make such Restricted Lessee Contact directly itself or through any agent, including the Administrative Agent. In making any Restricted Lessee Contact AFT shall not, and shall not permit any Person within the AFT


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Group or any agent of any thereof, including the Administrative Agent, to interfere with the Servicer's performance of any Service.

            (b) The Servicer hereby accepts its appointment pursuant to the first sentence of Section 2.01(a) and agrees to perform the Services on the terms and subject to the conditions set forth in this Agreement.

            SECTION 2.02. Aircraft Asset Services. (a) The Services to be provided by the Servicer in respect of the Aircraft Assets are as set forth in
Schedule 2.02(a) (the "Services"), the provisions of which Schedule 2.02(a) are hereby incorporated herein by reference.

            (b) AFT has advised the Servicer that each Person within the AFT Group has appointed AFT to act as its representative with respect to any matter in respect of which AFT has or any other Person within the AFT Group is required or permitted to take any action pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of AFT as representative of each Person within the AFT Group. The Servicer shall not be liable to any Person within the AFT Group or any other Person for any act taken or omission to act in accordance with such instructions (or other actions), except to the extent otherwise provided in Section 3.03 and Article
XI. The Servicer shall in all cases be entitled to rely upon the instructions (or other actions) of AFT and upon notices, reports or other communications (whether written or oral) made by any Lessee or any other Person (other than any Affiliate of the Servicer) in or concerning any Aircraft Assets, Aircraft Assets Related Document or any document in connection therewith and shall not be responsible for the accuracy or completeness of any such notices, reports or other communications.

            (c) AFT has advised the Servicer that it has appointed the Administrative Agent, on a revocable basis, to, among other things, act on its behalf in connection with any actions required or permitted to be taken by AFT on its own behalf or on behalf of any other Person within the AFT Group (including as provided in Section 2.02(b)) pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, unless earlier notified in writing by AFT that the Administrative Agent's appointment to act on behalf of AFT has been revoked or terminated, the Servicer shall


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in all cases be entitled to rely on the instructions (or other actions) of the
Administrative Agent; provided, however, that the Servicer shall not be obliged to act upon the instructions of, or with respect to, the Administrative Agent unless the Servicer consented to the appointment of such Administrative Agent in writing, which consent shall not be unreasonably withheld (it being understood that the Servicer may consider, among other factors, whether the proposed Administrative Agent is a Competitor). The Servicer hereby consents to the appointment of ReSource/Phoenix, Inc. as the initial Administrative Agent. The appointment of the Administrative Agent to act on behalf of AFT shall in no way limit or otherwise derogate from the Servicer's right to rely on the instructions (or other actions) of AFT as set forth in Section 2.02(b). Without limiting the foregoing, until such time as the Servicer has been notified in writing that the Administrative Agent's appointment has been revoked or terminated, in all circumstances requiring the direction, consent or approval of, or the delivery of any notices or other communications to, AFT hereunder, the Servicer shall only be required to seek the direction, consent or approval of, or deliver any such notices or other communications to, the Administrative Agent. The Servicer shall not be liable to any Person within the AFT Group or any other Person for any act taken or omission to act in accordance with the instructions (or other actions) of the Administrative Agent, except to the extent otherwise provided in Section 3.03 and Article XI. AFT agrees with the Servicer that the Administrative Agency Agreement shall not be amended by the parties thereto in any manner that may, directly or indirectly, affect the Servicer's rights, obligations or liabilities (or potential liabilities) under this Agreement or with respect to the Administrative Agency Agreement or otherwise without the Servicer's prior written consent.

            (d) Except as otherwise provided in Sections 2.04(b), 3.02(c), 3.02(d) and 10.04, AFT agrees not to (and not to permit any other Person within the AFT Group to) appoint any third party service provider with respect to any Aircraft Asset without the prior written consent of the Servicer; provided, however, that the Servicer's prior written consent is not required with respect to the appointment by any Person within the AFT Group of any legal, accounting, insurance, valuation or other similar service providers to perform services not included within the Services.

            (e) The Servicer shall in all cases be entitled to rely on the instructions (or other actions) of any Person that


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the Servicer reasonably believes to be authorized to act on behalf of AFT or the
Administrative Agent and shall not be liable to any Person within the AFT Group for any act taken or omission to act in accordance with such instructions (or other actions), except to the extent otherwise provided in Section 3.03 and
Article XI.

            (f) Notwithstanding anything contained in this Agreement to the contrary, the Servicer shall not be required to perform any Service (or any other service) with respect to any Original Aircraft unless and until a true and complete copy of all Aircraft Assets Related Documents has been delivered to the Servicer or other written notice thereof has been provided to the Servicer. Without limiting the foregoing, the Servicer acknowledges that, in connection with its provision of services with respect to the Original Aircraft, it is in possession of various Aircraft Assets Related Documents that were received by the Servicer prior to the date hereof.

            (g) AFT agrees not to (and not to permit any other Person within the AFT Group to) enter into any agency agreements relating to the procurement of lessees for the Aircraft Assets (or agreements similar thereto) without the prior written consent of the Servicer.

            SECTION 2.03. Notes Offerings. (a)(i) In connection with the public or private offering and sale (whether within the United States, outside of the United States or both within and outside of the United States) after the Closing Date of any newly issued or outstanding Notes, as the case may be, by (x) AFT or
(y) any other Person, pursuant to which any Person within the AFT Group is required to file, or assist in the filing of, any registration statement with the United States Securities and Exchange Commission or prepare and distribute, or assist in the preparation and distribution of, a private placement memorandum or other securities offering document (any such offering and sale, including, without limitation, the Initial Exchange Offer and any other Exchange Offer, being hereinafter referred to herein as a "Notes Offering"), AFT will provide (or cause its advisors to provide, as the case may be) the Servicer and its advisors drafts of, and a reasonable time to review, each registration statement (including the form of prospectus therein) or private placement memorandum or other securities offering document, as the case may be, and each amendment or supplement to any thereof relating to any such Notes Offering (the "Prospectus") and will use its best efforts to incorporate the comments, if any, provided by the Servicer


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with respect to the Servicer or any of its Affiliates or their respective roles in connection with any such Notes Offering (it being understood that the Servicer and its Affiliates have the right, but not the obligation, to comment thereon). AFT will not, and will not permit any Person within the AFT Group to, file, or assist in the filing of, any such Prospectus with any governmental agency or otherwise publicly disclose (it being understood that disclosures to Persons having registration rights that were granted by AFT with respect to any Notes shall not be considered public disclosures) the contents of such Prospectus without the Servicer's prior consent (which consent must be written only with respect to, in the case of any Prospectus that is filed with the United States Securities and Exchange Commission, the last Prospectus filed prior to or concurrently with the filing of a request for acceleration of effectiveness of the related registration statement or post-effective amendment thereto or, in the case of any Prospectus that is not filed with the United States Securities and Exchange Commission, the version of the Prospectus to be delivered in connection with the sale, or confirmation of sale, of any Notes, as the case may be) as to those portions of any such Prospectus relating to the Servicer or any of its Affiliates (the "Servicer Disclosure", which term shall include, without limitation, the Servicer Information), which consent shall not be unreasonably withheld or delayed.

            (ii) AFT understands and agrees that the Servicer has the right to approve any information in any Prospectus relating to the Servicer or any Affiliate thereof and that AFT will not permit the inclusion in any such Prospectus of (x) any financial statements or financial data relating to the Servicer or any Affiliate thereof, (y) performance or related data with respect to the Servicer's management of aircraft directly or indirectly owned by any Person within the AFT Group or any other Person's aircraft or other assets or
(z) information relating to aircraft that do not comprise Aircraft Assets owned or managed by the Servicer or any of its Affiliates (except and to the extent that the quantities and types of aircraft currently owned or managed by the Servicer are disclosed in a form and substance substantially similar to that set forth under the captions "The Parties--GECAS" and "Risk Factors-Risks Relating to AFT and Certain Third Parties--Conflicts of Interest of GECAS" (second and fourth paragraphs thereof only) in the final offering memorandum dated April 21, 1999, relating to AFT and the Notes (the "Final Prospectus"). Notwithstanding the foregoing, the Servicer agrees (A) that, subject to its prior review and updating, any Prospectus may include Servicer Disclosure


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substantially identical to that contained in the Final Prospectus and (B) to respond with any comments it may have on any Servicer Disclosure reasonably promptly following AFT's delivery of drafts of the entire Prospectus, including any Servicer Disclosure, to the Servicer. AFT will also provide (or cause its Affiliates or advisors to provide, as the case may be) the Servicer with copies of, and an opportunity to review, any marketing and marketing related materials produced in connection with any Notes Offering. AFT will not distribute any such marketing materials (or disseminate, or permit the dissemination of, the information contained therein) including information relating to the Servicer or any of its Affiliates without the Servicer's prior written consent, which consent shall not be unreasonably withheld, as to those portions of any such marketing materials relating to the Servicer or any of its Affiliates. The Servicer agrees to respond with any comments it may have on any such marketing materials reasonably promptly following AFT's delivery of copies thereof to the Servicer.

            (iii) AFT agrees that it will use its commercially reasonable efforts to cause its legal, accounting and other technical advisors to include the Servicer and such Affiliates of the Servicer as the Servicer designates as addressees of any opinions and/or comfort letters being provided to any Person within the AFT Group and/or any underwriters in connection with any Notes Offering.

            (iv) AFT agrees that each Prospectus will include disclosure, in form and substance satisfactory to the Servicer, of all disclaimers, waivers of liability and indemnification pertaining to the Servicer or any of its Affiliates in connection with this Agreement and any related Notes Offering.

            (b) AFT agrees that, in connection with customary marketing activities related to any Notes Offering, the Servicer and its Affiliates shall be present at such marketing activities solely in the Servicer's capacity as Servicer with respect to the Aircraft Assets pursuant to this Agreement. AFT agrees that on any so-called roadshow the Servicer's only obligation shall be, to the extent necessary, to discuss the factual matters relating to its role as servicer hereunder and the Aircraft Assets which are the subject hereof, including discussing information contained in the Prospectus with respect to such assets relating to types of aircraft, aircraft maintenance and aircraft leases. Notwithstanding the foregoing, the Servicer shall not be required to make any presentations with respect to, or to comment upon, its views of future trends in the aviation


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industry, including future trends relating to types of aircraft, particular lessees or expected aircraft lease rates or values, or to provide opinions, forecasts, predictions or prospects relating thereto (or to the Aircraft Assets). AFT agrees that no more than two (2) members of the Servicer's management, the identity of which members and the schedule of any activities in which such members are to participate are to be mutually agreed upon by AFT and the Servicer from time to time, shall be required to be present at any customary road show activities related to any Notes Offering (it being understood that if reasonably requested by AFT, the Servicer will provide, subject to availability, up to an aggregate of four (4) members of its management). In no event shall a representative of the Servicer be required to attend any roadshow without representatives of AFT, the Administrative Agent and the underwriters.

            (c) AFT will invite the Servicer to attend, on reasonable prior notice, all meetings (or portions thereof) with rating agencies relating to any Notes Offering, will provide the Servicer a reasonable period of time to review and comment upon any written materials relating to the Servicer or any of its Affiliates prior to submission thereof to any rating agency and will provide the Servicer with copies of all documents received from any such rating agencies relating to the Servicer or any of its Affiliates. AFT agrees that, in furtherance of the foregoing, it will not submit any materials to any rating agency relating to the Servicer or any of its Affiliates without the Servicer's prior consent, which consent shall be in writing and not unreasonably withheld or delayed.

            (d) AFT understands, acknowledges and agrees that the Servicer will not be a party to any underwriting agreement or any letter to, representation to or indemnity or other agreement with, any underwriter, in connection with any Notes Offering, and, except as set forth in Section 2.03(m), shall not assume responsibility for any information set forth in any Prospectus related thereto.

            (e) (i) Subject to executing confidentiality agreements satisfactory in form and substance to AFT, AFT agrees to use its commercially reasonable efforts to provide the Servicer or any of its Affiliates and/or advisors with an opportunity, at the Servicer's election, to conduct customary due diligence with respect to any Notes Offering, including with respect to any matters disclosed in any Prospectus.


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            (ii) Subject to executing confidentiality agreements satisfactory in form and substance to the Servicer, the Servicer agrees to provide AFT, underwriters, rating agencies and/or advisors with reasonable opportunities to conduct due diligence with respect to information pertaining to the Servicer and the provision of Services pursuant to this Agreement with respect to the Aircraft Assets; provided, however, that, if it is established to the Servicer's reasonable satisfaction that any rating agency does not execute confidentiality agreements as a matter of policy, the Servicer will waive such requirement with respect to such rating agency so long as such rating agency establishes to the Servicer's reasonable satisfaction that any information made available to it will be held confidential.

            (f) Except to the extent required by law, AFT agrees not to (and not to permit any other Person within the AFT Group to) make any, direct or indirect, press release or other public announcement by any means (including by making disclosures to financial analysts or other members of the financial community) relating to the Servicer (or any of its Affiliates) and their respective involvement in any Notes Offering without the Servicer's prior written consent. In the event a press release or other public announcement is recommended by securities counsel or required by law, AFT shall consult with the Servicer prior to making (or permitting to be made) any such press release or public announcement to the extent that such press release or public announcement relates to the Servicer (or any of its Affiliates) and their respective involvement in any Notes Offering.

            (g) Upon the closing of any Notes Offering (other than the Initial Exchange Offer), AFT shall pay, or cause another Person to pay, the Servicer financing fees, pro rata in accordance with the Net Proceeds of any such Notes Offering, equal to the greater of (x) 0.0005 multiplied by the Net Proceeds of any such Notes Offering and (y) $250,000. "Net Proceeds" means the cash proceeds received by any Person selling Notes (other than underwriters) within the AFT Group or any other Person in connection with any Notes Offering, less Transaction Costs incurred by any Person within the AFT Group or any such other Person in connection with any such Notes Offering (other than the fees payable pursuant to this Section 2.03); provided, however, that, in calculating Net Proceeds for purposes of this Section 2.03(g), with respect to any offering of Additional Notes the cash proceeds of which are used in part to acquire Aircraft Assets from GE Capital and its Affiliates, the Net Proceeds resulting from the sale of such Additional


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Notes only (without giving effect to this proviso) shall be reduced by the product of (a) such Net Proceeds and (b) the quotient obtained by dividing (i) the Appraised Value of the Aircraft Assets being acquired by Persons within the AFT Group from GE Capital and its Affiliates by (ii) the Appraised Value of all Aircraft Assets being acquired by Persons within the AFT Group, in the case of
(i) and (ii) in connection with such offering. Without agreement between AFT and the Servicer, which agreement shall include an increase in the fees to be paid to the Servicer in connection with the Servicer's involvement with respect to any Notes Offering, the Servicer shall not be required to assist in the solicitation of, or otherwise take any action to obtain, any lessee consents and/or novations in connection with any Notes Offering. Such increase in the fees to be paid to the Servicer in connection with the Servicer's involvement with respect to any such Notes Offering will be negotiated in good faith by AFT and the Servicer and will reflect the increased services to be provided by the Servicer (it being understood that an agreement as to such increased fees must be reached prior to the Servicer's involvement with respect to any Notes Offering pursuant to this Section 2.03 in which the Servicer assists in the solicitation of, or otherwise takes any action to obtain, any lessee consents and/or novations).

            (h) Notwithstanding the foregoing, (i) neither the Servicer nor any of its Affiliates shall be obligated to underwrite or purchase any securities to be issued by AFT or any other Person within the AFT Group or any other Person in any Notes Offering; (ii) neither the Servicer nor any of its Affiliates shall be obligated to issue any Guarantees or otherwise to provide any credit enhancement or support or incur any obligations or liabilities to provide any credit enhancement or support or incur any other obligations or liabilities in connection with any Notes Offering; (iii) neither the Servicer nor any of its Affiliates shall be required to sign any registration statement (or any similar document) in connection with any Notes Offering (as "registrant", "issuer" or in any other capacity) or take any other action that could, in the Servicer's sole determination, result in the Servicer or any of its Affiliates being (or being deemed to be) a "control person" with respect to the applicable issuer of any securities issued in connection with any such financing transaction under applicable securities laws in connection with any such financing or an "underwriter" of any such securities; and (iv) the obligations of the Servicer under this Section 2.03 shall be subject to the reasonable satisfaction of the Servicer with all the terms and conditions of the applicable Notes Offering that relate to the Servicer or any of its Affiliates (including the indemnities in favor of the Servicer and its Affiliates).

            (i) In the case of any Notes Offering, the Indemnified Parties shall have no liability for, and AFT shall hold, and shall cause each other Person, if any, for whom a Notes Offering was conducted to hold, each Indemnified Party harmless from, and indemnify on an After Tax Basis each Indemnified Party against, any and all Losses that may be imposed on, incurred by or asserted against (including with respect to any such claims, suits, actions or proceedings by third parties, including the applicable underwriters and purchasers of any securities issued in connection with any such Notes Offering) such Indemnified Party, directly or indirectly, arising out of, in connection with or related to the Servicer's performance of the obligations set forth in this Section 2.03 with respect to any Notes Offering; provided, however, that such indemnity shall not apply to the extent that, if AFT had suffered such Losses, the Servicer would have been required to indemnify AFT pursuant to the terms of Section 2.03(m). The obligation of AFT under this Section 2.03(i) shall be in addition to any liability that AFT may otherwise have to the Indemnified Parties and shall not be limited or reduced with respect to the Indemnified Parties by any other rights to indemnification that may be available to such Indemnified Parties.

            (j) AFT agrees to reimburse the Servicer, on a monthly basis, for all out-of-pocket expenses incurred directly or indirectly by the Servicer or any of its Affiliates in connection with any Notes Offering with respect to which the Servicer shall provide services pursuant to this Section 2.03, including any outside advisor fees and expenses (including travel and lodgings), including legal, accounting, investment banking, consulting and other similar advisors retained by the Servicer or any of its Affiliates in connection with any Notes Offering.

            (k) For the avoidance of doubt, but without derogating from any of the Servicer's rights hereunder, the Servicer shall continue to act as the primary servicer for each Aircraft Asset, following the financing or refinancing thereof pursuant to a public or private aircraft financing transaction, so long as any Person within the AFT Group owns or leases-in such Aircraft Asset (or so long as such Aircraft Asset constitutes an Original Aircraft), on the terms provided in this Agreement. In addition, the Servicer shall continue to act as the primary servicer for any Aircraft Assets that are financed or refinanced pursuant to a public or private aircraft financing transaction (including a public or private securitization financing transaction) under circumstances in which, following such financing or refinancing, (i) AFT, any holder of any Beneficial Interest Certificates (including, without limitation, UniCapital) and/or any of their respective Affiliates have (individually or in the aggregate) a direct or indirect interest in such Aircraft Assets or in any securities representing the residual or equity interest in such Aircraft Assets, and (ii) such Aircraft Assets are to be managed pursuant to a servicing agreement or other arrangement other than this Agreement, (x) on a basis substantially the same as the basis upon which the Servicer provides the Services pursuant to this Agreement (including for the fees provided for herein to be paid to the Servicer and in accordance with the Standard of Care and the Conflicts Standard and subject to the Standard of Liability and Article XI) and
(y) otherwise on such commercially reasonable terms as shall be agreed.

            (l) Notwithstanding any provision to the contrary in this Agreement, GE Capital or any Affiliate of GE Capital may, in its sole discretion, at any time and from time to time enter into and effectuate public or private financing transactions with respect to Aircraft other than the Aircraft Assets.

            (m) The Servicer shall indemnify and hold harmless AFT, UniCapital, any holder of a Beneficial Interest Certificate and their respective trustees, officers and employees from and against any and all Losses that may be imposed on, incurred by or asserted against AFT or such other Persons insofar as any such Loss arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Servicer Information (as defined below) contained in any final or preliminary Prospectus or (ii) the omission or alleged omission to state in the Servicer Information included in any final or preliminary Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Servicer shall not be liable to AFT under the indemnity set forth in this Section 2.03(m) (x) unless the Servicer shall have consented in writing the text of the Servicer Information in the relevant final or preliminary Prospectus and (y) if the relevant Loss results from an untrue statement or omission contained in a preliminary Prospectus that was delivered to a person that was sold a security described in such preliminary Prospectus and if the Servicer shall have provided to AFT prior to the distribution of the related final Prospectus information correcting such untrue statement or omission and AFT shall have failed to deliver or cause to be delivered such final Prospectus to such person containing such corrected information. "Servicer Information" shall mean the information set forth in the sections of the Final Prospectus captioned "Risk Factors--Risks Relating to AFT and Certain Third Parties--Conflicts of Interest of GECAS" (excluding any description therein of the Servicing Agreement or any other document or the terms of any thereof), "The Parties--GECAS" and "The Original Aircraft and Initial Leases--The Lessees--Payment History" (second paragraph thereof only and with respect to the Aircraft Assets only during the period that the Servicer was the "Servicer" thereof) and the comparable sections (or comparable disclosure in comparable portions thereof) contained in any other preliminary or final Prospectus. In connection with any Notes Offering (other than an Exchange Offer), upon the request and at the expense of AFT, the Servicer shall make a good faith effort to obtain from one of its regular outside legal counsel, selected by the Servicer, a customary securities law disclosure letter related solely to the Servicer Information included in the relevant Prospectus and addressed to the underwriters or initial purchasers in respect of the Notes being offered under such Prospectus (such underwriters and initial purchasers not, however, constituting third party beneficiaries of this Agreement).

            SECTION 2.04. Compliance with Applicable Laws and GE Policies. (a) Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to take or refrain from taking any action at any time that the Servicer believes, in its sole discretion, is reasonably likely to (i) violate any Applicable Law with respect to the Servicer or its Affiliates or any GE Policy or (ii) lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services. "GE Policy" means each of the established written policies of GE applicable to GE and its controlled affiliates related to business practices with respect to legal, ethical and social matters, which policies are currently embodied in the pamphlet Integrity: The Spirit & Letter of Our Commitment, a copy of which has been provided to AFT, as the same may be amended and in effect from time to time. The Servicer shall provide AFT with a copy of all amendments and updates to Integrity: The Spirit & Letter of Our Commitment.

            (b) If pursuant to paragraph (a) above, the Servicer shall have determined not to take any action with respect to any transaction or potential transaction (whether or not any such transaction or a similar transaction has previously been entered into) relating to any Aircraft Asset and as a consequence thereof any Person within the AFT Group shall be denied the opportunity to participate in any transaction or potential transaction in which it would otherwise be able to participate in accordance with Applicable Law, then, notwithstanding the provisions of Section 2.01, any such Person within the AFT Group may enter into, or engage another Person to arrange on its behalf, such transaction or potential transaction with respect to such Aircraft Asset; provided, however, that such Person within the AFT Group may not enter into any such transaction or potential transaction if at or about the same time a substantially similar transaction (with at least as favorable or the same economic terms) could be arranged by the Servicer with respect to such Aircraft Asset in a manner that is not reasonably likely to violate GE Policy or lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services; provided further, however, that (i) the Aircraft Asset that is the subject of such transaction or potential transaction (a "Former Aircraft Asset") shall cease to be an Aircraft Asset (including for the purposes of calculating the Servicing
Fees) on the date that such transaction or potential transaction is entered into, (ii) from and after such date (unless and until such Former Aircraft Asset becomes an Aircraft Asset pursuant to Section 6.07) no further Services shall be provided with respect to such Former Aircraft Asset and (iii) the Servicer shall not have any obligation or liability with respect to such Former Aircraft Asset or such transaction or potential transaction.

            (c) Notwithstanding anything to the contrary set forth in paragraph
(b) above, no Person within the AFT Group shall be entitled to enter into, or engage any other Person to arrange on its behalf, any transaction or potential transaction with respect to any Aircraft Asset if the Servicer shall have made a determination regarding that transaction or potential transaction pursuant to paragraph (a) above because it reasonably believed that such transaction or potential transaction was reasonably likely to violate the United States Foreign Corrupt Practices Act (or any similar or successor statute) applicable to corporations organized under the laws of the United States (or any state or political subdivision thereof) or applicable to any Person within the AFT Group or otherwise applicable to such transaction or potential transaction.

            SECTION 2.05. Limitations. (a) Neither the Servicer nor any of its Affiliates shall assume any Indebtedness of any Person within the AFT Group nor shall any provision of this Agreement or any other Operative Agreement be construed so as to imply that the parties intended any such assumption.

            (b) In addition to Section 2.04, the Servicer shall not, and shall not be obligated to, act in a manner inconsistent with the rights, obligations or undertakings of the "Lessor" under any Lease or otherwise in any manner that is illegal or prohibited by Applicable Law or any applicable contract.

            (c) Notwithstanding any other provision of this Agreement, the Servicer shall not be obligated either initially or on a continuing basis to provide any Person within the AFT Group or any of its Representatives any confidential or proprietary information regarding the Servicer's or any of its Affiliate's business or the business or finances of any Person, other than any Person within the AFT Group, whose assets it manages from time to time.

            (d) The Servicer shall not be liable or accountable for (i) the failure by a Lessee to perform any of its obligations under any Lease including the payment of amounts payable under any Lease or (ii) the accuracy or completeness of any notices, reports or other communications (whether written or oral) made by any Lessee or any Person other than the Servicer in or concerning any Lease or any document in connection therewith and shall be entitled to rely upon all such notices, reports and communications except to the extent that the Servicer has actual notice of any matter to the contrary.

            (e) The Servicer may rely on any Adviser, Broker, law firm or other professional adviser appointed by the Servicer or AFT and shall not be liable for any claim by any Person within the AFT Group to the extent that it was acting in good faith upon the advice of such Adviser, Broker, law firm or other professional adviser.

            (f) The relationship between the Servicer and AFT is an agency relationship and, except in relation to any money erroneously received by the Servicer or any of its Affiliates into any of the Servicer's or any of its Affiliate's bank accounts on behalf of any Person within the AFT Group, which the Servicer will hold in trust for such Person and deposit into the Collection Account as soon as reasonably practicable, neither the Servicer nor any of its Representatives shall be under any fiduciary duty or other implied obligation or duty to any Person within the AFT Group or any holder of any equity or debt security issued by any Person within the AFT Group, any Lessee or any other Person arising out of this Agreement.

            (g) Without prejudice to the Standard of Care, the Servicer shall not be imputed with the knowledge of any of its employees other than its directors, officers and those employees involved in the performance of the Services relevant to such knowledge responsible for the day to day administration of this Agreement. The Servicer shall be deemed to have actual notice of any matter only upon the receipt of written notice describing any such matter in reasonable detail or to the extent that one of the foregoing Persons has actual knowledge of any such matter or which one of such Persons ought to have known if the Servicer had acted in accordance with the Standard of Care.

            (h) The Servicer shall not be obligated to assume, or engage in activities which could reasonably be expected to subject the Servicer to, any liability as a related company, shadow director or similar legal concept of any Person within the AFT Group. AFT understands, acknowledges and agrees that the intent of the parties hereunder is that the Servicer will not be subject to any obligations or liabilities whatsoever other than as and to the extent that any obligations or liabilities arise pursuant to the express terms of this Agreement.

            (i) Notwithstanding anything to the contrary set forth herein or otherwise, neither the Servicer nor any of its Affiliates shall be liable or accountable hereunder for, and shall have no obligations with respect to, any adverse consequences (including any Losses) in connection with any Year 2000 Compatibility problems, or any Year 2000 Problem relating to the Services, or the operation or functionality of the Aircraft Assets or of the AFT Group as either may relate to the processing of any dates.

                                   ARTICLE III

                    STANDARD OF CARE; CONFLICTS OF INTEREST;
                              STANDARD OF LIABILITY

            SECTION 3.01. Standard of Care. The Servicer shall use reasonable care and diligence at all times in the performance of the Services (the "Standard of Care").

            SECTION 3.02. Conflicts of Interest. (a) AFT acknowledges and agrees that (i) in addition to managing the Aircraft Assets under this Agreement, the Servicer may manage, and shall be entitled to manage, from time to time the separate assets and businesses of (w) GE Capital and its Affiliates, (x) AerFi and its Affiliates (including pursuant to the Amended and Restated Servicing Agreement), (y) Airplanes U.S. Trust and Airplanes Limited and their respective Affiliates and (z) other third parties (the assets of the parties described in clauses (w), (x), (y) and (z) are collectively hereinafter referred to as the "Other Assets"); (ii) in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services; and (iii) the Controlling Trustees of AFT have approved the transactions contemplated by this Agreement and the other Operative Agreements and desire that such transactions be consummated and in giving such approval the Controlling Trustees of AFT have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services hereunder in accordance with the Standard of Care and, to the extent applicable, the Conflicts Standard.

            (b) If conflicts of interest arise regarding the management of (i) a particular Aircraft Asset, on the one hand, and another Aircraft Asset, on the other hand, or (ii) any Aircraft Asset, on the one hand, and any Other Asset, on the other hand, the Servicer shall perform the Services in good faith and, without prejudice to the generality of the foregoing, to the extent (i) such Aircraft Assets or (ii) such Aircraft Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate among such Aircraft Assets or between such Aircraft Asset and such Other Asset, respectively, on an unreasonable basis and, in the case of the VARIG Aircraft (as defined in the Final Prospectus), on the basis of GE Capital's interests in the VARIG Deposit Amounts (as defined in the Final Prospectus) (the standard set forth in this Section 3.02(b) shall be referred to collectively as the "Conflicts Standard").

            (c) Notwithstanding any provision herein to the contrary, if, in connection with the provision of Services with respect to an Aircraft Asset or Lease, a conflict of interest shall exist that, in the good faith opinion of the Servicer, requires an arm's-length negotiation between the Servicer or an Affiliate of the Servicer, on the one hand, and any Person within the AFT Group, on the other hand, and the Servicer believes it would not be appropriate for the Servicer to act on behalf of such Person within the AFT Group in connection with such negotiation (whether or not the Servicer shall propose to act on behalf of itself or one of its Affiliates in connection with such negotiation), then the Servicer shall withdraw from acting as Servicer with respect to such Aircraft Asset or Lease in connection with the negotiation of the issue giving rise to such conflict of interest. The Servicer shall provide written notice to AFT not more than ten Business Days after it has made a determination that an arm's-length negotiation is necessary with respect to such conflict of interest and it would not be appropriate for the Servicer to act on behalf of such Person within the AFT Group in connection with such negotiation. Not more than seven Business Days after receipt of such notice from the Servicer, AFT shall appoint an independent representative (which may be any Person within the AFT Group or the Administrative Agent, but otherwise not a Competitor of the Servicer or any of its Affiliates) (the "Independent Representative") to act on behalf of such Person within the AFT Group to which such Aircraft Asset or Lease and conflict of interest relates. Any such Independent Representative so appointed shall act on behalf of the relevant Person within the AFT Group for purposes of such negotiation relating to such Aircraft Asset or Lease and the Servicer shall have no responsibility or liability to any Person within the AFT Group with respect to such negotiation relating to such Aircraft Asset or Lease. In any event, the Servicer shall be entitled to act on behalf of itself or its Affiliate with respect to such negotiation. During the period of such Independent Representative's appointment, the Servicer shall continue to perform its ordinary functions as Servicer with respect to such Aircraft Asset or Lease to the extent that the performance of the Servicer does not directly or indirectly affect the negotiation of the issue giving rise to such conflict of interest. To the extent, if any, the Servicer cannot continue to perform any Services with respect to such Aircraft Asset or Lease during such negotiation, such Services shall be performed by the Independent Representative or any other designee of such Person within the AFT Group. Any such Aircraft Asset or any Aircraft Assets subject to any such Lease shall continue to be included as an Aircraft Asset for purposes of calculating the Servicing Fees pursuant to Article IX during the appointment of an Independent Representative and the fees, if any, of any such Independent Representative shall be paid by AFT.

            (d) If the Servicer reasonably determines that directions given by any Person to the Servicer in accordance with this Agreement or Services required to be performed under this Agreement (other than any Service involving an arm's-length negotiation between the Servicer or an Affiliate of the Servicer, on the one hand, and any Person within the AFT Group, on the other hand) would, in either case, if carried out, place the Servicer in a conflict of interest with respect to which, in the Servicer's good faith opinion, the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Section 3.02 with respect to all Aircraft Assets or any affected Aircraft Assets, as the case may be, the Servicer shall give AFT prompt written notice thereof and thereafter the Servicer may resign as Servicer with respect to the affected Aircraft Assets or AFT may elect to remove the Servicer with regard to the affected Aircraft Assets as provided in Article X.

            SECTION 3.03. Standard of Liability. The Servicer shall not be liable or accountable to any Person including, without limitation, any Subsidiary or Affiliate of AFT (other than AFT to the extent set forth in the next following sentence) under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to, the management by the Servicer of Aircraft Assets or Other Assets. The Servicer shall not be liable or accountable to AFT under any circumstances for, and AFT shall indemnify the Servicer on an After-Tax Basis in accordance with the provisions of Article XI for, any Losses, directly or indirectly, arising out of, in connection with or related to, the management by the Servicer of Aircraft Assets or Other Assets, unless such Losses are finally adjudicated to have resulted directly from (x) the Servicer's gross negligence or willful misconduct in respect of its obligation to apply the Standard of Care or the Conflicts Standard in respect of its performance of the Services or (y) any representation or warranty by the Servicer set forth in Sections 4.10 or 4.11 having proven to be false on the date hereof (the liability standards set forth in this Section 3.03, the "Standard of Liability"). For the avoidance of doubt, but without limiting the provisions of Section 9.07, the provisions of this Section 3.03 shall not give rise to any obligation on the part of the Servicer to indemnify AFT for any Taxes. Without limiting the foregoing, the Servicer shall not be directly or indirectly liable or accountable to AFT under any circumstances for any Losses directly or indirectly arising out of, in connection with or related to, (i) the direct or indirect transfer of any Aircraft Assets or Leases related thereto or any other assets to any Person within the AFT Group, (ii) the adequacy of the terms of any Lease relating to any Aircraft Assets to the extent any such Lease was newly executed, amended or modified in connection with the solicitation of Lessee consents, novations and related documentation pursuant to the direct or indirect transfer of the Aircraft Assets to the AFT Group, (iii) the reliability or creditworthiness of any Lessee with respect to its obligations under any Lease, (iv) the adequacy of the lease payments derived from the Leases related to any Aircraft Assets to support various obligations of the Persons within the AFT Group, (v) the adequacy of the maintenance reserves or security deposits relating to the Aircraft Assets, (vi) the terms and conditions of the Notes or Beneficial Interest Certificates being offered and sold by AFT as of the Closing Date or pursuant to any Notes Offering, (vii) the ability of AFT to comply with the terms and conditions of such Notes or Beneficial Interest Certificates and
(viii) the structuring and implementation of any aspect of the various transactions contemplated by the Final Prospectus.

            SECTION 3.04. Waiver of Implied Standard. Except as expressly stated above in this Article III, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under U.S. Federal, Delaware, Irish or other law in relation to the skill, care, diligence or otherwise in respect of any service to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby excluded and waived by AFT, and the Servicer shall not be liable to AFT or any other Person within the AFT Group or any other Person in contract, tort or otherwise under U.S. Federal, Delaware, Irish or other law for any loss, damage, expense or injury of any kind whatsoever, consequential or otherwise, arising out of or in connection with either the services to be supplied pursuant to this Agreement or any goods to be provided or sold in conjunction with such services or any defect in either such goods or services or from any other cause, whether or not any such matter amounts to a fundamental breach of a fundamental term of this Agreement. Nothing in this

Article III should be taken as in any way limiting or excluding any liability which the Servicer may have to AFT under Section 2 of the Irish Liability for Defective Products Act, 1991.

            THE CONTRACTUAL RIGHTS, IF ANY, WHICH THE AFT GROUP ENJOYS BY VIRTUE OF SECTIONS 12, 13, 14 AND 15 OF THE SALE OF GOODS ACT, 1893 (AS AMENDED) AND
SECTION 39 OF THE SALE OF GOODS AND SUPPLY OF SERVICES ACT, 1980 ARE IN NO WAY PREJUDICED BY ANYTHING CONTAINED IN THIS AGREEMENT SAVE TO THE EXTENT PERMITTED BY LAW.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            AFT represents and warrants to, and agrees with, the Servicer as follows:

            SECTION 4.01. Aircraft Assets. Schedule 4.01 contains a true and complete list of all Aircraft Assets constituting Aircraft Assets as of the Closing Date and each Person within the AFT Group, if any, that owns such Aircraft Assets as of the Closing Date. Except as otherwise set forth therein, on the Delivery of each Aircraft Asset listed in Schedule 4.01, each Person within the AFT Group listed as an owner of an Aircraft Asset on such Schedule will have such title to such Aircraft Asset as was conveyed to such Person on its Delivery, free and clear of all Liens created by or through such Person.

            SECTION 4.02. Aircraft Assets Related Documents. (a) The Servicer shall not be required to perform any service provided for in or in connection with any Aircraft Assets Related Documents not in its possession (all such Aircraft Assets Related Documents listed in Schedule 4.02 being in its possession) or delivered to it, and, to the extent that the failure to provide such service results in any Losses to the Servicer, AFT shall indemnify the Servicer for such Losses on an After-Tax Basis, in accordance with the provisions of Article XI.

            (b) Each Aircraft Assets Related Document is a legal, valid and binding agreement of the Person within the AFT Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the AFT

Group that is a party thereto in accordance with its terms. No Person within the AFT Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in Schedule 4.02 except as disclosed therein.

            SECTION 4.03. Accounts and Cash Flow. Schedule 4.03 sets forth a true and complete list of all bank or other similar accounts and any other accounts relating to the Aircraft Assets, with respect to which any Person within the AFT Group, the Security Trustee, the Administrative Agent or any other agent of any of the foregoing has authority and sets forth in reasonable detail a written description of all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets, including wire transfer instructions.

            SECTION 4.04. Organization and Standing. (a) Each of AFT and each other Person within the AFT Group is a corporation or business trust duly organized and validly existing and, if relevant, in good standing under the laws of the jurisdiction in which it is legally organized and possesses all franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate or trust name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and as proposed to be conducted except for such franchises, licenses, permits, authorizations and approvals the failure of which to obtain could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the AFT Group, taken as a whole. Each of AFT and each other Person within the AFT Group are in compliance in all material respects with all terms and conditions of such franchises, licenses, permits, authorizations and approvals.
Schedule 4.04(a) sets forth a true and complete list of each Person within the AFT Group and the jurisdiction in which each such Person within the AFT Group is legally organized.

            (b) Each of AFT and each other Person within the AFT Group is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification except for such jurisdictions where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect on the Persons within the AFT Group, taken as a whole.

            SECTION 4.05. Authority. Each of AFT and each other Person within the AFT Group which is a party to an Operative

Agreement has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All corporate acts and other proceedings required to be taken by each Person within the AFT Group to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been or on or before the date of entering into the relevant Operative Agreements will have been duly and properly taken.

            (b) Each of the Operative Agreements to which any Person within the AFT Group is or will be a party has been or will be duly and validly executed and delivered by such Person, as applicable, and each such Operative Agreement is or upon such execution and delivery will be a legal, valid and binding obligation of such Person, as applicable, enforceable against it in accordance with its terms.

            SECTION 4.06. No Conflicts. Neither the execution and delivery of any Operative Agreement to which any Person within the AFT Group is a party nor the consummation of the transactions contemplated thereby nor performance by any Person within the AFT Group of any of its obligations thereunder will (i) violate any provision of the constituent documents of any such Person within the AFT Group, (ii) violate any order, writ, injunction, judgment or decree applicable to any Person within the AFT Group or any of their respective properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit, material agreement or other material obligation to which any Person within the AFT Group is a party or by which any Person within the AFT Group or any of their respective properties or assets may be bound. Other than with respect to any filings made pursuant to the HSR Act, no action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self-regulatory body, or any other Person, is required in connection with the execution, delivery or performance by any Person within the AFT Group of the Operative Agreements to which it is a party or the consummation by any Person within the AFT Group of the transactions contemplated thereby.

            SECTION 4.07. Compliance with Applicable Laws. Each of AFT and each other Person within the AFT Group is in compliance in all material respects with all Applicable Laws and any filing requirements relating thereto.

            SECTION 4.08. Litigation; Decrees. (a) Other than as may exist with respect to the Aircraft Assets, there are no claims, actions, suits, arbitrations or other proceedings or investigations (i) pending or, to the best knowledge of each of AFT and each other Person within the AFT Group, threatened, by or against or affecting AFT or any other Person within the AFT Group, which in any case involves a potential loss exceeding $1,000,000 and (ii) pending, or to the best knowledge of each of AFT and each other Person within the AFT Group, threatened, by or against or affecting AFT or any other Person within the AFT Group, related to the transactions contemplated by the Operative Agreements.

            (b) Each of AFT and each other Person within the AFT Group is in compliance in all material respects with each outstanding judgment, order or decree (other than as may exist with respect to the Aircraft Assets) of any Governmental Authority or arbitrator applicable to AFT or any other Person within the AFT Group, as the case may be, and no such judgment, order or decree has or could have a Material Adverse Effect on AFT or any other Person within the AFT Group.

            SECTION 4.09. Appointments. (a) Each Person within the AFT Group has appointed AFT, and AFT has accepted such appointment, to act as representative of each such Person with respect to any matter in respect of which AFT or any other Person within the AFT Group is required or permitted to take any action pursuant to the terms of this Agreement.

            (b) AFT has appointed the Administrative Agent to act on its behalf and on behalf of each of its Subsidiaries pursuant to the terms of the Administrative Agency Agreement and AFT has appointed the Administrative Agent, on a revocable basis, to act on its behalf in connection with any action required or permitted to be taken by AFT on its own behalf or on behalf of any other Person within the AFT Group pursuant to the terms of this Agreement.

            The Servicer represents and warrants to AFT as follows:

            SECTION 4.10. Authority. (a) The Servicer has all requisite power and authority to execute each Operative Agreement to which it is or will be a party and to consummate the transactions and to perform its obligations contemplated thereby. All corporate acts and other proceedings required to be taken by the Servicer to authorize the execution, delivery and performance of each Operative Agreement to which it is or will be a party and the consummation of the transactions and the performance of its obligations contemplated thereby have been or on or before the date of entering into the relevant Operative Agreements will have been duly and properly taken.

            (b) Each of the Operative Agreements to which the Servicer is or will be a party has been or will be duly and validly executed and delivered by the Servicer, as applicable, and each such Operative Agreement is or upon such execution and delivery will be a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms.

            SECTION 4.11. No Conflicts. (a) Neither the execution and delivery of any Operative Agreement to which the Servicer is a party nor the consummation of the transactions contemplated thereby nor performance by the Servicer of any of its obligations thereunder will (i) violate any provision of the constituent documents of the Servicer, (ii) violate any order, writ, injunction, judgment or decree applicable to the Servicer or any of its properties or assets, (iii) violate in any material respect any Applicable Law or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any licence, permit, material agreement or other material obligation to which the Servicer is a party or by which the Servicer or any of its properties or assets may be bound. Other than with respect to any filings made pursuant to the HSR Act, no action, consent or approval by, or filing with, any Governmental Authority or any other regulatory or self-regulatory body, or any other Person, is required in connection with the execution, delivery or performance by the Servicer of the Operative Agreements to which it is a party or the consummation by the Servicer of the transactions contemplated thereby.

            SECTION 4.12. Compliance with Applicable Laws of Ireland. The Servicer is in compliance in all material respects with all Applicable Laws of Ireland and any filing requirements in Ireland relating thereto necessary to perform its obligations under this Agreement.

                                    ARTICLE V

                              SERVICER UNDERTAKINGS

            SECTION 5.01. Access. The Servicer at such times as AFT may reasonably request shall grant, and shall cause any Servicer Delegate to grant, to the Persons within the AFT Group and their agents (including, without limitation, the Administrative Agent and auditors) access to the documents and other records related to the Aircraft Assets (copies of which AFT shall (at its expense) be entitled to take), to enable the Persons within the AFT Group to monitor the performance by the Servicer under this Agreement or to otherwise discharge their respective obligations under Applicable Law. Upon reasonable prior written notice and at reasonable times (in any event not more than an aggregate, with respect to the AFT Group taken as a whole, of four (4) times per
Year), the Servicer shall make one or more (such number to be determined by the Servicer in its sole discretion) members of its management available to attend meetings of the Controlling Trustees of AFT. In addition, the Servicer will make one or more members of its management available to participate in additional meetings of such Controlling Trustees either, in the Servicer's sole discretion, by participating in person or by teleconference. Any out-of-pocket expenses incurred by the Servicer in connection with any such attendance shall be reimbursed by AFT.

            SECTION 5.02. Compliance with Law. The Servicer shall, in connection with the performance of the Services, comply in all material respects with all laws, rules and regulations applicable to the Servicer.

            SECTION 5.03. Commingling. The Servicer shall not commingle with its own funds, any funds of any Person within the AFT Group from time to time in its possession.

            SECTION 5.04. Restrictions on Exercise of Certain Rights. Subject to the enforcement of its rights under the Security Trust Agreement, the Servicer shall not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of any administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any similar proceeding under the laws of any jurisdiction with respect to any Person within the AFT Group.

            SECTION 5.05. Coordination with AFT. The Servicer shall designate an individual who shall be an employee of the Servicer and who shall be primarily responsible for coordinating with AFT and any other Person within the AFT Group regarding the Services, and the Servicer may from time to time change such designation by providing notice to AFT of such change.

                                   ARTICLE VI

                               UNDERTAKINGS OF AFT

            SECTION 6.01. Cooperation. AFT shall, and shall cause each other Person within the AFT Group and their respective agents (including the Administrative Agent) to, at all times cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate for the Servicer to perform the Services.

            SECTION 6.02. No Representation with Respect to Third Parties. AFT agrees that as between the Servicer, on the one hand, and each of AFT and the other Persons within the AFT Group, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Aircraft Asset or any vendor or supplier utilized by the Servicer in connection with its performance of the Services.

            SECTION 6.03. Related Document Amendments. AFT shall not take, and shall not permit any other Person within the AFT Group to take, any action that would increase in any respect the scope, nature or level of the Services to be provided under this Agreement without the Servicer's express prior written consent, including by entering into, amending, modifying or supplementing any Aircraft Assets Related Document (it being understood that (i) the Servicer shall have no liability to any Person within the AFT Group directly or indirectly arising out of, in connection with or related to, the Servicer's failure to perform such increased Service prior to any such amendment, modification or supplement being consented to in writing by the Servicer and (ii) no Person within the AFT Group shall be permitted to engage another Person to perform the affected Service without the prior written consent of the Servicer).

            SECTION 6.04. Other Aircraft. Except as otherwise expressly provided in Section 2.04(b), 3.02(c) and Section 10.04 of this Agreement, AFT shall not, and shall not permit any other Person within the AFT Group or any agent of any Person thereof (including the Administrative Agent) to, enter into, or cause or permit any Person (other than the Servicer or any Person acting for or on its behalf) to enter into on its behalf, (a) any transaction for the lease or sale of any Aircraft Asset in respect of which the Servicer is at such time performing Services or (b) any agreement for the performance by any Person other than the Servicer of some or all of the Services, in the case of (a) and (b) without the prior written consent of the Servicer.

            SECTION 6.05. Communications. AFT shall, and shall cause each other Person within the AFT Group and the Administrative Agent to, forward promptly to the Servicer a copy (or, if such communication is oral, notify the Servicer by prompt oral or written notice and, if oral notice, confirmed in writing upon request) of any communication received from any Person (including any Person under any Aircraft Assets Related Document) in relation to any Aircraft Asset.

            SECTION 6.06. Ratification. AFT hereby ratifies and confirms and agrees to ratify and confirm (and shall cause each other Person within the AFT Group to do the same) (and shall furnish written evidence thereof upon request of the Servicer) whatever the Servicer does in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Servicer under the terms of this Agreement.

            SECTION 6.07. Additional Aircraft Assets. If any Aircraft Asset shall become a Former Aircraft Asset pursuant to the provisions of Section 2.04 and thereafter the condition which caused such Former Aircraft Asset to cease to be an Aircraft Asset shall no longer exist or the transaction entered into as contemplated by Section 2.04(b) shall terminate, then AFT shall, and shall require each other Person within the AFT Group, as appropriate, to, cause such Former Aircraft Asset to become an Aircraft Asset and the Servicer shall accept such Aircraft Asset as an Aircraft Asset, such action to be confirmed by an exchange of correspondence to such effect.

            SECTION 6.08. Execution, Amendment, Modification or Termination of Aircraft Assets Related Documents. (a) In connection with the acquisition of any Aircraft (other than any Former Aircraft Asset) which becomes an Aircraft Asset after the Closing Date other than pursuant to the Asset Purchase Agreement, no later than ten Business Days prior to such Aircraft becoming an Aircraft Asset, AFT shall deliver a written notice thereof to the Servicer setting forth the model type and manufacturer's serial number of such Aircraft and the Person within the AFT Group which will become the owner of such Aircraft upon its acquisition, together with (x) a true and complete list all documents related to such Aircraft which will become Aircraft Assets Related Documents upon the acquisition of such Aircraft and (y) a true and complete copy of each document which will become an Aircraft Assets Related Document upon the acquisition of such Aircraft or, to the extent it has yet to be executed, the most current draft of such document (with a final executed copy to be delivered as promptly as practicable thereafter). AFT will be deemed to represent and warrant to, and agree with, the Servicer on the date such Aircraft becomes an Aircraft Asset that (i) the Person within the AFT Group listed as the owner of such Aircraft in the written notice provided by AFT will have such title to such Aircraft as was conveyed to such Person on its acquisition free and clear of all Liens created by or through such Person, (ii) each Aircraft Assets Related Document related to such Aircraft is a legal, valid and binding agreement of the Person within the AFT Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the AFT Group that is a party thereto in accordance with its terms and (iii) no Person within the AFT Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Document referred to in such written notice provided by AFT except as disclosed therein. The Servicer shall not be required to perform any services provided for in or in connection with any Aircraft Assets Related Documents not delivered to it, and, to the extent that the failure to provide such service results in any Losses to the Servicer, AFT shall indemnify the Servicer for such Losses on an After-Tax Basis, in accordance with the provisions of Article XI.

            (b) No later than five Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Assets Related Document (other than as contemplated in Section 6.08(a)) or (ii) any Aircraft Assets Related Document shall have been amended, modified or terminated, AFT shall deliver written notice thereof to the Servicer together with (x) in the case of any newly executed Aircraft Assets Related Document, a true and complete copy of such Aircraft Assets Related Document, a list of all Aircraft Assets to which it relates and a description, in reasonable detail, of the relevance of such Aircraft Assets Related Document to such assets or (y) in the case of any amendment, modification or termination, a true and complete copy of any related agreement, instrument or other document; provided, however, that such notice or such document shall not be required to be delivered, but shall be delivered if the Servicer does not have possession of such notice or document, delivery is so requested by the Servicer and AFT has possession of such notice or document, if the Servicer was substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document.

            SECTION 6.09. Access to AFT Group Information. At all such times as the Servicer may reasonably request, AFT shall grant, and shall cause each other Person within the AFT Group and the Administrative Agent to grant, access to the Servicer and its agents to the books of account, documents and other records of such Person (including "read only" and reporting access to the management information systems used by such Persons), and to officers, directors (or trustees, as applicable) and employees of each Person within the AFT Group or any such agent for the purposes of the Servicer's performance of its obligations in respect of Aircraft Assets under this Agreement. AFT will provide the Servicer with copies of the minutes of the board of Controlling Trustees of AFT and any written materials presented to the board by any Person, including, without limitation, the Administrative Agent.

            SECTION 6.10. AFT Group Accounts and Cash Arrangements. (a) AFT shall not, and shall not permit any other Person within the AFT Group or any agent thereof to, establish any new bank or similar account relating to the Aircraft Assets or close any bank or similar account relating to the Aircraft Assets other than in accordance with the terms of the Indenture, the Security Trust Agreement or the Administrative Agency Agreement.

            (b) No Person within the AFT Group shall modify any arrangement with respect to any bank or similar account or the flow of cash in connection with the Aircraft Assets other than in accordance with the terms of the Indenture, the Security Trust Agreement or the Administrative Agency Agreement.

            SECTION 6.11. Notification of Bankruptcy. If AFT, or any other Person within the AFT Group, shall consider taking any action to:

            (a) file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to (i) itself, any of its Affiliates or any of its assets under any United States Federal, state or local, foreign or other law relating to the appointment of an examiner, liquidator, receiver or similar Person with respect to AFT or any other Person within the AFT Group or over the whole or any part of any properties or assets of any of AFT or any other Person within the AFT Group or (ii) any bankruptcy, reorganization, compromise arrangements or insolvency of any of AFT or any other Person within the AFT Group; or

            (b) make an assignment for the benefit of its creditors generally;

then AFT shall notify the Servicer of such consideration a reasonable period of time prior to taking any such action to the extent practicable, but, in any event, prior to taking any such action (it being understood that the foregoing notice requirement shall not be construed to prohibit or restrain the taking of any action described in (a) or (b) above). If any of AFT or any other Person within the AFT Group becomes aware of the intention of, or any action by, any Person (whether a creditor or member of any of AFT or any other Person within the AFT Group) to appoint an examiner, liquidator, receiver or similar Person, it shall promptly notify the Servicer accordingly.

            SECTION 6.12. Further Assurances. AFT agrees, and shall cause each other Person within the AFT Group and their respective agents (including the Administrative Agent) to agree, that, at any time and from time to time, upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Agreement.

            SECTION 6.13. Guarantees. AFT agrees, and shall cause each other Person within the AFT Group, to execute and deliver an AFT Group Guarantee in favor of the Servicer in the form attached hereto as Appendix B.

            SECTION 6.14. Transfers of Funds. AFT agrees, and shall cause each other Person within the AFT Group and their respective agents (including the Administrative Agent), to cooperate with the Servicer to the extent necessary to cause funds to be transferred into or out of the various Bank Accounts in order for the various payments from Lessees to be applied on a basis consistent with the instructions of such Lessees, subject in each case to the terms of the Leases and the rights and obligations of the lessors thereunder.

                                   ARTICLE VII

                            AFT GROUP RESPONSIBILITY

            SECTION 7.01. AFT Group Responsibility. Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, each of AFT and each other Person within the AFT Group shall continue to have and exercise through its Controlling Trustees or board of directors, as applicable, real and effective central control and management of all matters related to its ongoing business, operations, assets and liabilities, subject to matters that are expressly the responsibility of the Servicer in accordance with the terms of this Agreement, and each of AFT and each other Person within the AFT Group shall at all times conduct its separate ongoing business in such a manner that the same shall at all times be readily identifiable from the separate business of the Servicer. Matters with respect to which responsibility is not being delegated to the Servicer shall include but are not limited to the matters set forth in Schedule 7.01.

            SECTION 7.02. Performance with Respect to Aircraft Assets. AFT has directed the Servicer to, and the Servicer will, perform the Services in a manner that is intended to be consistent with maximizing the cash flows derived from the leases relating to the Aircraft Assets over time, subject to the constraints imposed by the Indenture and this Agreement and by seeking to achieve a balanced and diversified portfolio (including with respect to lessees, geography and lease term lengths), in all cases taking into account the then-existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally.

AFT understands and acknowledges the inherent uncertainty in determining market conditions at any point in time as well as the inherent limitations in anticipating market conditions from time to time. It is expressly understood that this Section 7.02 does not impose any higher or different standard of care or liability than is set forth in Article III.

            SECTION 7.03. Lease Operating Budget; Aircraft Asset Expenses Budget. (a) AFT shall adopt with respect to each year during the term of this Agreement, in accordance with Sections 7.03(b), (c) and (d), (i) a single lease operating budget with respect to all Aircraft Assets (the "Lease Operating Budget") and (ii) a single budget with respect to the Aircraft Asset expenses related to all Aircraft Assets (the "Aircraft Asset Expenses Budget"); provided, however, that, with respect to the Year commencing January 1, 1999, AFT shall have adopted the Lease Operating Budget and the Aircraft Asset Expenses Budget for such Year that are attached to a certificate delivered by AFT to the Servicer on the Closing Date.

            (b) In respect of each Year during the term of this Agreement, it is understood that the Administrative Agent shall prepare on behalf of the AFT Group, and not later than the October 31 immediately preceding the commencement of such Year deliver to the Servicer (other than with respect to the fiscal year commencing January 1, 1999), a proposed Lease Operating Budget and a proposed Aircraft Asset Expenses Budget for such Year together with reasonably detailed information regarding the assumptions underlying such proposed budgets.

            (c) In connection with the preparation of such proposed Lease Operating Budget and Aircraft Asset Expenses Budget, the Servicer shall provide the Administrative Agent, not later than the September 30 immediately preceding the commencement of such Year (other than with respect to the fiscal year commencing January 1, 1999), information in a form to be agreed from time to time relating to (i) Aircraft Assets lease rates, (ii) Aircraft Assets downtime,
(iii) direct technical expenditures (including any costs to be capitalized) relating to the Aircraft Assets, (iv) indirect costs relating to insurance, legal, consulting and other similar expenses and (v) such other Aircraft Assets expense-related information as may be reasonably required to prepare such budgets, in each case including the assumptions relating thereto. The Servicer shall only be obligated to provide expense-related information to the Administrative Agent pursuant to this Section 7.03(c) to the extent that such information relates to the Services performed by the Servicer hereunder. AFT shall ensure that the Administrative Agent is instructed to prepare each such proposed Lease Operating Budget and proposed Aircraft Assets Expenses Budget on a timely basis.

            (d) After the delivery of such proposed Lease Operating Budget and Aircraft Asset Expenses Budget as described in Sections 7.03(b) and (c), the Servicer and the Administrative Agent shall review and discuss such proposed Lease Operating Budget and Aircraft Asset Expenses Budget and shall make such adjustments thereto as they shall deem appropriate, and the revised proposed Lease Operating Budget and proposed Aircraft Asset Expenses Budget in respect of any Year shall then be submitted no later than the December 1 preceding such Year to AFT for its consideration and approval (other than with respect to the fiscal year commencing January 1, 1999). The approved Lease Operating Budget and Aircraft Asset Expenses Budget for any Year, as each may be amended or modified from time to time, shall hereinafter be referred to as the "Approved Budget". Each Approved Budget shall be consistent with, and not in any manner reduce, limit or circumscribe, the delegation to the Servicer pursuant to this Agreement (including pursuant to Section 7.04) of a practical and workable level of autonomy, authority and responsibility with respect to the performance of the Services.

            (e) If AFT does not adopt any Approved Budget for any Year as contemplated by Section 7.03(d) or if, after an Approved Budget is adopted, AFT shall determine that any Changed Circumstances have occurred and are continuing, then AFT shall instruct the Servicer and the Administrative Agent, on behalf of the AFT Group, to review and, to the extent possible, revise the Lease Operating Budget and Aircraft Asset Expenses Budget in such a manner as to adequately address the concerns of AFT and/or such Changed Circumstances (it being understood that, subject to the last sentence of Section 7.03(d), AFT may instruct the Servicer to proceed with a Lease Operating Budget and an Aircraft Asset Expenses Budget approved by AFT if AFT determines that any proposed revisions do not adequately address the concerns of AFT and/or such Changed Circumstances).

            (f) Notwithstanding any other provision hereof, the Servicer shall have no liability for the failure of the Approved Budget for any Year to be achieved.

            SECTION 7.04. Transaction Approval Requirements. (a) The Servicer shall not do any of the following without the express prior written approval of
AFT:

            (i) Except as otherwise required in accordance with the terms of any Lease or the Asset Purchase Agreement, sell (or enter into any agreement to sell) or otherwise dispose of any Aircraft (excluding any sale or exchange of any Engine, parts or components thereof or aircraft or engine spare parts or ancillary equipment or devices furnished therewith) forming part of the Aircraft Assets.

            (ii) Enter into any new Lease (or any renewal or extension of an existing Lease, unless any such Lease being renewed or extended had previously been approved pursuant to this Section 7.04(a) or if any such Lease contains an extension option and such option is being exercised in accordance with the terms of such Lease) of Aircraft Assets if the Lease shall not comply with all the applicable provisions of Sections 5.02 and
      5.03 of the Indenture with respect to the leasing of such Aircraft Assets or if the Lease grants a purchase option in favor of the lessee.

            (iii) Terminate any Lease or Leases (without substitution of, or replacement by, another substantially similar Lease or Leases with respect to such Aircraft Assets) to any single Lessee with respect to any Aircraft Assets then having an aggregate depreciated net book value on the books of the applicable Person(s) within the AFT Group in excess of $75,000,000.

            (iv) Unless provided for in the then current Approved Budget (including the provisions of Section 7.03(e)), enter into any contract for the modification and/or maintenance of Aircraft Assets if the costs to be incurred thereunder by the applicable Person within the AFT Group (A) exceed the greater of (1) the estimated aggregate cost of a heavy maintenance "D" check for the airframe and a total refurbishment of the engines for Aircraft Assets of the type in question and (2) the amount of the available maintenance reserves or other collateral under the applicable Lease or (B) are outside the ordinary course of the AFT Group's business.

            (v) Issue any Guarantee on behalf of, or otherwise pledge the credit of (other than with respect to trade payables in the ordinary course of the AFT Group's business), any Person within the AFT Group.

            (vi) Except as specifically contemplated by Schedule 2.02(a), on behalf of any Person within the AFT Group, enter into, amend or grant a waiver with respect to, any transaction with GE Capital or any of its Affiliates (including GE and its Affiliates), including for the acquisition, sale or lease of any Aircraft Assets from or to, or the obtaining or provision of services by, any such Person.

            (vii) Incur on behalf of any Person within the AFT Group any liability (actual or contingent) or cause any such liability to be incurred, except for a liability (A) contemplated in the then current Approved Budget, (B) arising out of, in connection with or related to a transaction of a type which is otherwise subject to approval under this
      Section 7.04 and is in fact so approved or, due to the existence of an exception, limitation or other carve out contained therein or in any definition therein, is not subject to approval under the relevant provision of this Section 7.04, (C) incurred in the ordinary course of the AFT Group's business, including, but not limited to, liabilities related to such matters specified in Schedule 7.04, or (D) incurred pursuant to a Lease in entering into the Lease or performing any obligations of the lessor thereunder; provided, however, that the exception contained in clause (C) above is not intended to override any other restriction contained in this Agreement (other than this clause (vii)) relating to the incurrence of any liability referred to in such clause (C).

            (viii) Enter into on behalf of AFT or any Person within the AFT Group, any order or commitment to acquire, or acquire on behalf of the AFT Group, aircraft or, except as otherwise provided in Section 4(e) of
      Schedule 2.02(a), aircraft engines, except (A) in accordance with any Lease or (B) to acquire a replacement engine for an Aircraft so long as the same is provided for in the then current Approved Budget;

provided, however, that, before the Servicer shall effect (or cause to be effected) any optional improvement or modification of any Aircraft Asset or effect any optional conversion of any Aircraft Asset from a passenger aircraft to a freighter or mixed-use aircraft or purchase or otherwise acquire any Engines or Parts outside of the ordinary course of business (other than in the ordinary course of business in connection with a new lease of such Aircraft Asset), the Servicer shall request that AFT deliver to the Servicer a certificate certifying that such action will not violate Section 5.02(i) of the Indenture, such certificate to be delivered to the Servicer within seven Business Days after such request therefor, and the Servicer shall not undertake such action pending receipt of such certificate.

            (b) Any transaction entered into by the Servicer on behalf of any Person within the AFT Group (other than with other Persons within the AFT Group) shall be on an arm's-length basis and on fair market value terms, unless otherwise agreed by AFT on behalf of any such Person within the AFT Group.

            (c) The transaction approval requirements (the "Transaction Approval Requirements") set forth in this Section 7.04 may only be amended by mutual agreement of the parties, and shall not in any event be amended to reduce, or circumscribe the delegation to the Servicer of, the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services. Any rejection by AFT of any proposed transaction submitted to it by the Servicer pursuant to the Transaction Approval Requirements shall only be applicable to such portions of any such proposed transaction as are specifically required to be approved as set forth in Section 7.04(a).

            (d) AFT shall provide the Servicer with a response confirming its approval or rejection of any proposed transaction submitted to it by the Servicer as promptly as practicable following its receipt of a proposal from the Servicer and in any event not more than three Business Days after receipt of such a proposal. In the event that the Controlling Trustees of AFT, a duly authorized committee thereof or the Administrative Agent fails to approve of any transaction with respect to which an approval is required pursuant to the Transaction Approval Requirements and in respect of which the Servicer has submitted a reasonably detailed written proposal, AFT shall provide a reasonably detailed written explanation for any such rejection to the Servicer simultaneously with notifying the Servicer of such rejection. The Servicer is not required to take any action with respect to any transaction for which approval was sought pending receipt of such explanation.

            SECTION 7.05. Approved Budgets and Transaction Approval Requirements. Except as set forth in Section 7.04(a), no transaction entered into by the Servicer on behalf of any Person within the AFT Group in connection with the performance by the Servicer of the Services shall require the approval of any Person within the AFT Group or its Controlling Trustees or board of directors, as applicable, or any committees thereof; provided, however, that nothing set forth in this Article VII shall prohibit the Servicer from seeking any approval or direction from AFT with respect to any matter related to the Services or the Aircraft Assets to the extent that the Servicer believes to be appropriate and pending the Servicer's receipt of any such approval or direction, the Servicer may refrain from taking any action with respect to the matter for which the Servicer has sought approval or direction.

                                  ARTICLE VIII

                                  EFFECTIVENESS

            SECTION 8.01. Effectiveness. The effectiveness of this Agreement and all obligations of the parties hereunder shall be conditioned upon satisfaction (or waiver by the appropriate party) of the conditions set forth in Schedule 8.01.

                                   ARTICLE IX

                        SERVICING FEES; EXPENSES; TAXES;
                           PRIORITY OF SERVICING FEES

            SECTION 9.01. Servicing Fees; UniCapital Serviced Aircraft. (a) In consideration of the Servicer's performance of the Services, AFT agrees to pay to the Servicer servicing fees consisting of (i) the monthly base fee set forth in Section 9.02 ("Monthly Base Fee"), (ii) the rent fees set forth in Section
9.03 ("Rent Fees"), (iii) the sales fee set forth in Section 9.04 ("Sales Fee") and (iv) the additional servicing fees set forth in Section 9.05 ("Additional Servicing Fees").

            (b) For purposes of Sections 9.03, 9.04 and 9.05, the term "Aircraft Assets" shall be deemed to include all UniCapital Serviced Aircraft and the UniCapital Serviced Aircraft shall be included in the calculation of the Servicing Fees set forth in such Sections on the terms and to the extent provided for in the following two sentences. With respect to any UniCapital Serviced Aircraft which is also an Initial UniCapital Aircraft, 50% of the gross proceeds received by any Person within the AFT Group in respect of a Disposition of such UniCapital Serviced Aircraft shall be included as Gross Proceeds for purposes of calculating the Sales Fee, the Additional Sales Fee and the Additional Disposition Fee. In respect of any UniCapital Serviced Aircraft with respect to which the Servicer arranged or negotiated the related Lease or the extension or renewal of such Lease (it being understood that in the event that the Lease to TransMeridian Airlines contemplated by the Letter of Intent referred to in clause (y) of the proviso to this sentence is implemented, the Servicer shall not be deemed to have arranged or negotiated such Lease), (i) 50% (in the case of any Initial UniCapital Aircraft) and 75% (in the case of any Additional UniCapital Aircraft) of the Rents due or actually paid, as applicable, in respect of such UniCapital Serviced Aircraft shall be included in the calculation of the Rent Payable Fee, the Rent Collected Fee and the Additional Rent Collected Fee, and (ii) 50% (in the case of any Initial UniCapital Aircraft, without duplication of amounts included pursuant to the prior sentence) and 75% (in the case of any Additional UniCapital Aircraft) of the gross proceeds received by any Person within the AFT Group in respect of a Disposition of such UniCapital Serviced Aircraft shall be included as Gross Proceeds for purposes of calculating the Sales Fee, the Additional Sales Fee and the Additional Disposition Fee; provided, however, that if the Lease is with a Lessee that was both (x) the Lessee of such UniCapital Aircraft immediately prior to the effectiveness of such Lease or the extension or renewal of such Lease and (y) the initial Lessee of such UniCapital Aircraft at the time that such UniCapital Aircraft had first become an Aircraft Asset under this Agreement (for purposes of this clause (y) if the Airbus A320-200 Aircraft (with manufacturer's serial number 373) shall be both an Initial UniCapital Aircraft and leased to TransMeridian Airlines as contemplated by the Letter of Intent dated October 28, 1998, TransMeridian Airlines shall be deemed to be the relevant initial Lessee), then (A) 0% (in the case of any Initial UniCapital Aircraft) and 50% (in the case of any Additional UniCapital Aircraft) of the Rents due or actually paid, as applicable, in respect of such UniCapital Serviced Aircraft shall be included in the calculation of the Rent Payable Fee, the Rent Collected Fee and the Additional Rent Collected Fee, and (B) 50% (in the case of any Initial UniCapital Aircraft, without duplication of amounts included pursuant to the prior sentence) and 50% (in the case of any Additional UniCapital Aircraft) of the gross proceeds received by any Person within the AFT Group in respect of a Disposition of such UniCapital Serviced Aircraft shall be included as Gross Proceeds for purposes of calculating the Sales Fee, the Additional Sales Fee and the Additional Disposition Fee; provided further, however, that the gross proceeds received by any Person within the AFT Group in respect of a Disposition of a UniCapital Serviced Aircraft which is also an Additional UniCapital Aircraft shall be included as Gross Proceeds as provided for in this sentence only if the Disposition occurs while such UniCapital Serviced Aircraft is subject to the Lease or the Lease extension or renewal which was arranged or negotiated by the Servicer.

            (c) AFT agrees to provide the Servicer (with a copy to the Administrative Agent) with any information in a timely manner that the Servicer may reasonably request to enable the Servicer to determine the timing and amount of any payment that the Servicer is entitled to receive pursuant to this Agreement.

            SECTION 9.02. Monthly Base Fee. A Monthly Base Fee equal to $150,000 shall be payable by AFT to the Servicer in arrears on each Payment Date during the Term of this Agreement; provided, however, that in the event that any Aircraft (other than any Former Aircraft Asset) shall become an Aircraft Asset after the Closing Date other than pursuant to the Asset Purchase Agreement, then the Monthly Base Fee will be increased to reflect the addition of such Aircraft, and the amount of such increase will be negotiated in good faith by AFT and the Servicer.

            SECTION 9.03. Rent Fees. (a) Rent Fees shall consist of the Rent Payable Fee and the Rent Collected Fee. The Rent Fees shall be calculated by the Servicer, with the assistance of AFT to the extent such Rent Fees relate to any UniCapital Serviced Aircraft, and payable by AFT as follows:

            (i) A Rent Payable Fee shall be payable by AFT to the Servicer in arrears for each period commencing on the Closing Date (or, thereafter, the fourth Business Day prior to the most recent Calculation Date) and ending on the fourth Business Day prior to the next succeeding Calculation Date during the term of this Agreement (each such period, a "Fee Period"), such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

            The "Rent Payable Fee" in respect of any Fee Period shall equal one percent of the aggregate amount of the Rents due from each Lessee attributable to such Fee Period, or portion of such Fee Period in which the relevant Aircraft constitutes an Aircraft Asset or a UniCapital Serviced Aircraft; provided, however, that, in the event of an early termination of a Lease relating to any Aircraft Asset for any reason (other than by reason of the occurrence of an event of loss or exercise of a purchase option), the Rents which would have been payable pursuant to such Lease but for such early termination will be included in this calculation of the Rent Payable Fee until the earlier of (a) the date on which Rents shall become payable in respect of such Aircraft Asset pursuant to another Lease the Rents of which shall be included in this calculation of the Rent Payable Fee and (b) the day that numerically corresponds to the first date by which such Aircraft Asset and related Aircraft Documents shall have been physically repossessed by the Servicer (or, in the case of any UniCapital Serviced Aircraft, the servicer under the UniCapital Servicing Agreement) following such early termination in (or, if no such day exists, the last day of) the calendar month that is the third month after the month in which such date occurs; provided further, however, that Rents due in respect of any UniCapital Serviced Aircraft shall be included in this calculation of the Rent Payable Fee on the terms and to the extent provided for in Section 9.01(b).

            (ii) A Rent Collected Fee shall be payable by AFT to the Servicer in arrears for each Fee Period, such payment to be made no later than the Payment Date immediately following the end of each such Fee Period.

            The "Rent Collected Fee" in respect of any Fee Period shall equal one percent of the aggregate amount of the Rents actually paid by each Lessee and, if any Lessee fails to pay any Rent when due, amounts applied towards such payment during such Fee Period or portion of such Fee Period in which the relevant Aircraft constitutes an Aircraft Asset or a UniCapital Serviced Aircraft; provided, however, that if any collateral security, including any security deposit, is applied to the payment of Rent, then, for purposes of calculating the Rent Collected Fee, the amounts so applied shall not be included as Rent at the time of such application but shall be so included at such time as any Person within the AFT Group shall receive substitute collateral security or a payment (whether in the form of Rent or otherwise) which restores, in whole or in part, such collateral security; provided further, however, that Rents actually paid in respect of any UniCapital Serviced Aircraft shall be included in this calculation of the Rent Collected Fee on the terms and to the extent provided for in Section 9.01(b).

            (b) Not less than four Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to AFT specifying the amount of the Rent Payable Fee and the amount of the Rent Collected Fee payable in respect of such Fee Period.

            SECTION 9.04. Sales Fee. (a) A Sales Fee shall be payable with respect to each Fee Period by AFT to the Servicer, such payment to be made not later than the Payment Date immediately following the end of each such Fee Period.

            (b) The "Sales Fee" in respect of any Fee Period shall equal one percent multiplied by the Aggregate Gross Proceeds in respect of Dispositions of Aircraft Assets during such Fee Period. "Aggregate Gross Proceeds" for any Fee Period means the sum of the Gross Proceeds for each Disposition of an Aircraft Asset that is an Aircraft Asset during such Fee Period. "Disposition" means, with respect to any Aircraft Asset, the sale (including pursuant to the exercise of a purchase option), total loss or other event or circumstances under which such Aircraft Asset ceases to be an Aircraft Asset or, in the case of any Aircraft Asset which is a UniCapital Serviced Aircraft, ceases to be a UniCapital Serviced Aircraft. "Gross Proceeds" shall be an amount equal to the gross proceeds (including the fair market value of any non-cash consideration) received by any Person within the AFT Group in respect of any Disposition of an Aircraft Asset; provided however, that the gross proceeds in respect of a Disposition of a UniCapital Serviced Aircraft shall be included as Gross Proceeds on the terms and to the extent provided for in Section 9.01(b).

            (c) Not less than four Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to AFT specifying the amount of the Sales Fee payable in respect of such Fee Period.

            SECTION 9.05. Additional Servicing Fees. (a) Additional Servicing Fees shall consist of Additional Sales Fees, Additional Disposition Fees and Additional Rent Collected Fees. The Additional Servicing Fees shall be calculated by the Servicer, with the assistance of AFT to the extent such Additional Servicing Fees relate to any UniCapital Serviced Aircraft, and payable by AFT as follows:

            (i) An Additional Sales Fee shall be payable by AFT to the Servicer with respect to each Fee Period, such payment to be made on the Payment Date that amounts are distributed to the Servicer pursuant to Section 3.08(a)(xxxiv) of the Indenture; provided, however, that such payment shall be made not later than the Payment Date immediately following the date on which all amounts outstanding to be paid under the Notes issued on the Closing Date shall have been paid in full. The "Additional Sales Fee" in respect of any Fee Period shall equal one percent multiplied by the Aggregate Gross Proceeds in respect of Dispositions of Aircraft Assets during such Fee Period.

            (ii) An Additional Disposition Fee shall be payable by AFT to the Servicer in respect of any Disposition of an Aircraft Asset, such payment to be made on the Payment Date that amounts are distributed to the Servicer pursuant to Section 3.08(a)(xxxiv) of the Indenture.

            The "Additional Disposition Fee" in respect of any Disposition of an Aircraft Asset shall equal five percent multiplied by the Adjusted Gross Proceeds in respect of such Disposition. "Adjusted Gross Proceeds" means, in respect of the Disposition of an Aircraft Asset, an amount equal to (i) the Gross Proceeds received by any Person within the AFT Group in respect of such Aircraft minus (ii) the sum of the Sales Fee and the Additional Sales Fee payable in respect of such Disposition and the Outstanding Principal Balance of Notes allocable to such Aircraft. On any date, the Outstanding Principal Balance of Notes allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of Notes, in each case on the most recent Payment Date.

            (iii) An Additional Rent Collected Fee shall be payable by AFT to the Servicer for each Fee Period commencing on or after the fourth Business Day prior to the Calculation Date immediately preceding the Payment Date on which all amounts outstanding to be paid under the Notes shall have been paid in full (each such Fee Period, an "Additional Fee Period"), such payment to be made no later than the Payment Date immediately following the end of each such Additional Fee Period.

            The "Additional Rent Collected Fee" in respect of any Additional Fee Period shall equal three percent of the aggregate amount of the Rents actually paid by each Lessee and, if any

Lessees fails to pay any Rents when due, amounts applied towards such payment during such Additional Fee Period or portion of such Additional Fee Period in which the relevant Aircraft constitutes an Aircraft Asset or a UniCapital Serviced Aircraft; provided, however, that Rents actually paid in respect of any UniCapital Serviced Aircraft shall be included in this calculation of the Additional Rent Collected Fee on the terms and to the extent provided for in
Section 9.01(b).

            (b) Not less than four Business Days prior to each Payment Date immediately following the end of each Fee Period, the Servicer shall deliver a written notice to AFT specifying the amount of any Additional Disposition Fees and the Additional Rent Collected Fee, payable in respect of such Fee Period.

            SECTION 9.06. Expenses. (a) The Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer's overhead expenses set forth in Schedule 9.06(a) ("Overhead Expenses").

            (b) (i) AFT shall be responsible for all costs and expenses relating to or associated with the Aircraft Assets other than Overhead Expenses, including those costs and expenses set forth in Schedule 9.06(b) ("Aircraft Asset Expenses"). Nothing contained in this Section 9.06 shall be deemed to impose on the Servicer any obligation to advance any of its own funds for any Aircraft Asset Expenses.

            (ii) If, in connection with the performance of Services, the Servicer, on behalf of any Person within the AFT Group, proposes to provide goods and services, or arrange for the provision of goods or services, from any vendor, supplier, service provider or other Person (A) for a purchase price in excess of U.S. $1,000,000 (or the equivalent thereof in the currency in which such obligation is payable) or (B) at any time when a default in respect of the payment of any amount due under this Agreement shall have occurred and be continuing, the Servicer may require AFT to pay for such goods or services in advance or otherwise make the funds for payment of such goods or services available to the satisfaction of the Servicer. If such advance payment is not made or such funds are not otherwise made available, notwithstanding any other provision in this Agreement, the Servicer shall be relieved of its obligation to provide or arrange for the provision of such goods or services in respect of the Aircraft Assets for which such goods or services were to be provided but shall otherwise continue to manage such Aircraft Assets as provided in this Agreement and shall continue to be entitled to receive Asset Based Servicing Fees in respect of such Aircraft Assets. In such case, AFT may provide or arrange for the provision of such goods or services in respect of such Aircraft Assets.

            SECTION 9.07. Taxes. (a) AFT agrees to pay on an After-Tax Basis and to indemnify and hold harmless the Indemnified Parties on an After-Tax Basis from and against (i) all liability for Taxes of or imposed on the Taxpayers that are imposed on, or asserted to be payable by, any Indemnified Party as a result of the structuring and implementation of any aspect of the various transactions contemplated by the Final Prospectus or otherwise (other than any such Taxes described in Section 9.07(f)), regardless of whether such Taxes are attributable to a taxable period ending before, on or after the Closing Date, other than any such Taxes imposed on or payable by a Taxpayer in its capacity as a withholding agent in respect of amounts payable pursuant to this Agreement to an Indemnified Party and (ii) any liability for out-of-pocket fees, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any Tax indemnified hereunder. If any Taxes for which AFT is to indemnify any Indemnified Party pursuant to the immediately preceding sentence are payable after the Closing Date, AFT shall pay or cause to be paid to such Indemnified Party an amount calculated on an After-Tax Basis equal to the amount of such Taxes no later than the later of (x) five Business Days after such Indemnified Party gives notice to AFT that such amount is due and specifying the date such Taxes are due and payable (the "Due Date") and (y) one Business Day before the Due Date. Amounts described in clause (ii) shall be reimbursed on an After-Tax Basis not less frequently than quarterly. Any payment required to be made hereunder and not made at the time specified in the preceding two sentences shall bear interest at the Stipulated Interest Rate or such higher rate actually payable by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such payment was required to be made hereunder to the date such payment is actually received by the Indemnified Party.

            (b) All amounts payable by or on behalf of AFT pursuant to this Agreement shall be payable exclusive of any applicable value added tax, which value added tax, if payable, shall also be payable by AFT, upon production of a valid value added tax invoice by the Servicer. All amounts payable to AFT by an Indemnified Party pursuant to this Agreement shall be inclusive of value added tax save to the extent such Indemnified Party is entitled to recover (by way of repayment, credit or set off) the whole or any part of such value added tax. Where it is so entitled, at the request of AFT, value added tax shall be payable in addition thereto on production of a valid value added tax invoice but payment of the value added tax element shall not fall due until the latest possible date before the date on which such Indemnified Party shall receive such repayment, credit or set off (and such Indemnified Party shall be obligated to use reasonable endeavors (taking into account its overall tax position) to obtain such repayment, credit or set off as soon as possible); provided, however, that, to the extent such payment of the value added tax element shall fall due prior to such date of receipt pursuant to Applicable Law, AFT shall make such Indemnified Party whole on an After-Tax Basis for any resulting loss of the time value of funds. The Servicer shall act on AFT's behalf in processing any refund of value added tax and the Servicer and AFT shall cooperate in good faith to file an application for relief from value added taxes on VAT form 60A as soon as practicable after the date of this Agreement.

            (c) Except as provided in Section 9.07(f), AFT shall, on an After-Tax Basis, pay and indemnify and hold the Indemnified Parties harmless from all Taxes imposed, levied or assessed against or upon the Person in the AFT Group or any Indemnified Parties by any Governmental Authority upon or with respect to any of the Operative Agreements or any payment pursuant thereto or resulting from the matters or activities described therein, other than (except to the extent required to make any payment on an After-Tax Basis) (i) payroll, social security and employment Taxes of such Indemnified Party and any Taxes that are based on or measured by the net income, net receipts, net profits, net worth, franchise or conduct of business of such Indemnified Party, (ii) any Taxes payable by such Indemnified Party pursuant to the controlled foreign corporation provisions or the passive foreign investment company provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, (iii) any Taxes payable by an Indemnified Party (other than stamp, documentary or other similar taxes), which Taxes are imposed by Ireland or the United States of America or any political subdivision of either, or any other jurisdiction, to the extent such Taxes would not have been imposed but for any connection of the Indemnified Party or any Affiliate thereof with the jurisdiction imposing such Taxes (other than any such connection that results from activities of such Indemnified Party or any Affiliate which activities are located in such jurisdiction by reason of the location of (x) a specific lessee or sublessee of any Person within the AFT Group (or, with respect to any Original Aircraft, the owner), (y) an Aircraft or any part thereof or (z) any other Person (other than any Indemnified Party) with whom any Person within the AFT Group (or, with respect to any Original Aircraft, the owner) may be engaging, or contemplating engaging, in a commercial relationship), (iv) Taxes attributable to events or conditions arising after the termination or expiration of this Agreement and (v) Taxes imposed as a result of the gross negligence or wilful misconduct of any Indemnified Party. All Taxes with respect to which AFT has an indemnification responsibility under this Section 9.07 shall be paid not later than the date such Taxes shall be due unless and to the extent, in the case of Taxes that do not burden any of the assets or property of any Indemnified Party and are assessed solely upon a Person or Persons within the AFT Group, such Person or Persons within the AFT Group shall be contesting such Taxes in good faith by appropriate proceedings, in which case such Taxes, or so much thereof as are being contested and are unpaid, shall be paid promptly upon a final determination that such Taxes, are due and payable. In the event any Taxes with respect to which AFT has an indemnification responsibility under this Section
9.07 are levied on any Indemnified Party, or any Indemnified Party is required by law or otherwise to pay any such Taxes in the first instance or as a result of a Person or Persons within the AFT Group's failure to comply with, or nonperformance in relation to, any Applicable Law or regulations governing the payment thereof by such Person or Persons within the AFT Group, AFT shall pay to such Indemnified Party the full amount thereof on an After-Tax Basis within five Business Days after receipt from such Indemnified Party of any written request for such payment but not later than the due date for such Taxes. Any payment required to be made hereunder and not made at the time specified under this
Section 9.07 shall bear interest at the Stipulated Interest Rate or such higher rate actually paid by such Indemnified Party on the delayed payment of the Taxes being indemnified, calculated from the date such payment was required to be made hereunder to the date such payment is actually received by such Indemnified Party.

            (d) If any claim or demand is asserted in writing with respect to a Tax indemnified hereunder, such Indemnified Party shall in good faith notify AFT of such claim or demand within 10 days of receipt thereof; provided, however, that failure to give such notification shall not affect such Indemnified Party's entitlement to indemnification hereunder unless such failure shall materially and adversely prejudice the ability of AFT to defend itself or any Indemnified Party against any such action, claim, demand, proceeding or suit. If AFT shall so request within 30 days after receipt of such notice, such Indemnified Party shall in good faith at AFT's expense contest the imposition of such Tax; provided, however, that such Indemnified Party may in its sole discretion select any applicable forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or (iii) paying such Tax and seeking a refund thereof; provided further, however, that at such Indemnified Party's option such contest shall be conducted by AFT in the name of such Indemnified Party (subject to the preceding proviso) (it being understood that AFT shall not be permitted to contest the imposition of such Tax in the name of such Indemnified Party without the prior written consent of such Indemnified Party). In no event shall such Indemnified Party be required or AFT be permitted by such Indemnified Party to contest the imposition of any Tax for which AFT is obligated to indemnify pursuant to this Section 9.07 unless (i) such Indemnified Party shall have received from AFT (A) an indemnity reasonably satisfactory to such Indemnified Party for any liability, expense or loss arising out of or relating to such contest and (B) an opinion of tax counsel to AFT, furnished at the expense of AFT, to the effect that a reasonable basis exists for contesting such claim; (ii) AFT shall have agreed to pay such Indemnified Party on demand all reasonable costs and expenses that such Indemnified Party may incur in connection with contesting such claim (including all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (iii) AFT shall be in compliance with all of their obligations under this Agreement; (iv) such Indemnified Party shall have determined that the action to be taken will not result in a material risk of sale, forfeiture or loss of, or the creation of any Lien (except if AFT shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Party in a manner reasonably satisfactory to such Indemnified Party) on any property or rights of such Indemnified Party, or any portion thereof or any interest therein; and (v) if such contest shall be conducted in a manner requiring the payment of the claim, shall have paid the amount required. Notwithstanding anything contained in this Section 9.07, an Indemnified Party shall not be required nor shall AFT be permitted by such Indemnified Party to contest or continue to contest in the name of an Indemnified Party the imposition of any Tax for which AFT is obligated to indemnify pursuant to this Section 9.07 if such an Indemnified Party shall waive in writing its rights to indemnification under this Section
9.07 with respect to such Tax.

            (e) If any Indemnified Party shall obtain a refund of all or any part of any Tax paid by AFT, such Indemnified Party shall, provided no Event of Default, or default by AFT in the payment of any amount due hereunder, has occurred and is continuing, pay AFT an amount equal to the amount of such refund, including interest received or credited and attributable thereto, plus any net Tax benefit (or minus any net Tax detriment) realized by such Indemnified Party as a result of a payment made pursuant to this sentence or as a result of the receipt or accrual of such refund, including interest received or credited and attributable thereto. If any Indemnified Party shall have paid AFT any refund of all or part of any Tax paid by AFT and it is subsequently determined that such Indemnified Party was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which AFT is obligated to indemnify such Indemnified Party pursuant to the provisions of
Section 9.07 hereof.

            (f) Notwithstanding the other provisions of this Section 9.07, AFT will have no liability under this Section 9.07 and the Servicer will indemnify and hold harmless AFT and the other members of the AFT Group in respect of any Taxes (including any associated interest, penalties and additions to tax) imposed by the United States of America as a result of AFT being obligated to make, or failing to make, a payment of such Taxes pursuant to section 1446 of the Code, or any successor provision thereto, by reason of the Servicer being treated as a partner of or in a member of the AFT Group as a result of any Indemnified Party holding any direct or indirect interest in a D Note (as defined in the Indenture) or as a result of the Additional Servicing Fees payable to the Servicer.

            SECTION 9.08. Priority of Payments to Servicer. Any and all amounts due and owing to the Servicer or any of its Affiliates (including any amounts due and owing to the Servicer or any of its Affiliates with respect to indemnification) pursuant to this Agreement (other than the Additional Servicing
Fees) shall be entitled to the priority established therefor in the Indenture, which priority AFT agrees not to amend without the consent of the Servicer.

                                    ARTICLE X

                     TERM; RIGHT TO TERMINATE; RESIGNATION;
                    CONSEQUENCES OF EXPIRATION, TERMINATION,
              RESIGNATION OR REMOVAL; CERTAIN TAX MATTERS; SURVIVAL

            SECTION 10.01. Term. This Agreement shall have a non-cancelable term commencing on the Closing Date and expiring on the later of (a) the first date on which all amounts outstanding to be paid under the Notes (and any similar obligations of AFT issued pursuant to any other indenture or similar agreement (i.e., there shall be no Notes or similar obligations outstanding)) shall have been paid in full and no Beneficial Interest Certificates (or any similar equity interests in AFT) remain outstanding and (b) the date on which there shall cease to be any Aircraft Assets; provided, however, that AFT shall be entitled to terminate this Agreement following the payment in full of all amounts outstanding to be paid under the Notes and any similar obligations of AFT issued pursuant to any other indenture or similar agreement (i.e., there shall be no Notes or similar obligations outstanding). During the term, this Agreement shall not be terminable by either party except as expressly provided in this Article X.

            SECTION 10.02. Right to Terminate. (a)(i) At any time during the term of this Agreement, the Servicer shall in accordance with Section 10.02(c) be entitled to terminate this Agreement if:

            (A) AFT shall fail to pay in full when due (1) any Servicing Fees within five days after the effectiveness of written notice from the Servicer of such failure or (2) any other amount payable by AFT hereunder or any other Operative Agreement within ten days after the effectiveness of written notice from the Servicer of such failure; or

            (B) any Person within the AFT Group shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement or any other Operative Agreement (other than with respect to payment obligations of AFT referred to in clause (a)(i)(A) of this
      Section 10.02); or

            (C) any material representation or warranty by any Person within the AFT Group made in this Agreement or any other Operative Agreement or in any report, certificate, financial statement or other agreement, instrument or document at any time furnished by or on behalf of any Person within the AFT Group in connection therewith shall prove to have been false or misleading in any material respect when made or furnished and such representation or warranty shall remain false and misleading in any material respect and such misrepresentation or breach of warranty is reasonably likely to have a Material Adverse Effect on the Servicer or a material adverse effect on the rights and obligations of the Servicer under this Agreement (including the Servicer's compensation hereunder); or

            (D) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of AFT or any Significant Subsidiary of AFT or of a substantial part of the property or assets of any of such Persons, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 75 days or an order or decree approving or ordering any of the foregoing shall be entered or any such Persons within the AFT Group shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 75 days; or

            (E) AFT or any Significant Subsidiary of AFT shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest the filing of, any petition described in clause (D) above,
      (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of its creditors; or

            (F) there shall cease to be any Aircraft Assets; or

            (G) the Indenture shall cease to be in full force and effect; or

            (H) any Guarantee issued in favor of the Servicer shall cease to be a legal, valid and binding agreement of the relevant Person within the AFT Group, enforceable in accordance with its terms.

            (ii) Upon the occurrence of an event set forth in clause (i) of this
Section 10.02(a), in addition to the right of the Servicer to terminate this Agreement in whole pursuant to Section 10.02(a)(i), the Servicer shall be entitled to terminate its obligations to provide the Services with respect to one or more specific Aircraft Assets (but less than all the Aircraft Assets) (any termination with respect to less than all the Aircraft Assets being a "Partial Termination"). If, upon any such Partial Termination, the Servicer shall elect to continue to provide Services with respect to any Aircraft Asset, the Servicer shall specify the Aircraft Assets in respect of which it intends to continue to provide Services in the Termination Notice with respect to the Partial Termination. All references to the expiration or termination of this Agreement shall mean the expiration or termination of this Agreement in whole and not to a Partial Termination unless expressly otherwise stated.

            (b) At any time during the term of this Agreement, AFT shall be entitled to terminate this Agreement if:

            (i) neither GE nor GE Capital shall own directly or indirectly at least 75% of the voting equity of, and economic interest in, the Servicer or any Servicer Delegate; or

            (ii) the Servicer shall fail in any material respect to perform any material Services in accordance with the Standard of Care or the Conflicts Standard and such failure shall have a Material Adverse Effect on the AFT Group taken as a whole; or

            (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of GE, GE Capital or the Servicer or any Servicer Delegate, or of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 75 days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 75 days; or

            (iv) GE, GE Capital or the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. Federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest the filing of, any petition described in clause (iii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (D) make a general assignment for the benefit of its creditors; or

            (v) there shall have occurred and be continuing an Event of Default under Section 4.01(a) of the Indenture in respect of the payment of interest on any Class A Note (as defined in the Indenture) due to an insufficiency of funds in the Collection Account on the relevant date, which Event of Default (x) shall have occurred on a date on which no amount is available for drawing under any Credit Facility (as defined in the Indenture) in respect thereof and (y) shall have continued unremedied for 60 days; or

            (vi) an Event of Default (other than one referred to in clause (v) of this Section 10.02(b)) under the Indenture shall have occurred and, other than in respect of an Event of Default under Sections 4.01(e) or 4.01(f) of the Indenture, a Default Notice (pursuant to which the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall become due and payable) shall have been issued in accordance with the terms of the Indenture, and at the time of such Event of Default at least 10 Aircraft Assets shall not be subject to Leases and each such Aircraft Asset shall have been off-lease and reasonably available for re-lease (including in the possession of the Servicer, together with the related Aircraft Documents) during the three-month period ending on the date of such Event of Default.

            (c)(i) Either party to this Agreement (the "Terminating Party") may, at any time during the term of this

Agreement, by written notice (the "Termination Notice") to the other (the "Nonterminating Party"), set forth its determination to terminate this Agreement pursuant to clause (a) of this Section 10.02 (in the case of the Servicer) or
Section 10.01 or clause (b) of this Section 10.02 (in the case of AFT) or to provide for a Partial Termination of this Agreement pursuant to clause (a)(ii) of this Section 10.02 (in the case of the Servicer); provided, however, that this Agreement shall not terminate until and unless a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with
Section 10.04(c); provided further that failure by the Terminating Party to provide such Termination Notice shall not affect such party's rights under
Section 10.02(a) or Section 10.01 or Section 10.02(b), as the case may be. Any Termination Notice shall set forth in reasonable detail the basis for such termination.

            (ii) Unless the Termination Notice is provided by AFT pursuant to the proviso to Section 10.01, no later than the fifth day following the effectiveness of the Termination Notice (the "Effectiveness Date"), the Nonterminating Party shall advise the Terminating Party in writing whether the Nonterminating Party (A) intends to cure the basis for such termination and, if so, the action it intends to take to effectuate such cure or (B) does not intend to cure the basis for such termination; provided, however, that the failure of the Nonterminating Party to deliver such notice by such day shall be deemed to constitute notice that it does not intend to cure the basis for termination. In the event that the Termination Notice is provided by AFT pursuant to the proviso to Section 10.01 or the Nonterminating Party notifies (or is deemed to have notified) the Terminating Party that the Nonterminating Party does not intend to cure the basis for such termination, then this Agreement shall terminate or the Partial Termination shall take effect, as the case may be, immediately or on such later date as the Terminating Party shall have indicated in the Termination Notice to the Nonterminating Party. In the event that the Nonterminating Party notifies the Terminating Party by such fifth day that it intends to cure the basis for such termination, then the Nonterminating Party shall (A) have 15 days from the Effectiveness Date to effectuate such cure to the reasonable satisfaction of the Terminating Party or (B) if such cure cannot reasonably be expected to be effectuated within such 15-day period, (1) demonstrate to the reasonable satisfaction of the Terminating Party that substantial progress is being made toward the effectuation of such cure and (2) effectuate such cure to the reasonable satisfaction of the

Terminating Party no later than the thirtieth day following the Effectiveness Date. Upon the failure of the Nonterminating Party to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate or the Partial Termination shall take effect, as the case may be, on the latest of (A) the day immediately following the expiration of such 15- or 30-day period, (B) such later date as shall be indicated in the Termination Notice or (C) the date as of which a Replacement Servicer has been engaged to perform the Services with respect to the Aircraft Assets and has accepted such appointment in accordance with the provision of Section 10.04(c).

            SECTION 10.03. Resignation or Removal. (a) If the Servicer reasonably determines that (x) directions given by any Person to the Servicer in accordance with this Agreement are or would be if carried out or (y) Services required to be performed under this Agreement are or would be if carried out (i) unlawful under Applicable Law, (ii) in violation of any GE Policy, (iii) likely to lead to an investigation by any Governmental Authority, directly or indirectly, of or relating to the Servicer, any of its Affiliates or the Services, (iv) directions or Services that would expose the Servicer to any liabilities for which adequate bond or indemnity has not, in the Servicer's good faith opinion, been provided or (v) directions or Services that would place the Servicer in a conflict of interest with respect to which, in the Servicer's good faith opinion, the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Article III with respect to all Aircraft Assets or any affected Aircraft Assets, as the case may be, it may resign as the Servicer for all purposes under this Agreement in relation to all the Aircraft Assets or, at its election, any affected Aircraft Assets (but with respect to clause (v) above the Servicer may resign only with respect to the affected Aircraft) for the duration of this Agreement, such resignation to become effective upon the selection by AFT of a Replacement Servicer that has been engaged to perform the Services with respect to all the Aircraft Assets or any affected Aircraft Assets, as the case may be, and that has accepted such appointment in accordance with the provisions of Section 10.04(c) (it being understood that, notwithstanding any other provision herein to the contrary, the Servicer shall be under no obligation to follow such directions or perform such Services pending the selection of and acceptance by a Replacement Servicer).

            (b) If AFT shall have received a notice from the Servicer pursuant to Section 3.02(d) hereof to the effect that the Servicer cannot continue to perform its obligations hereunder within the requirements set forth in Section
3.02 with respect to all Aircraft Assets or any affected Aircraft Assets, AFT may remove the Servicer for all purposes under this Agreement in relation to the affected Aircraft Assets or, in the event that the Servicer has notified AFT that the Servicer cannot continue to perform its obligations with respect to all Aircraft Assets, all the Aircraft Assets for the duration of this Agreement, such removal to become effective upon the selection by AFT of a Replacement Servicer that has been engaged to perform the Services with respect to any affected Aircraft Assets or all the Aircraft Assets, as the case may be, and that has accepted such appointment in accordance with the provisions of Section 10.04(c) (it being understood that, notwithstanding any other provision herein to the contrary, the Servicer shall be under no obligation to perform Services with respect to the affected Aircraft Assets pending the selection of and acceptance by a Replacement Servicer).

            (c) If any Taxes that are based on or measured by all or a portion of the revenues, rental income or assets of any Person within the AFT Group (other than (i) any Taxes payable by any such Person pursuant to the controlled foreign corporation provisions or the passive foreign investment company provisions of the Code or (ii) Taxes imposed as a result of the gross negligence or wilful misconduct of any such Person) shall be imposed on or with respect to the Servicer or any Affiliate thereof, and if such Taxes are not indemnified by AFT then, provided that the Servicer shall have undertaken reasonable efforts (that do not involve any material cost to the Servicer or any Affiliate thereof) to otherwise avoid the imposition of such Taxes, the Servicer may resign as the Servicer for all purposes under this Agreement in relation to all the Aircraft Assets or, at its election, any Aircraft Assets the resignation with respect to which would reduce or eliminate such Taxes for the duration of this Agreement, such resignation to become effective upon the selection by AFT of a Replacement Servicer to perform the Services with respect to all the Aircraft Assets or such Aircraft Assets as the case may be, that has accepted such appointment in accordance with the provisions of Section 10.04(c); provided, however, that pending the effectiveness of such resignation, AFT shall be required to post a bond, irrevocable letter of credit or other form of security reasonably acceptable to the Servicer to be drawn upon by the Servicer in the event that any such additional Taxes continue to be imposed on or with respect to the Servicer or any Affiliate thereof during such pendency.

            SECTION 10.04. Consequences of Expiration, Termination, Resignation or Removal. (a) Notices. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for any or all of the Aircraft Assets, the Servicer will promptly forward to AFT any notices, reports and communications received by it from any relevant Lessee during the one year immediately after expiration, termination, resignation or removal.

            (ii) AFT will notify promptly each relevant Lessee and any relevant third party (with a copy to each Rating Agency) of the termination, resignation or removal of the Servicer under this Agreement in relation to any of the Aircraft Assets and will request that all such notices, reports and communications thereafter be made or given directly to the Replacement Servicer and AFT.

            (b) Accrued Rights. A termination, resignation or removal in relation to any or all the Aircraft Assets shall not affect the respective rights and liabilities of either party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

            (c) Replacement Servicer. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation by or removal of the Servicer with respect to the performance of the Services for any or all of the Aircraft Assets, the Servicer will cooperate with any Replacement Servicer, including providing such Replacement Servicer with all information and documents reasonably requested.

            (ii) Other than at the expiration of the term as set forth in
Section 10.01 or pursuant to a termination of the Agreement by the Servicer in accordance with Section 10.02(a)(i)(A), the Servicer may not resign or be removed from its obligations and duties as Servicer hereunder, nor may this Agreement be terminated with respect to the Servicer, in either case in whole or in part, unless a Replacement Servicer has been appointed and has accepted such appointment and AFT has received written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current Ratings of any class or subclass of Notes will


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

result from such appointment; provided, however, that, in the event that a Replacement Servicer shall not have been appointed within 90 days after any termination of this Agreement with respect to the Servicer or any resignation by or removal of the Servicer, the Servicer may petition any court of competent jurisdiction for the appointment of a Replacement Servicer.

            (iii) In the event of the resignation or removal of the Servicer with respect to the performance of the Services for any or all of the Aircraft Assets, AFT has informed the Servicer that UniCapital or one of its Affiliates may be appointed as the Replacement Servicer in respect thereof, and, to the extent that the consent or approval of the Servicer to any such appointment is required, the Servicer hereby consents in advance to such appointment.

            (d) Payment of Fees and Expenses. (i) Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation or removal of the Servicer with respect to the performance of the Services for any Aircraft Asset, so long as the Servicer is continuing to perform any of the Services, AFT shall continue to pay Servicing Fees and Reimbursable Expenses to the Servicer until a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 10.04(c).

            (ii) If a Replacement Servicer is appointed with respect to any Aircraft Asset in accordance with Section 10.04(c) and such Aircraft Asset is sold by any Person within the AFT Group to a customer to whom the Servicer had been actively engaged in marketing such Aircraft Asset and with whom the Servicer had been engaged in substantive discussions at any time during the three-month period prior to the appointment and acceptance of such Replacement Servicer, the Servicer shall be paid Sales Incentive Fees in respect of such Aircraft Asset as if the Servicer had arranged for the sale of such Aircraft Asset. Following any such appointment of a Replacement Servicer, the Servicer will, upon the request of AFT, provide AFT with a list of customers with respect to which the Servicer had been actively engaged in marketing such Aircraft Asset and with which the Servicer had been engaged in substantive discussions at any time during such three-month period. Such list shall be treated as confidential by AFT and shall not be disclosed to any Person other than members of the Controlling Trustees of AFT and the Administrative Agent or used for any purpose other than as a basis for determining any Sales

Incentive Fees payable to the Servicer pursuant to the first sentence of this
Section 10.04(d)(ii).

            (e) Transition. Upon the expiration or termination of this Agreement in accordance with this Article X, or upon the resignation or removal of the Servicer with respect to the performance of the Services for any Aircraft Asset, the Servicer shall promptly return the originals (and all copies) within its possession of all Aircraft Assets Related Documents to AFT and shall provide AFT with such access to other nonconfidential, nonproprietary documentation and information relating to the business of any Person within the AFT Group (and, upon the request by AFT and to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of the business of any Person within the AFT Group.

            SECTION 10.05. Survival. Notwithstanding any termination or the expiration of this Agreement, (a) the obligations of AFT under Sections 2.03(g), 2.03(i), 2.03(j), 2.04, 2.05(a), 2.05(c), 2.05(d), 2.05(f), 2.05(g), 2.05(h),
2.05(i), 3.03, 3.04, 6.06, 7.03(f), Article IX, 10.04, 10.05, Article XI, 13.01
and 13.03 of this Agreement and Section 2.2(b) of Schedule 2.02(a) to this Agreement and the Servicer's obligations under Section 10.04 and Article XI shall survive such termination or expiration, as the case may be, and (b) the representations and warranties contained in Article IV and in Section 2.02(g) shall survive and remain in full force and effect until the third anniversary of the date on which this Agreement shall have expired or terminated.


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

                                   ARTICLE XI

                                 INDEMNIFICATION

            SECTION 11.01. Indemnity. (a) Notwithstanding anything to the contrary set forth herein (other than Section 2.03(m)) or in any other Operative Agreement, AFT does hereby assume liability for, and does hereby agree to indemnify and hold harmless on an After-Tax Basis each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party, directly or indirectly, arising out of, in connection with or related to (i) the Servicer's performance under this Agreement or from errors in judgment or omissions by the Servicer under this Agreement; provided, however, that such indemnity shall not apply to the extent that such Losses are finally adjudicated to have been directly caused by (x) the willful misconduct or gross negligence of the Servicer in respect of its obligation to apply the Standard of Care or the Conflicts Standard in respect of its performance of the Services or (y) any representation or warranty by the Servicer set forth in Sections 4.10 or 4.11 having proven to be false on the date hereof, (ii) any Indemnified Parties' involvement (or alleged involvement) in connection with the structuring or implementation of any aspect of the transactions contemplated by the Final Prospectus and (iii) the offering or sale of the Notes or Beneficial Interest Certificates by AFT or any of its Affiliates, including any Losses to which any Indemnified Party may become subject, under the Securities Act of 1933, the Securities Exchange Act of 1934 or other Federal or state statutory law or regulation, at common law or otherwise, insofar as any such Loss arises out of, or is based upon (y) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in any amendment thereof or supplement thereto or in any preliminary offering memorandum or other preliminary prospectus related thereto or (z) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Final Prospectus, in light of the circumstances under which they were made, not misleading.

            (b) Each Indemnified Party agrees to give AFT prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the applicable Indemnified Party intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect such Indemnified Party's entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual irreparable prejudice to AFT or any other Person within the AFT Group.

            SECTION 11.02. Procedures for Defense of Claims. (a) If a Third Party Claim is made against any Indemnified Party, the applicable Indemnified Party shall promptly notify AFT in writing of such claim (which notice shall include all relevant information reasonably necessary for AFT to understand such claim which is in the possession or under the control of, or which can with reasonable commercial efforts be obtained by, such Indemnified Party at the time of such notice, subject to Applicable Laws and confidentiality obligations), and the Servicer or AFT (if so directed by the applicable Indemnified Party and if so accepted by AFT) will undertake the defense thereof. The failure to notify AFT promptly shall not relieve AFT of its obligations under this Article XI unless and only to the extent that such failure results in actual irreparable prejudice to AFT or any other Person within the AFT Group.

            (b) If so directed by the applicable Indemnified Party and if accepted by AFT, AFT shall within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the applicable Indemnified Party, such consent not to be unreasonably withheld or delayed) and at AFT's risk and expense, the good faith settlement or defense of such claim, and the applicable Indemnified Party shall cooperate fully with AFT in connection therewith; provided, however, that (i) at all times the applicable Indemnified Party shall be entitled to participate in such settlement or defense through counsel chosen by it, and the fees and expenses of such counsel shall be borne by the applicable Indemnified Party, and (ii) AFT shall not be entitled to settle such claims unless it shall have confirmed in writing its obligation to indemnify the applicable Indemnified Party for the liability asserted in such claim. AFT shall obtain the written consent of the applicable Indemnified Party prior to ceasing to defend, settling or otherwise disposing of such claim if as a result thereof such Indemnified Party would become subject to injunctive, declaratory or other equitable relief or the business of such Indemnified Party would be materially adversely affected in any manner.

            (c) So long as AFT is reasonably contesting any such claim in good faith, the applicable Indemnified Party shall fully cooperate with AFT in the defense of such claim as is


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

reasonably required by AFT. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and making directors, officers and employees available on a mutually convenient basis to provide additional information. Neither the Servicer nor any Indemnified Party shall settle or compromise any claim without the written consent of AFT unless the Servicer or the applicable Indemnified Party agrees in writing to forego any and all claims for indemnification from AFT with respect to such claims.

            (d) If AFT, within 5 days after notice of any such claim, does not agree to defend such Third Party Claim as directed by the applicable Indemnified Party, such Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim.

            SECTION 11.03. Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel (except as provided in clause (i) of the proviso to the first sentence of Section 11.02(b)) and expenses of investigation, incurred by any Indemnified Party in connection with any Third Party Claim, shall be reimbursed on a quarterly basis by AFT upon the submission of evidence reasonably satisfactory to AFT that such expenses have been incurred, without prejudice to AFT's right to contest the Indemnified Party's right to indemnification and subject to refund in the event that AFT is ultimately held not to be obligated to indemnify the Indemnified Party.

            SECTION 11.04. Waiver of Certain Claims; Special Indemnity. AFT does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with the provisions of this Article XI, each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the AFT Group and any claims ("Shadow Director/Related Company Claims") that may be made by or on behalf of any Person against any Indemnified Party which are based on any Indemnified Party being a shadow director of, or a related company to, any Person within the AFT Group under applicable Irish law or any similar concept under any other Applicable Law; (b) waive, and shall cause each other Person within the AFT Group to waive, any and all Shadow Director/Related Company Claims that may be made by or on behalf of any Person within the AFT Group against any Indemnified Party, (c) agree not to sue, and to cause each other

Person within the AFT Group not to sue, upon any such Shadow Director/Related Company Claims, and (d) agree that any amounts awarded to or received by any Person within the AFT Group arising out of or related to any such Shadow Director/Related Company Claims (whether such claims were made by or on behalf of any Person within the AFT Group or by a third party (including any liquidator)) shall be paid over to the applicable Indemnified Party.

            SECTION 11.05. Waiver of Certain Accounting Claims; Special Indemnity. AFT does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with this Article XI, each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the AFT Group or of any other Person arising out of, in connection with or related to, the compliance by AFT or any other Person within the AFT Group of their respective obligations, including any of their respective reporting obligations ("Compliance Obligations") to any holders of outstanding Notes or Beneficial Interest Certificates, any holders of any other securities issued by any Person within the AFT Group or any Governmental Authorities and for all instructions, discretion, judgments and assumptions related to such Compliance Obligations (collectively "Accounting Claims"); provided, however, that such indemnity shall not apply to the extent that such Losses are finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Servicer in respect of its obligation to apply the Standard of Care in respect of its performance of such Services, (b) waive, and shall cause each other Person within the AFT Group to waive, any and all Accounting Claims that may be made by or on behalf of AFT or any other Person within the AFT Group against any Indemnified Party and (c) agree not to sue, and to cause each other Person within the AFT Group not to sue, upon any such Accounting Claim.

            SECTION 11.06. Waiver of Year 2000 Claims; Special Indemnity. AFT does hereby (a) assume liability for and agree to indemnify and hold harmless on an After-Tax-Basis, in accordance with the provisions of this Article XI (excluding, for purposes of this Section 11.06, the proviso set forth in Section 11.01(a)(i)), each of the Indemnified Parties from any and all Losses that may be imposed on, incurred by or asserted against any Indemnified Party directly or indirectly arising out of, in connection with or related to any claims of shareholders or creditors of any Person within the AFT Group and any claims that may be made by or on behalf of any other Person against any Indemnified Party arising out of, in connection with or related to (i) any Year 2000 Compatibility matters in connection with this Agreement, (ii) a failure by any Person within the AFT Group to achieve full Year 2000 Compatibility, (iii) any Person within the AFT Group experiencing any Year 2000 Compatibility problems in its business or with respect to the Aircraft Assets, (iv) the Servicer experiencing any Year 2000 Compatibility problems in connection with the provision of the Services with respect to the Aircraft Assets or (v) any third party provider of goods or services related to the Aircraft Assets experiencing any Year 2000 Compatibility problems (claims as described in (i)-(v) are collectively referred to as "Year 2000 Claims"); (b) waive, and shall cause each other Person within the AFT Group to waive, any and all Year 2000 Claims that may be made by or on behalf of any Person within the AFT Group against any Indemnified Party, (c) agree not to sue, and to cause each other Person within the AFT Group not to sue, upon any such Year 2000 Claims, and (d) agree that any amounts awarded to or received by any Person within the AFT Group arising out of or related to any such Year 2000 Claims (whether such claims were made by or on behalf of any Person within the AFT Group or by a third party (including any liquidator)) shall be paid over to the applicable Indemnified Party.

            SECTION 11.07. Continuing Liability under Other Agreements. The Servicer understands, acknowledges and agrees that the intent of the parties hereunder is that any limitation on the liability of the Servicer under this Agreement, whether under this Article XI, Article III or otherwise, is not intended to and shall not be construed to limit the liability of any Person selling any Aircraft Assets under the Asset Purchase Agreement or the liability of GE Capital to the initial purchasers under the Purchase Agreement and that any such liability under either such agreement shall not give rise to any claim for indemnification in favor of the Servicer or any of its Affiliates under this Agreement.

                                   ARTICLE XII

                            ASSIGNMENT AND DELEGATION

            SECTION 12.01. Assignment and Delegation. (a) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of all other parties; provided, however, that (i) the Servicer may delegate any portion of but not all its obligations to GE or GE Capital or to any GE or GE Capital 75% or more owned Subsidiary (a "Servicer Delegate");(ii) the foregoing provisions on assignment and delegation shall not limit the ability of the Servicer to contract with any Person, including any of its Affiliates, for services in respect of Aircraft Assets; and (iii) AFT may assign its rights hereunder to the Security Trustee under the Security Trust Agreement and, without in any way releasing AFT from any of its duties or obligations hereunder, the Servicer consents to such assignment, it being understood that neither AFT's assignment nor the Servicer's consent to such assignment will affect the Servicer's rights and obligations hereunder, subject the Servicer to any liability to which it would not otherwise be subject to hereunder nor modify in any respect the contract rights of the Servicer hereunder. Any assignment or delegation pursuant to this Section 12.01(a) shall not require any approval pursuant to Section 7.04.

            (b) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of AFT or the Servicer (or any of their respective successors) in accordance with this Section 12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement; provided, however, that the Security Trustee shall not be required to become a party to this Agreement solely by reason of the execution and delivery of the Security Trust Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            SECTION 13.01. Documentary Conventions. The Documentary Conventions shall govern this Agreement.

            SECTION 13.02. Power of Attorney. AFT shall, and shall cause each other Person within the AFT Group to appoint the Servicer and its successors, and its permitted designees and assigns, as their true and lawful attorney-in-fact pursuant to the form of Power of Attorney attached as Schedule
13.02 to this Agreement (with such modifications as are necessary under the laws of the jurisdictions in which such Persons are organized). All services to be performed and actions to be taken by the Servicer pursuant to this Agreement shall be performed for and on behalf of AFT. The Servicer shall be entitled to seek and obtain from AFT (and/or any other Person within the AFT Group as appropriate) a power of attorney in respect of the execution of any specific action as the Servicer deems appropriate.

            SECTION 13.03. Reliance. The Servicer shall be entitled to rely on the provisions of this Agreement, including Schedule 2.02(a), any Approved Budget, any direction of, or certification by, AFT or its Controlling Trustees (or any duly appointed committee thereof) or the Administrative Agent, to the extent set forth in Section 2.02(c), and the Transaction Approval Requirements in carrying out its obligations hereunder, and AFT hereby waives any rights to challenge any action taken by the Servicer that is consistent with the provisions of this Agreement (including the Standard of Care and the Conflicts Standard), including Schedule 2.02(a), any Approved Budget, any such direction or certification or the Transaction Approval Requirements or which has been approved by the Controlling Trustees of AFT or a duly appointed committee thereof, or the Administrative Agent.

            SECTION 13.04. Year 2000 Readiness Disclosure. Statements made to you in the course of this sale are subject to the Year 2000 Information and Readiness Disclosure Act (15 U.S.C. `1). In the case of a dispute, this Act may reduce your legal rights regarding the use of any such statements, unless otherwise specified by your contract or tariff.

            "You" and "your", as used in this Section 13.04, means AFT and any other Person within the AFT Group and any agent of any thereof, including the Administrative Agent.

            SECTION 13.05. Certain Information. The parties hereto agree (a) not to provide to each other competitively sensitive information, other than information required to be provided by GECAS or AFT, as the case may be, under contractual arrangements existing on the date hereof (or successor arrangements thereto), (b) that any party receiving such information shall take such action as shall be necessary to maintain the confidentiality thereof and (c) to establish appropriate procedures and protocols to ensure compliance with the agreements in clauses (a) and (b). Similarly, AFT's board of Controlling Trustees shall agree (x) not to provide competitively sensitive information which it may receive from GECAS pursuant to this Agreement to any third party and (y) not to use any such competitively sensitive information for any purpose other than its duties and responsibilities as a Controlling Trustee of AFT. In addition, to the extent that any Controlling Trustee of AFT is involved in any other business activities that are competitive with GECAS, such Controlling Trustee must be screened from receipt of competitively sensitive information that may be requested by any other Controlling Trustee of AFT beyond that information which is normally provided to the board of Controlling Trustees pursuant to this Agreement. Any such Controlling Trustee must also undertake in writing not to provide competitively sensitive information which it may receive pursuant to this Agreement to any third party and not to use any such competitively sensitive information for any purpose other than its duties and responsibilities as a Controlling Trustee of AFT. AFT agrees that it will cause the terms of this Section 13.05 to be included in any other servicing agreement entered into by any Person within the AFT Group with any other entity pursuant to which such entity will provide services with respect to any aircraft on behalf of any Person within the AFT Group, including the UniCapital Servicing Agreement, and, in connection therewith, the relevant Controlling Trustees shall provide to the servicer under such other servicing agreement written undertakings substantially similar to those provided to the Servicer as contemplated by the immediately preceding sentence.

            SECTION 13.06. Original Aircraft. The parties acknowledge that this Agreement was originally drafted in connection with Aircraft Assets owned or leased-in by any Person within the AFT Group and not Original Aircraft. In the event that in the Servicer's reasonable judgment the application of the terms of any provision hereunder in respect of any Aircraft Asset would not be appropriate prior to the title to such Aircraft Asset being transferred to a Person within the AFT Group, then the Servicer shall take such action in respect of such Aircraft Asset as is commercially reasonable or appropriate in such context or circumstances. The Servicer shall make a good faith effort to consult with AFT prior to taking any action in reliance upon this Section 13.06, taking into account timing and other relevant considerations; provided, however, that any failure to so consult with AFT will not constitute a default under or violation of this Agreement.

            SECTION 13.07. UniCapital Aircraft. It is understood that the Aircraft Assets may include from time to time UniCapital Aircraft. In the event that AFT has received written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current Ratings of any class or subclass of Notes will result from UniCapital or one of its Affiliates acting as primary Servicer with respect to any UniCapital Aircraft pursuant to a servicing agreement between UniCapital or one of its Affiliates and AFT (the "UniCapital Servicing Agreement") and subject to compliance with the terms of the Indenture, AFT may enter into the UniCapital Servicing Agreement pursuant to which UniCapital or one of its Affiliates will perform services with respect to such UniCapital Aircraft which are substantially similar to the Services provided by the Servicer under this Agreement. It is understood that the UniCapital Servicing Agreement shall cover, at AFT's and UniCapital's option, either (A) all UniCapital Aircraft or (B) all Additional UniCapital Aircraft that, in the case of clause (B), were both (1) acquired by any Person within the AFT Group from UniCapital or any of its Affiliates following the effectiveness of the UniCapital Servicing Agreement and (2) not previously Aircraft Assets under this Agreement. In the event that AFT proposes to enter into the UniCapital Servicing Agreement, then, as far in advance as is reasonably necessary to allow for a smooth transition but in no event later than 30 Business Days prior to the effective date of the UniCapital Servicing Agreement, it will deliver to the Servicer a written notice setting forth (i) the date on which the UniCapital Servicing Agreement will become effective and (ii) whether all UniCapital Aircraft or only those Additional UniCapital Aircraft described in clause (B) of the preceding sentence will become subject to the UniCapital Servicing Agreement. Upon the effectiveness of the UniCapital Servicing Agreement and subject to compliance with any relevant provisions of the Indenture, those UniCapital Aircraft which become subject to such UniCapital Servicing Agreement shall cease to be Aircraft Assets under this Agreement, except (as provided for in Section 9.01(b)) for purposes of Sections 9.03, 9.04 and 9.05. AFT shall not, and shall not permit any other Person within the AFT Group to, (x) permit any Person (other than the Servicer, UniCapital and their respective Affiliates) to act as servicer (i.e., to perform any services which are substantially similar to the Services provided by the Servicer under this Agreement) of any Aircraft owned or leased-in by any Person within the AFT

Group, (y) enter into any servicing agreement with any Person (other than the Servicer, UniCapital and their respective Affiliates) or (z) permit UniCapital to assign or delegate any of its rights or obligations under the UniCapital Servicing Agreement (or similar servicing agreement) to a Competitor referred to in clause (ii) of the definition of "Competitor", except in the case of (x) and
(y) with respect to any Aircraft that shall have been an Aircraft Asset, but shall have ceased to be an Aircraft Asset pursuant to the terms of this Agreement (other than by reason of clause (z) of the proviso to the definition of "Aircraft Assets"), in which case, unless such cessation shall have resulted in the Servicer's no longer servicing any Aircraft Assets hereunder, if at the time of such cessation UniCapital or any of its Affiliates is able to obtain written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current Ratings of any class or subclass of Notes will result from such Person's acting as Replacement Servicer with respect to such Aircraft, then UniCapital or such Affiliate shall act as such Replacement Servicer with respect to such Aircraft.

            IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

                                 GE CAPITAL AVIATION SERVICES,
                                 LIMITED,

                                 by
                                       /s/ BRIAN HAYDEN
                                    -----------------------------------
                                    Name:  Brian Hayden
                                    Title:  Director


                                 AIRCRAFT FINANCE TRUST,

                                 by
                                    Wilmington Trust Company, as
                                    Owner Trustee

                                      /s/ EMMET HARMON
                                    -----------------------------------
                                    Name: Emmet R. Harmon
                                    Title: Vice President

                                                             SCHEDULE 2.02(a) TO
                                                         THE SERVICING AGREEMENT

                            Aircraft Assets Services

            The provision of the Services set forth in this Schedule 2.02(a) will be subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Section 7.04(a) of the Servicing Agreement and the provisions of this Schedule 2.02(a) shall be deemed to be so qualified.

            Unless otherwise defined herein, all capitalized terms used in this
Schedule 2.02(a) have the meanings assigned to such terms in Appendix A to the Servicing Agreement or, in the case of certain defined terms used in Annex 1 or 2 to the Servicing Agreement or Schedule 2.02(a)(i) to the Servicing Agreement, in copies of the Indenture delivered to the Servicer pursuant to Section 2.1. AFT shall provide to the Servicer any instructions the Servicer may require in the interpretation of Annexes 1 and 2 to the Servicing Agreement on which instructions the Servicer shall be entitled to rely in all respects.

            SECTION 1. Lease Services.

            SECTION 1.1. Collections and Disbursements. In connection with each Lease of an Aircraft Asset (other than any Original Aircraft in the case of clause (a) below) under which any Person within the AFT Group is the lessor, the Servicer will:

            (a) invoice the Lessee or otherwise arrange, as the Servicer deems reasonably appropriate, on behalf of such Person within the AFT Group, for all payments due from the Lessee, including Rents, Deposits, Maintenance Reserves, late payment charges and any payments in respect of Taxes and other payments (including technical, engineering, insurance and other recharges) due under the relevant Lease, use reasonable commercial efforts to direct the Lessee, subject to the terms of the Lease, to make such payments to such account designated as the "Rental Account" in Schedule 4.03 to the Servicing Agreement (the relevant details of such Rental Account being set forth in such Schedule) or to such other accounts as specified in writing


                                   2.02(a)-1
by the Administrative Agent and use reasonable commercial efforts to enforce the payment thereof in the event of a nonpayment by the relevant due date;

            (b) review from time to time, as deemed necessary by the Servicer, the level of Rents, Deposits, Maintenance Reserves and other amounts that may be adjusted under the Lease and shall propose to the relevant Lessee and/or make such adjustments to the Rents, Deposits, Maintenance Reserves and other amounts as are required or that the Servicer otherwise deems reasonably appropriate considering, among other things, the terms of the relevant Lease and practices that the Servicer believes are prevalent in the operating lease market;

            (c) subject to the timely receipt by the Servicer of the information related to the receipt of all payments made pursuant to any Lease into any Bank Account, maintain appropriate records regarding payments under the Leases;

            (d) subject to the terms of any applicable Aircraft Assets Related Document, take such commercially reasonable actions as are necessary to apply any payments of any type received from any Lessee on a basis consistent with the directions of such Lessee and, to the extent that any such payments are made to an account other than the account to which such payment should have been directed pursuant to such Lessee's direction, to take such further commercially reasonable actions as are necessary to give effect to such directions; provided, however, that, in the event a Lessee is in default under a Lease or a Lessee is subject to a voluntary or involuntary bankruptcy, liquidation, receivership or other similar proceeding, the Servicer will consult with the Administrative Agent prior to applying any funds received from such Lessee to the extent that such funds could reasonably be applied to leases relating to both Aircraft Assets and Other Assets; and

            (e) provide for the safekeeping and recording of any letters of credit, guarantees or other credit support (other than cash and cash equivalents) held as part of Deposits or Maintenance Reserves and the timely renewal or drawing on or disbursement thereof as provided under the applicable Lease or other Aircraft Assets Related Document or otherwise in accordance with
Section 1.5 of this Schedule 2.02(a).


                                   2.02(a)-2

            SECTION 1.2. Maintenance. Subject to the availability of adequate funding to comply with the obligations under this Schedule 2.02(a) and the Servicing Agreement, the Servicer will perform the following technical services relating to the maintenance of the Aircraft Assets:

            (a) monitor the performance of maintenance obligations by Lessees under all Leases relating to the Aircraft Assets by including the Aircraft Assets in the Servicer's technical audit program (which shall include inspection of each Aircraft Asset and maintenance of a record of all written reports generated in connection with such inspections) consistent with practices employed from time to time by GE Capital and its Affiliates with respect to their own Aircraft; the Servicer shall advise AFT as to the content of such technical audit program and shall advise AFT as to any material change to such technical audit program from time to time;

            (b) determine the air authority approval status of a proposed maintenance program and proposed maintenance performer under any new Lease of any Aircraft Assets under which any Person within the AFT Group is, or following the Delivery of the related Aircraft Asset will be, the lessor;

            (c) in connection with a termination or expiration of a Lease under which any Person within the AFT Group is, or following the Delivery of the related Aircraft Asset will be, the lessor:

                  (i) arrange for the appropriate technical inspection of the
            Aircraft Asset for the purpose of determining if the re-delivery conditions under the Lease have been satisfied;

                  (ii) maintain a record of all material reports and other
            written materials (including any relevant reconciliation statements) received or generated by the Servicer in connection with such inspection and provide reasonable access to such reports and written materials to the relevant Persons within the AFT Group;

                  (iii) on the basis of the final inspection and available
            records, determine whether the Lessee has complied with all required airworthiness directives and mandatory modifications, and establish the status


                                   2.02(a)-3
            of compliance with Airframe and Engine manufacturer service bulletins and Lessee-originated modifications undertaken, in each case with respect to the Aircraft Asset and as required by the Lease;

                  (iv) (A) determine whether the Lessee has satisfied the
            re-delivery conditions applicable to the Aircraft Asset specified in the Lease and negotiate any modifications, repairs, refurbishments, inspections or overhauls to or compromises of such conditions that the Servicer deems reasonably necessary or appropriate, (B) determine the application of any available Deposits, Maintenance Reserves or other payments under the Lease and (C) maintain a record of the satisfaction of such conditions and accept re-delivery of the Aircraft Asset; and

                  (v) determine the need for, procure and monitor the
            performance of any maintenance and refurbishment of the Aircraft Asset upon re-delivery, including compliance with applicable airworthiness directives, service bulletins and other modifications which the Servicer may deem reasonably necessary or appropriate for the marketing of the Aircraft Asset;

            (d) consider and, to the extent the Servicer deems reasonably necessary or appropriate, approve any Lessee-originated modifications to any Aircraft Asset submitted by any Lessee:

                  (i) to the extent authorized by the terms of the relevant
            Lease; or

                  (ii) which the Servicer reasonably determines would not result in a material diminution in value of the Aircraft Asset or the interests of any Person within the AFT Group; or

                  (iii) which are approved by AFT;

            (e) determine the amount (if any) that the relevant Person within the AFT Group (or, with respect to any Original Aircraft, the owner) is obliged to contribute pursuant to the provisions of a Lease (taking into account the amount of Maintenance Reserves available with respect to such Lease and the receivables position of the related


                                   2.02(a)-4

      Lessee) to the cost of complying with any modification requirements, airworthiness directives and similar requirements; and

            (f) arrange and supervise appropriate storage and any required on-going maintenance of any Aircraft Asset, at the expense of the relevant Person within the AFT Group, following termination of a Lease for any reason and re-delivery of the Aircraft Asset thereunder and prior to delivery of such Aircraft Asset to a new lessee or purchaser, on the most economic basis reasonably available and appropriate under the circumstances.

            The Servicer shall generally provide the technical/maintenance services set forth in this Section 1.2 through the use of its own staff where it shall deem appropriate and shall utilize third parties to provide such technical/maintenance services where it shall deem appropriate.

            SECTION 1.3. Insurance.

            (a) The Servicer will provide the following insurance services:

            (i) negotiate the insurance provisions of any proposed lease or other agreement affecting any of the Aircraft Assets, with such provisions to include such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of AFT; provided, however, that, if an agreement with respect to hull or liability insurance, if any, cannot be reached with any particular Lessee pursuant to which such Lessee will procure and pay the premiums for such insurance in amounts consistent with the foregoing, the Servicer shall arrange for any shortfall in the required amount of insurance to be covered, at the expense of AFT, pursuant to arrangements entered into pursuant to clauses (iii) and (v) of this Section 1.3(a);

            (ii) monitor the performance of the obligations of Lessees relating to insurance under Leases of any Aircraft Assets and, where practicable, ensuring that appropriate evidence of insurance exists with respect to any Aircraft Assets maintenance providers;


                                   2.02(a)-5

            (iii) source and arrange a group aviation insurance program covering the Aircraft Assets (it being understood that any savings resulting from a group policy covering both Aircraft Assets and Other Assets shall be shared equitably based on the amount of insurance obtained and premium paid thereunder with respect to the covered Aircraft Assets, on the one hand, and the Other Assets, on the other hand), with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of AFT;

            (iv) procure such repossession insurance for Aircraft Assets registered in those countries listed on Annex 1 to the Servicing Agreement (which list has been established by AFT and may be modified from time to time by AFT) and with such minimum coverage amounts with respect to hull insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of AFT; provided, however, that, if an agreement with respect to repossession insurance, if any, cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums for such insurance in amounts consistent with the foregoing, the Servicer shall pay any premiums to the extent unpaid by the Lessee, at the expense of AFT;

            (v) if at any time any Aircraft Asset ceases to be insured or any Person within the AFT Group requires insurance coverage relating to an Aircraft Asset for any reason, including default by the Lessee or an Aircraft Asset not being leased upon termination of a Lease, the Servicer will procure, at the expense of the relevant Person within the AFT Group, alternative insurance coverage, with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Annex 1 to the Servicing Agreement, as the same may be amended from time to time at the direction of AFT; and

            (vi) advise AFT of any settlement offers received by the Servicer with respect to any claim of damage or loss in excess of $10,000,000 with respect to an Aircraft Asset, and, upon request by AFT, provide AFT with copies of all relevant documentation related thereto and such other additional information and advice as AFT may reasonably request and, upon direction from AFT that any such settlement offer related thereto is acceptable, prepare the


                                   2.02(a)-6
      appropriate documentation, including releases and any indemnities required in connection with such releases, to give effect to such settlement offer and procure the execution of such documentation by AFT (it being understood that settlement offers with respect to any such claims up to and including $10,000,000 may be settled by the Servicer independently);

provided, however, that, in each case where insurance is to be obtained by the Servicer, such insurance is reasonably available in the relevant insurance market and the Servicer shall have used reasonable sourcing techniques prior to obtaining such insurance. The foregoing provisions shall apply, mutatis mutandis, to any arrangements in which Persons other than Lessees have possession of, or insurance responsibility for, an Aircraft Asset (including in the event that an Aircraft Asset has been sold pursuant to a mortgage, deferred payment agreement or any similar arrangement).

            (b) The Servicer may engage, on behalf of, and for the benefit and at the expense of, any Person within the AFT Group, one or more Advisers and Brokers, each of whom:

            (i) may also act in the same or similar capacities for the Servicer and its Affiliates;

            (ii) shall take directions from the Servicer (as authorized by the Servicing Agreement) in respect of the Aircraft Assets; and

            (iii) may act on behalf of any Person within the AFT Group in respect of any of their other insurance requirements, if requested to do so by any such Person within the AFT Group.

The Servicer shall be entitled to rely reasonably on the actions taken by or recommendations of any such Adviser and Broker, subject to the terms of the relevant Lease. The Servicer will obtain such advice from the relevant Adviser or Broker or both, as it deems appropriate, as to the reasonableness of any insurance arrangements proposed by a Lessee, and as to the levels and types of insurance to be provided by a Lessee or to be arranged by the Servicer, for any of the Aircraft Assets. Except to the extent the Servicer can effect more cost efficient coverage under fleet or group policies, the Servicer will use reasonable commercial efforts to maintain separate and distinct customer relationships with such Advisers or Brokers when acting


                                   2.02(a)-7
on behalf of any Person within the AFT Group, on the one hand, and when acting on its own behalf or on behalf of other Persons not within the AFT Group whose Aircraft Assets it manages, on the other hand. Any such insurance obtained by the Servicer shall include as the named insured thereunder, such Persons as are required to be designated as named insureds pursuant to paragraph 6 of Annex 1 to the Servicing Agreement.

            (c) The Servicer shall provide to AFT such periodic reports regarding insurance matters relating to the Aircraft Assets as AFT may reasonably request.

            SECTION 1.4. Administration. The Servicer shall administer each Lease in accordance with its terms and as otherwise specifically addressed herein.

            SECTION 1.5. Enforcement. The Servicer shall take commercially reasonable steps to enforce the obligations to the relevant Person within the AFT Group (or, with respect to any Original Aircraft, the owner) of the Lessee and any other parties under each Lease and under any ancillary agreements thereto delivered by AFT to the Servicer (including any guarantees of the obligations of the Lessee). Following any default by a Lessee under the applicable Lease, the Servicer will take all such commercially reasonable steps as it deems reasonably necessary or appropriate to preserve and enforce the rights of the relevant Person within the AFT Group (or, with respect to any Original Aircraft, the owner) under the applicable Lease, including entering into negotiations with such Lessee with respect to the restructuring of such Lease or declaration of an event of default under the applicable Lease, drawing on or making disbursement of any Deposits, Maintenance Reserves or any letters of credit, guarantees or other credit support thereunder, voluntary or involuntary termination of the Lease and repossession of the Aircraft Asset that is the subject of the Lease, and pursuing such legal action with respect thereto as the Servicer deems reasonably necessary or appropriate.

            SECTION 1.6. Lease Modifications. (a) The Servicer shall be authorized to make such amendments and modifications to any Lease as it shall deem reasonably necessary or appropriate; provided, however, that such amendment or modification shall require the approval of AFT pursuant to Section 7.04(a) of the Servicing Agreement if the provisions of such amendment or modification, were they to be included in a new Lease to be entered into after the date hereof, would, on their own, cause


                                   2.02(a)-8
the entering into of such new Lease to require the approval of AFT pursuant to
Section 7.04(a)(ii) of the Servicing Agreement. Such amendments or modifications may be made without regard to whether there is a default by the Lessee or other party under or with respect to any such Lease.

            (b) The Servicer may waive, in its absolute discretion, overdue interest due from any Lessee under any Lease on any default in payment of rent, maintenance reserves or other amount thereunder if any such default is cured within seven (7) days of the date on which such payment was due.

            SECTION 1.7. Options and Other Rights. The Servicer shall be authorized to take such action as it shall deem reasonably necessary or appropriate with respect to:

            (a) the exercise by any Lessee or other party of any option or right affecting the applicable Aircraft Asset or the applicable Lease, consistent with the terms of any such option or right; and

            (b) the exercise on behalf of any Person within the AFT Group (or, with respect to any Original Aircraft, the owner) of any right or option that such Person (or such owner) may have with respect to any of the Aircraft Assets or the Leases.

            SECTION 2. Compliance with Covenants; Security Interests.

            SECTION 2.1. Compliance Generally. (a) Subject to the availability to the Servicer of adequate funding to comply with its obligations under this
Schedule 2.02(a) and the Servicing Agreement, the Servicer shall take such commercially reasonable actions as it shall deem reasonably necessary or appropriate to keep AFT in compliance with its obligations and covenants under the Indenture solely to the extent that such obligations and covenants specifically relate to the Services, excluding, in any case, (i) any reporting obligations in respect of any of the foregoing and (ii) any rental or other payment or monetary obligations under the Indenture; provided, however, that the foregoing shall only apply to (A) any Indenture covenants that are set forth (or, in certain cases, appear as extracts) on Schedule 2.02(a)(i) to the Servicing Agreement, to the extent that each provision set forth (or extracted) on such Schedule includes the relevant section references for each such provision from the Indenture, and which (together with the definitions for any capitalized terms used therein) are set


                                   2.02(a)-9
forth in full in a copy of the Indenture delivered by AFT to the Servicer, certified by AFT as a true and complete copy thereof (and AFT shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified), and AFT shall provide to the Servicer any instructions the Servicer may require in the interpretation of the Indenture, on which instructions the Servicer shall be entitled to rely in all respects and (B) such Indenture covenants (excluding, in any case, any such covenants relating to the limitations on Lessee concentrations, which are treated in Section 2.2 of this
Schedule 2.02(a)) first coming into effect (including through amendments or modifications) after the date of the Servicing Agreement, or which AFT shall from time to time notify the Servicer in writing, in reasonably specific detail.

            (b) Nothing in this Schedule 2.02(a) or elsewhere in the Servicing Agreement shall be deemed to constitute or be construed as (i) a delegation or other transfer to, or an assumption by, the Servicer or any of its Affiliates of any obligations of any Person within the AFT Group (or, with respect to any Original Aircraft, the owner) to make any payment to any Lessee or other Person, or to comply with any other monetary obligation, under any Lease or (ii) a transfer to the Servicer or any of its Affiliates of any right, title or interest in any Lease or related agreement or any Aircraft Asset covered thereby.

            SECTION 2.2. Certain Matters Relating to Concentration Thresholds.

            (a) Concentration Thresholds Generally. The Servicer shall use reasonable commercial efforts to comply with any covenants specifically relating to limitations on Lessee concentration set forth in the Indenture ("Concentration Thresholds") and shall promptly inform AFT of any proposed transaction that it reasonably determines may result in such Concentration Thresholds being exceeded, and AFT shall promptly provide to the Servicer any information that the Servicer may reasonably require in connection with such Concentration Thresholds in order to comply with the provisions of this Section
2.2. The Servicer shall not enter into any such transaction other than pursuant to the terms of Section 2.2(c) below.

            (b) Present Concentration Limits. AFT hereby represents and warrants to the Servicer that set forth in Annex 2 to the Servicing Agreement are the Concentration


                                   2.02(a)-10

Thresholds (including, following each provision set forth in such Annex, the relevant section references for each such provision from the Indenture) presently imposed under the Indenture, which Concentration Thresholds (together with the definitions for any capitalized terms used therein) are set forth in a full copy of the Indenture delivered by AFT to the Servicer, certified by AFT as a true and complete copy thereof (and AFT shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified) and AFT shall provide to the Servicer any instructions the Servicer may require in the interpretation of such Concentration Thresholds, on which instructions the Servicer shall be entitled to rely in all respects.

            (c) Directions to Servicer. The Servicer shall not enter into any transaction with respect to which it has provided notice pursuant to Section 2.2(a) until AFT has provided a written certification to the Servicer to the effect that such transaction will not result in any violation of the Concentration Thresholds and the Servicer shall be entitled to rely upon such certification for all purposes of the Servicing Agreement and this Schedule 2.02(a).

            SECTION 2.3. Security Interests. In connection with the obligation of any Person within the AFT Group under the Security Trust Agreement to perfect any security interest granted by it in its right, title and interest in and to any Assigned Lease, the Servicer's sole responsibility in respect thereof shall be to take the following actions with respect to each Assigned Lease: (a) seek advice from local counsel in the jurisdiction where the related Aircraft Asset is registered as to what actions would be customarily taken in such jurisdiction to perfect the security interest created in such Assigned Lease pursuant to the Security Trust Agreement and to use commercially reasonable efforts to implement such advice, (b) (1) create an original chattel paper copy of such Assigned Lease by adding the following language to the cover of such Assigned Lease: "To the extent, if any, that this [Lease Agreement] or any [Lease Supplement] hereunder constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this [Lease Agreement] or such [Lease Supplement] may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Security Trustee under and as defined in the Security Trust Agreement dated as of May 5, 1999, between Aircraft Finance


                                   2.02(a)-11

Trust, Bankers Trust Company as the Security Trustee and the Operating Bank and the various other parties identified on the signature pages thereof", and (2) no later than five days after the execution of such Assigned Lease by all the parties thereto, deliver such original chattel paper copy (which, by way of clarification, shall not include the signature or the receipt therefor of the Security Trustee) to a courier service for delivery to the Security Trustee at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services, Structure Finance Team, (c) notify the Lessee in writing of the security assignment of such Assigned Lease to the Security Trustee pursuant to the Security Trust Agreement (which notice may be contained in such Assigned Lease), (d) obtain from the Lessee a written acknowledgement addressed to, or for the benefit of, the Security Trustee (1) acknowledging receipt of notification of such security assignment and (2) containing the agreement of the Lessee to continue to make all payments required to be made to the lessor under such Assigned Lease to the account specified in such Assigned Lease unless and until the Security Trustee otherwise directs (it being understood that the account specified in such Assigned Lease will be the account specified by the Administrative Agent to the Servicer as contemplated by Section 1.1(a) of this
Schedule 2.02(a)) and (e) take such other action as AFT shall have reasonably requested and described in reasonable detail in a written notice to the Servicer. Notwithstanding the foregoing, the Servicer shall have no obligation to take any action specified in the prior sentence of this Section 2.3 with respect to any Assigned Lease or any supplement or amendment thereto that was executed before the related Aircraft became an Aircraft Asset (it being the expectation of the parties hereto that such action will be taken by the seller of any Aircraft Asset related to such Assigned Lease to any Person within the AFT Group). In connection with any Assigned Lease, AFT will cooperate with the Servicer in obtaining a letter of quiet enjoyment with respect to such Assigned Lease referred to in the final sentence of Section 2.08(a) of the Security Trust Agreement.


                                   2.02(a)-12

            SECTION 3. Lease Marketing.

            (a) The Servicer shall provide and perform lease marketing services with respect to the Aircraft Assets and in connection therewith is authorized:

            (i) to negotiate and enter into any commitment for a lease of an Aircraft Asset on behalf of and (through a power of attorney) in the name of the relevant Person within the AFT Group (or, with respect to any Original Aircraft, the owner); and

            (ii) to include within any commitment for a Lease of an Aircraft Asset any intermediate Lease or Leases through any Person within the AFT Group that the Servicer deems reasonably necessary or appropriate.

            (b) The Servicer shall commence the negotiation of any commitment for a Lease or Leases of Aircraft Assets in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and shall commence the drafting of, and negotiation with respect to, any Leases for Aircraft Assets on the following basis:

            (i) in the case of any proposed Lessee that is not and has not been a lessee of an aircraft managed or serviced by the Servicer, the Servicer shall commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on the form of lease agreement or agreements then used by the Servicer in connection with its aircraft operating leasing services business generally or, in the case of the Lease of the Airbus A320-200 Aircraft (with manufacturer's serial number 373) to TransMeridian Airlines, the Servicer shall commence the drafting of, and negotiation with respect to, such Lease based on the form provided by UniCapital to AFT pursuant to Section 5.03(f) of the Indenture (as either such form of lease shall be amended from time to time by the Servicer, the "Pro Forma Lease"); and

            (ii) in the case of any proposed Lessee that is or was a lessee of an aircraft managed or serviced by the Servicer, the Servicer may commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on a form of lease substantially similar to the lease


                                   2.02(a)-13
      previously used with respect to such Lessee (the "Precedent Lease").

            Provided that the Servicer commences the negotiation of a Lease of any Aircraft Asset in accordance with clauses (b)(i) and (b)(ii) above, the terms of any executed Lease may vary from the terms of the Pro Forma Lease or the Precedent Lease employed by the Servicer in accordance with such clauses.
Section 3(b) shall not be applicable to the negotiation with respect to, or execution of, any Lease for Aircraft Assets in which negotiations commenced on or prior to the Closing Date. The Servicer is authorized to execute and deliver binding leases and related agreements on behalf of the relevant Person within the AFT Group (or, with respect to any Original Aircraft, the owner) based on the foregoing procedures.

            (c) (i) Upon ten Business Days' prior written notice from AFT (x) requesting a copy of the then current Pro Forma Lease and (y) specifying that such Pro Forma Lease is to be used for purposes of the annual review required pursuant to the terms of Section 5.03(f) of the Indenture (the "Annual Review"), the Servicer shall provide AFT with a copy of its then current Pro Forma Lease, together with a copy thereof marked (with such marking to be accomplished to the extent possible with the then current word processing software employed by the Servicer and, for the avoidance of doubt, not manually) to reflect changes from the version of the Pro Forma Lease that was produced by the Servicer following the immediately preceding Annual Review to give effect to the terms of Section 3(c)(ii) below (or from the Pro Forma Lease utilized as of the Closing Date (a copy of which shall have been delivered to AFT on or before the Closing Date) in the case of the first such Annual Review).

            (ii) On or prior to each anniversary of the Closing Date and following the Annual Review, AFT shall advise the Servicer in writing whether any provisions in the then current Pro Forma Lease that correspond to the Core Lease Provisions are required in accordance with the terms of
      Section 5.03(f) of the Indenture to be deleted from such Pro Forma Lease and replaced with the provision corresponding thereto in the most recent Pro Forma Lease in which such provision was determined to be acceptable in accordance with the terms of Section 5.03(f) of the Indenture. Following any such written advice from AFT, the Servicer shall amend the Pro Forma Lease accordingly and


                                   2.02(a)-14
      shall commence the negotiation of any Lease thereafter with the Pro Forma Lease as so amended in respect of any such provision.

            (d) The Servicer shall take such reasonable commercial actions as shall be reasonably necessary or appropriate to deliver any Aircraft Asset pursuant to the terms of the documentation of the Lease or Leases of such Aircraft Asset, including upon an extension of such Leases.

            (e) The Servicer shall generally provide the marketing services set forth in this Section 3 through the use of its own marketing staff where it shall deem appropriate and shall utilize third parties to provide such marketing services where it shall deem appropriate.

            SECTION 4. Sales of Aircraft and Engines.

            (a) The Servicer shall provide and perform sales services with respect to the Aircraft Assets at, and on a basis consistent with, the direction from time to time of AFT, and, in connection therewith, is authorized:

            (i) to enter into any commitment for a sale of an Aircraft Asset on behalf and (through a power of attorney) in the name of the relevant Person within the AFT Group; and

            (ii) to include within any sale any intermediate Lease or Leases through any Person within the AFT Group that the Servicer deems reasonably necessary or appropriate; provided, however, that, except as otherwise required in accordance with the terms of a Lease, the Servicer shall not enter into any sale of any Aircraft Asset or agreement to sell any Aircraft Assets without obtaining the approval of AFT pursuant to Section 7.04(a) of the Servicing Agreement.

            (b) The Servicer shall negotiate documentation of any sale and, subject to Section 4(a) of this Schedule 2.02(a), is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of the relevant Person within the AFT Group.

            (c) The Servicer shall take such reasonable commercial actions as shall be reasonably necessary or


                                   2.02(a)-15
appropriate to deliver any Aircraft Asset pursuant to the terms of the documentation of the sale.

            (d) In the event that AFT directs the Servicer to sell or arrange for the sale of any Aircraft Asset, the Servicer will not be required to take any such action until AFT shall provide the Servicer with an Officer's Certificate, substantially in the form attached as Schedule 2.02(a)(ii) to the Servicing Agreement, certifying that such sale complies with the terms of the Indenture and that the Servicer is entitled to rely upon such certification for all purposes of the Servicing Agreement and this Schedule 2.02(a).

            (e) Notwithstanding any other provision in Section 7.04 of the Servicing Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange any Engine relating to an Aircraft or any part or components thereof or spare parts or ancillary equipment or devices furnished with an Aircraft at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services; provided, however, the Servicer shall not be permitted to purchase, or enter any order to purchase, Engines or spare parts in a quantity in excess of that quantity then required to enable the Aircraft Assets to be leased without obtaining the prior written consent of AFT.

            SECTION 5. Aircraft Acquisitions.

            SECTION 5.1. Limitation on Acquisitions. AFT shall not, and shall not permit any other Person within the AFT Group to, purchase or otherwise acquire, directly or indirectly, (x) Aircraft Assets from any Person other than the Servicer or UniCapital or any of their respective Affiliates or (y) from UniCapital or any of its Affiliates, without the consent of the Servicer, any L1011, A300B4-200, B747-100, -200, -300, any Stage II aircraft (including, without limitation, hushkitted versions), any Fokker aircraft or any regional jets, and other than as provided herein (including, without limitation, with respect to any Engine, in Section 4(e) of Schedule 2.02(a) and, in respect of any Aircraft Assets, pursuant to the terms of the Asset Purchase Agreement).

            SECTION 5.2. Firm Orders and Options. With respect to any Aircraft Assets that AFT or any other Person within the AFT Group shall purchase pursuant to any firm order, order subject to cancelation, option or other arrangement, the


                                   2.02(a)-16

Servicer shall, at the request of AFT, take such reasonable commercial actions as the Servicer shall deem reasonably necessary or appropriate to accept delivery of any such Aircraft Assets on behalf of AFT or any other Person within the AFT Group, as the case may be, in accordance with the terms of such order, option or other arrangement (including, without limitation, conducting such pre-delivery inspections as the Servicer deems reasonably appropriate); provided, however, that the Servicer shall have no obligation to make any payments to any seller of such Aircraft Assets.

            SECTION 5.3. Other Acquisitions. Except as otherwise provided in
Section 2.03(g) of the Servicing Agreement, the Servicer shall not be required to assist in the solicitation of, or otherwise take any action to obtain, any lessee consents and/or novations in connection with the acquisition of any Aircraft Assets or the issuance of Additional Notes or Additional Certificates (it being the expectation of the parties hereto that the obtaining of any lessee consents and/or novations with respect to any Aircraft Asset shall be the responsibility of the seller of such Aircraft Asset to any Person within the AFT Group). The parties hereto acknowledge that Section 2.03 of the Servicing Agreement deals with, among other things, the Servicer's involvement in the issuance of Additional Notes and Additional Certificates.

            SECTION 6. Market Research.

            SECTION 6.1. Market Research. The Servicer shall maintain research capability and, subject to the requirements of Section 13.05 of the Servicing Agreement, shall provide commercial aviation general market industry research reports to AFT on an annual basis, which reports shall include general market information with respect to commercial aviation demand in terms of traffic growth, new Aircraft requirements and other information necessary for AFT Group's long-term planning with respect to Leases, purchases and sales, and the Aircraft Assets; provided, however, that, upon the delivery of any Termination Notice, the Servicer shall cease to provide competitively sensitive information to the AFT Group.


                                   2.02(a)-17

            SECTION 7. Aircraft Asset Cash Services.

            SECTION 7.1. Accounts and Account Information.

            (a) Existing Accounts. In the event that the Administrative Agent desires to modify any of the arrangements relating to any of the bank accounts set forth on Schedule 4.03 to the Servicing Agreement (the "Existing Accounts") in accordance with Section 2.04 of the Administrative Agency Agreement, AFT shall cause the Administrative Agent to (i) deliver a certificate to the Servicer specifying in reasonable detail the modifications to be made with respect to any such Existing Accounts and certifying that any such modifications are in accordance with the applicable provisions of the Indenture and the Administrative Agency Agreement and (ii) transmit instructions to the relevant banking institution to effect such modifications and shall take such other actions as are incidental thereto in order to give effect to the foregoing.

            (b) New Accounts. The Servicer shall notify the Administrative Agent in the event that any new bank accounts need to be established on behalf of any Person within the AFT Group in connection with the execution of a new Lease and shall set forth in reasonable detail the (i) identity of the new Lessee, (ii) Aircraft Assets subject to such Lease and (iii) jurisdiction of the Lessee and in which such Aircraft Assets are to be registered. Following receipt of such notice from the Servicer, AFT shall cause the Administrative Agent promptly to
(i) deliver a certificate to the Servicer specifying (v) the name and location of the bank at which such account will be established, (w) the name(s) in which such account will be established, (x) the names of the beneficiaries of such account, (y) the names of the Persons authorized to make withdrawals from such account and (z) such other information (including with respect to any security arrangements) as the Administrative Agent deems appropriate and certifying that the establishment of such account is in accordance with the applicable provisions of the Indenture and the Administrative Agency Agreement and (ii) transmit instructions to the relevant banking institution to effect the establishment of such account and shall take such other actions as are incidental thereto in order to give effect to the foregoing (the "New Accounts"; and, together with the Existing Accounts, the "Bank Accounts").

            SECTION 7.2. Cash Transfers. (a) In the event that funds are required to be transferred from any Bank Account to


                                   2.02(a)-18
the account of another Person (other than any Person within the AFT Group) in order to give effect to the directions of any Lessee in accordance with Section 1.1(d) of this Schedule 2.02(a), the Servicer shall provide the Administrative Agent with written notice setting forth the (i) name of the transferor, (ii) name of the transferee, (iii) accounts from and to which funds are to be transferred, (iv) amounts to be transferred, (v) amount of the initial payment from the Lessee and (vi) anticipated date of transfer. No later than the next following Business Day, AFT shall cause the Administrative Agent to notify the Servicer in writing whether the proposed transfer will be made on such anticipated date of transfer or on another stated date. AFT shall instruct the Administrative Agent to cause such transfer to be made on such date in accordance with the terms of the written notice provided by the Servicer.

            (b) It is understood and agreed that (i) all decisions as to any transfers contemplated by Section 7.2(a) shall be the decisions and responsibility of the Administrative Agent and not the decisions and responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this Section 7 or any liability whatsoever for any such transfers or any decisions of the Administrative Agent related thereto) and (ii) the Servicer shall have no responsibility as to the actions taken (or omitted) by any banking institution upon receipt of any payment instruction from the Administrative Agent in accordance with the procedures set forth in this Section 7.

            SECTION 7.3. Payments.

            (a) Anticipated Payments. For purposes of the calculation of the Required Expense Amount by the Administrative Agent pursuant to Section 2.04(b) of the Administrative Agency Agreement, not less than one Business Day prior to each Calculation Date, the Servicer shall deliver to the Administrative Agent a written projection of payment obligations (including projected expenditures, or return to Lessees, of security deposits and/or maintenance reserves in accordance with the terms of any Lease) reasonably anticipated by the Servicer to be necessary to be paid in connection with the Servicer's performance of the Services under the Servicing Agreement during the period extending from the Payment Date immediately following such Calculation Date through to the next succeeding Payment Date (the "Monthly Payment Period"). Not later than two Business Days prior to the date of each cash payment, the Servicer shall deliver to the Administrative Agent a written


                                   2.02(a)-19
notice of such payment (whether or not such cash payment was reflected in the projection referred to in this Section 7.3(a)), and shall state the (i) anticipated date of such payment, (ii) payee, (iii) amount of such payment and
(iv) obligation in respect of which such payment is to be made (the "Stated Services Obligation"), with an appropriate notation if, and to what extent, such payment should be made from the Lessee Funded Account. No later than the Business Day prior to such anticipated date of payment, AFT shall instruct the Administrative Agent to notify the Servicer in writing whether the proposed payment will be made on such anticipated date or on another stated date. AFT shall instruct the Administrative Agent to pay or cause such payment to be made on such date to the payee for the Stated Services Obligation from the funds then available in the Expense Account and/or the Lessee Funded Account, as the case may be.

            (b) Unanticipated Payments. During any Monthly Payment Period the Servicer may request in writing the Administrative Agent's approval for the Administrative Agent to pay or cause to be paid expenses that had not been reasonably anticipated by the Servicer at the time the projection required to be provided to the Administrative Agent pursuant to Section 7.3(a) with respect to such Monthly Payment Period was delivered to the Administrative Agent. Any such request shall specify for each such payment obligation the (i) anticipated date of such payment, (ii) payee, (iii) amount of such payment and (iv) Stated Services Obligation, with an appropriate notation if, and to what extent, such payment should be made from the Lessee Funded Account. No later than the Business Day next following such request by the Servicer, AFT shall instruct the Administrative Agent to notify the Servicer in writing whether such payment will be made on such anticipated date of payment or on another stated date. AFT shall instruct the Administrative Agent to pay or cause such payment to be made on such date to the payee for the Stated Services Obligation from the funds then available in the Expense Account or the Lessee Funded Account, as the case may be. In the event that the funds then available in the Expense Account or the Lessee Funded Account are insufficient to make any such payment, pursuant to
Section 3.04 of the Administrative Agency Agreement, AFT shall cause the Administrative Agent to take such actions as are necessary to cause funds sufficient to make any such payments to be transferred as soon as practicable from the Collection Account to the Expense Account and/or the Lessee Funded Account, as the case may be. Following the transfer of such funds from the Collection Account, AFT shall cause the Administrative Agent


                                   2.02(a)-20
to pay or cause such payments to made in accordance with the foregoing provisions.

            (c) Limitation on Payments. It is understood and agreed that (i) all decisions as to the payment of funds from any Bank Account (including the timing, amount and payee thereof) shall be the decisions and responsibility of the Administrative Agent and not the decisions or responsibility of the Servicer (and the Servicer shall not be subject to any other responsibilities not specified in this Section 7 or any liability whatsoever for any such payments or any decisions of the Administrative Agent related thereto) and (ii) the Servicer shall have no responsibility as to the action taken (or omitted) by any banking institution upon receipt of any payment instructions from the Administrative Agent in accordance with the procedures set forth in this Section 7 or as to the application by any payee of any amounts paid to it from any Bank Account in accordance with the procedures set forth in this Section 7, including no responsibility as to whether such payee applies such payment toward the Stated Services Obligation for which such payment was made.

            SECTION 8. Professional and Other Services.

            SECTION 8.1. Legal Services. The Servicer shall provide or procure legal services, in all relevant jurisdictions, on behalf of the relevant Persons within the AFT Group with respect to the lease, sale or financing of the Aircraft Assets, any amendment or modification of any Lease, the enforcement of the rights of any Person within the AFT Group under any Lease, any disputes that arise with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services. The Servicer shall provide such legal services (which services shall not, in any case, be deemed to include (i) services or transactions relating to taxation matters, the laws of foreign jurisdictions, capital markets transactions or novel or unique transactions or (ii) a high level of services at fiscal year end or other times of peak activity relative to the level of services at other times) by using its in-house legal staff where it shall deem appropriate and shall authorize outside counsel to provide such legal services where it shall deem appropriate. The Servicer anticipates that it will use outside counsel to perform some or all the Services set forth in Section 2.3 of this Schedule 2.02(a). AFT recognizes, and shall cause each other Person within the AFT Group to recognize, that from time to time


                                   2.02(a)-21
the Servicer will retain legal counsel to provide legal services on behalf of Persons within the AFT Group and, in the event that a dispute arises between any Person within the AFT Group and the Servicer, AFT agrees, and shall cause each other Person within the AFT Group, to waive any conflict of interest any such counsel may have with respect to any such dispute or otherwise to enable the Servicer to retain such counsel on its own behalf (it being understood that notwithstanding any such waiver of a conflict of interest, any such Persons within the AFT Group do not waive any rights to retain any such counsel on its own behalf if such counsel is so agreeable).

            SECTION 8.2. Accounting and Tax Services. The Servicer shall arrange for such accounting and tax services and advice (which may be provided by the Servicer's internal staff, to the extent available) as shall be reasonably necessary or appropriate in connection with the structuring of lease, sale or financing transactions with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services; provided, however, that the Servicer shall not be responsible for arranging for any accounting services with respect to the preparation of any management accounts or any financial statements of any Person within the AFT Group, any footnotes thereto or any audits thereof.

            SECTION 9. Reports; Custody.

            SECTION 9.1. Monthly Reports. On the Business Day immediately preceding each Calculation Date (or, to the extent impracticable, promptly thereafter), the Servicer shall provide to AFT:

            (a) A written report, covering the period from the end of the last such report, if any, through and including the fourth Business Day prior to such Calculation Date (the "Reporting Period"), of (i) the leasing, sales and purchasing activities that were completed during such Reporting Period (including any proposals to create segregated accounts), which shall include a summary of the principal financial terms related to any new or amended lease transactions, (ii) any Aircraft then off-lease, (iii) any Aircraft suffering an event of loss and of any insurance, condemnation, requisition or other proceeds received or claims made in respect thereof and (iv) any default notices issued, in each case with respect to the Aircraft Assets, in such detail as AFT and the Servicer may agree from time to time.


                                   2.02(a)-22

            (b) A detailed statement of receivables and payables covering the Reporting Period (including details, if any, of any set-offs among Lessee receivables, Lessee payables, Maintenance Reserves and security deposits and past-due amounts) analyzed by Lessee for each account balance outstanding (including with respect to restructured Leases), categorized by number of days outstanding, in such detail as AFT and the Servicer may agree from time to time.

            (c) A statement of material cash disbursements not previously reported in a prior monthly statement (i) which the Servicer believes will be due and payable during the period extending from the second Payment Date following such Calculation Date through to the fifth succeeding Payment Date and
(ii) which were not contemplated in the then current Approved Budget or, to the extent that any of the succeeding five months is not covered by the then current Approved Budget, which are not usual or customary.

            SECTION 9.2. Quarterly Reports. The Servicer shall provide written reports to AFT within thirty days after the end of each calendar quarter which shall set forth the following information for such calendar quarter:

            (a) A list of each Aircraft in the portfolio identified by manufacturer's serial number and specifying the following with respect thereto:
(i) Lessee, (ii) lease rate, (iii) lease commencement date and (iv) changes in the foregoing, if any, from the prior quarterly report.

            (b) A list (which may be made available in writing or electronically) setting forth the concentration of Aircraft by country of habitual base, region, Lessee, aircraft type and age, in summary form on the basis of aircraft type, numbers of aircraft and appraised values as of the most recent appraisal, in such detail as AFT and the Servicer may agree from time to time.

            (c) A report on all pending and potential (with respect to which a member of the Servicer's in-house legal staff has received written notice threatening litigation, which, in the sole judgment of the Servicer, is material) litigation involving any Aircraft Assets or Leases of which the Servicer has written notice.


                                   2.02(a)-23

            (d) A report of any claims being made with respect to any of the Aircraft Assets of which the Servicer is aware with an actual or potential liability in excess of $10,000,000.

            (e) A report (which may be included in clause (a) above) by Lessee identifying termination, extension, purchase and any other material options.

            (f) A report of Leases expiring during the following two quarters.

            SECTION 9.3. Other Information.

            (a) To the extent the Servicer is in possession of the relevant information, the Servicer shall prepare and submit to AFT the following information with respect to each Person within the AFT Group or, in the case of clause (i) below, any holder of the Beneficial Interest Certificates:

            (i) upon request by AFT, information with respect to transactions relating to Aircraft Assets necessary for each Person within the AFT Group or any holder of the Beneficial Interest Certificates to prepare value added tax and other tax returns; and

            (ii) promptly after the occurrence thereof, notify AFT of any accident or incident of which the Servicer has notice involving any Aircraft Asset where (A) the potential loss in connection therewith exceeds the higher of the damage notification threshold under the relevant Lease, if any, and $2,000,000 or (B) the potential liability in connection therewith exceeds $2,000,000.

            (b) Upon request by AFT, the Servicer shall provide to AFT copies of any financial statements received by the Servicer from any Lessee under and in accordance with the provisions of its Lease of an Aircraft Asset.

            (c) Upon request by AFT, the Servicer shall provide to AFT such factual information and data about the Aircraft Assets which may reasonably be requested by AFT; provided, however, that the Servicer shall not be required to provide any valuations, interpretations, comparisons, evaluations, opinions, forecasts, predictions or analytical analysis.

            SECTION 9.4. Ratings Information. Upon request by AFT, the Servicer shall provide to AFT such information and data


                                   2.02(a)-24
about the Aircraft Assets and other commercially reasonable assistance relating to the Aircraft Assets as AFT shall deem reasonably necessary or appropriate in connection with providing information to the ratings agencies for AFT's debt ratings.

            SECTION 9.5. Custody of Documents. The Servicer agrees to hold all original documents of any Person within the AFT Group that relate to the Aircraft Assets in the possession of the Servicer in safe custody and according to the commercially reasonable instructions of AFT.

            SECTION 9.6. Reporting Obligations Generally. Notwithstanding anything herein to the contrary, AFT acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for, (a) any Compliance Obligations to any holders of outstanding Notes, any holders of any other securities issued by any Person within the AFT Group or any Governmental Authorities and (b) all instructions, discretion, judgments and assumptions related to such Compliance Obligations, and AFT agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in Section
11.05 of the Servicing Agreement.

            SECTION 9.7. Aircraft Assets Related Documents. The Servicer shall provide to the Security Trustee a copy of each fully executed Aircraft Assets Related Document received by the Servicer no later than ten Business Days after the receipt thereof by the Servicer. For purposes of this Section 9.7, the term "Aircraft Assets Related Documents" does not include letters of intent, memoranda of understanding or similar documents.


                                   2.02(a)-25

                                                             SCHEDULE 2.02(a)(i)
                                                      TO THE SERVICING AGREEMENT

            (b) Limitation on Encumbrances. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create, Incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "Encumbrance"), including, without limitation, any conditional sale, any sale with recourse against the Seller or any Affiliate of the Seller, or any agreement to give any security interest over or with respect to any of the Issuer's or any Issuer Subsidiary's assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests ("Ownership Interest") and any Indebtedness of any Issuer Subsidiary held by the Issuer or any Issuer Subsidiary.

            Notwithstanding the foregoing, the Issuer may create, Incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Trust Agreement, (iii) Encumbrances over rights in or derived from Leases, upon Rating Agency Confirmation (provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Issuer and any other Issuer Group Member from such Lease had such Encumbrance not been created) or (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Issuer or any Issuer Subsidiary.

            For the purposes of this Indenture, "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common control with, such Person or is a director or officer of such Person; "Control" of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Ownership Interest, by contract or otherwise. For the purposes of this Indenture, "Permitted Encumbrance" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option under the Initial Lease of any Initial Aircraft existing on the date of acquisition of such Aircraft or otherwise existing on the relevant Closing Date or Aircraft Agreement meeting the requirements of clause (iii) or (v) of the second paragraph of Section 5.02(g) hereof; (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Issuer, any Issuer Subsidiary or the Security Trustee;
(viii) any Encumbrance arising under an Eligible Credit Facility and (ix) any other lien not referred to in clauses (i) through (viii) of this paragraph which would not adversely affect the owner's rights and does not exceed, individually, $250,000 per Aircraft or, in the aggregate, 1% of the Initial Appraised Value of the Portfolio for all Aircraft.

            (i) Limitation on Modification Payments and Capital Expenditures. The Issuer shall not, and shall not permit any Issuer Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, including without limitation the optional conversion of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business, excluding any capital expenditure made in the ordinary course of business in connection with a new lease of such Aircraft (each such non-excluded expenditure, a "Modification Payment").

            Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after the Initial Closing Date pursuant to this Section 5.02(i) with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the Servicing Agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) (A) such Modification Payment is included in the annual operating budget of the Issuer Group and approved by the Controlling Trustees or
(B) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to Section 3.08(a)(xxviii) hereof or otherwise allowed to be paid under Section 5.02(f) hereof; and (iv) the aggregate amount of all Modification Payments made by all Issuer Group Members, taken as a whole, pursuant to this Section 5.02(i) after the Initial Closing Date, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by the Issuer Group.

      Section 5.03 Operating Covenants. The Issuer covenants with the Trustee as follows:

            (a) Concentration Limits. Without a Rating Agency Confirmation, the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio to exceed any of the Concentration Limits set forth in Exhibit E hereto (as such limits may be adjusted by the Issuer from time to time, subject to a Rating Agency Confirmation, the "Concentration Limits"); provided that the Issuer and any Issuer Subsidiary shall be entitled to renew or extend any Lease to the existing Lessee thereunder irrespective of the effect of such renewal or extension on the Concentration Limits. The Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft to any Lessee located in, or as a result of which such Aircraft would be or would be permitted to be habitually operated, in a jurisdiction set forth in clause (a) of the Repossession Guidelines as set forth on Exhibit E hereto and as amended from time to time upon the approval of the Rating Agencies (the "Repossession Guidelines") as "Prohibited Countries".

            (b) Compliance with Law, Maintenance of Permits. The Issuer shall
(i) comply, and cause each Issuer Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each Issuer Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Issuer shall comply, and cause each Issuer Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (iii) not cause or knowingly permit, directly or indirectly, through any Issuer

Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee's use and operation or any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

            Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Issuer or an Issuer Subsidiary of this Section 5.03(b)) (each, a "Third Party Event"); provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

            (c) Appraisal of Aircraft. The Issuer shall, at least once each year and in any case no later than 30 days prior to May 31 of each year, commencing in 2000, deliver to the Trustee (with no obligation of review or inquiry on the part of the Trustee) appraisals of the Base Value of each of the Aircraft from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization (each, an "Appraiser"), each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

            (d) Maintenance of Assets. The Issuer shall (i) with respect to each Aircraft and Engine that is subject to a Lease, cause, directly or indirectly, through any Issuer Subsidiary, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each Issuer Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. Notwithstanding the foregoing, no breach of this Section 5.03(d) shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or such Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

            (f) Leases. The Issuer shall (i) adopt and shall cause the Servicer and any Additional Servicer to utilize the pro forma lease in the form provided to the Issuer on the Initial Closing Date (in the case of the Servicer) or the Closing Date for the acquisition of the first Additional Aircraft to be serviced by the Additional Servicer (in the case of any Additional Servicer) as such pro forma lease agreement or agreements may be revised for purposes of the Issuer Group specifically or generally from time to time by the Servicer or such Additional Servicer, as applicable (or, with respect to the Lease with respect of the Initial Aircraft model number A320-200 bearing manufacturer's serial number 373, the form provided by the Seller thereof to the Issuer on the Initial Closing Date) (the "Servicer's Pro Forma Lease"), for use by the Servicer or such Additional Servicer on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of Future Leases with Persons who are not Issuer Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of an Initial Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under an Initial Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer or such Additional Servicer, as applicable (such Future Lease, a "Renewal Lease"), a form of lease substantially similar to such Initial Lease or operating lease (a "Precedent Lease"), as the case may be, may be used by the Servicer or the Additional Servicer, as applicable, in lieu of the Servicer's Pro Forma Lease on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not Issuer Group Members and provided further, however, that if the Controlling Trustees determine, in an annual review of the Servicer's Pro Forma Lease on or before each anniversary of the relevant Closing Date, that any revision to the Servicer's Pro Forma Lease made from time to time since the preceding review by the Controlling Trustees (or, with respect to the first anniversary of the Initial Closing Date, since the Initial Closing Date) is substantially inconsistent with the core lease provisions of the Issuer set forth in Exhibit K to this Indenture (as such provisions may be amended from time to time, the "Core Lease Provisions") in a manner and to such a degree as to have a material adverse effect on the Holders, taking into consideration, inter alia, such revision and any risk that the Aircraft might not be able to be leased on terms inconsistent with the provisions of the Servicer's Pro Forma Lease, then the Controlling Trustees shall direct the Servicer not to include such revision in the Servicer's Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft. If the Controlling Trustees determine that any such revision to the Servicer's Pro Forma Lease will not have a material adverse effect on the Holders, then the Controlling Trustees shall amend the applicable Core Lease Provisions and (ii) notify the Rating Agencies of any Future Lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the Leases then in effect, including without limitation, such changes to the Core Lease Provisions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease the rental payments under which are denominated in a currency other than U.S. dollars without a Rating Agency Confirmation.

            (g) Opinions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease with any Person that is not an Issuer Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction or registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer or the Additional Servicer, as applicable, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

            (h) Insurance. The Issuer shall maintain or cause, directly or indirectly through the Issuer Subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit F hereto for each model of aircraft and as amended from time to time with the approval of the Rating Agencies and (iii) airline repossession insurance ("Repossession Insurance") for each Aircraft subject to a Lease and habitually based in a jurisdiction determined in accordance with clause (b) of the Repossession Guidelines, which may be amended from time to time only with the approval of the Rating Agencies, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided further that for a period commencing sixty days after the Initial Closing Date to one year from the Initial Closing Date (any such period may be extended for up to one year if so requested in writing by any Rating Agency), the Issuer shall, upon request from any Rating Agency, obtain Repossession Insurance with respect to Aircraft leased to Lessees habitually based in certain countries other than Developed Markets specified by each such Rating Agency; provided, however, that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

            In determining the amount of insurance required to be maintained by this Section 5.03(h), the Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to Repossession Insurance, any governmental authority or agency of any jurisdiction for which Repossession Insurance must be obtained), the sovereign foreign currency debt of which is rated at least AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Issuer (or which the Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(h) (taking into account self-insurance permitted by this Section 5.03(h)). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.03(h). The Issuer shall not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

            (h) Indemnity. The Issuer shall, and shall cause each Issuer Subsidiary to, include in each Lease between the Issuer or such Issuer Subsidiary and a Person who is not an Issuer Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of leading international aircraft operating lessors.

                                                            SCHEDULE 2.02(a)(ii)
                                                      TO THE SERVICING AGREEMENT

                     [Form of Officer's Certificate for AFT]

            The undersigned, representing Aircraft Finance Trust ("AFT"), a Delaware business trust, in accordance with Section 4(d) of Schedule 2.02(a) to the Servicing Agreement dated as of May 5, 1999, (the "Servicing Agreement") between AFT and GE Capital Aviation Services, Limited (the "Servicer"), hereby certifies as follows:

      (a) the sale of the [insert description of asset(s) to be sold], which AFT has directed the Servicer to arrange pursuant to Section 4 of Schedule 2.02(a) to the Servicing Agreement (the "Sale"), complies in all respects with the terms of the Trust Indenture dated as of May 5, 1999, between AFT, ReSource/Phoenix, Inc. and Bankers Trust Company;

      (b) the Sale has been approved by the Controlling Trustee of AFT in accordance with Section 7.04(a) of the Servicing Agreement;

      (c) in connection with such Sale, the Servicer is entitled to rely upon this certification for all purposes of the Servicing Agreement and Schedule 2.02(a) thereto; and

      (d) the undersigned is a duly appointed, qualified and acting officer of AFT and the signature appearing below after his/her name is a genuine signature.

            IN WITNESS WHEREOF, I have hereunto set my hand on and as of this
[       ] day of [        ], [         ].


                                          By:_____________________________
                                             Name:
                                             Title:


                                 2.02(a)(ii)-1

                                                                SCHEDULE 4.01 TO
                                                         THE SERVICING AGREEMENT

                                 Aircraft Assets

--------------------------------------------------------------------------------
       TYPE               S/N                 Owner/Head Lessee
--------------------------------------------------------------------------------
     A310-300             448                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             210                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             221                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             222                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             231                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             373                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             737                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     A320-200             749                 AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28333                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28548                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28554                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28557                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28558                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28559                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28561                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28562                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28563                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28564                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-300            28740                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-400            25663                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-400            25664                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-400            28489                AFT Trust - Sub I
--------------------------------------------------------------------------------


                                     4.01-1

--------------------------------------------------------------------------------
       TYPE               S/N                 Owner/Head Lessee
--------------------------------------------------------------------------------
     B737-400            28490                AFT Trust - Sub I
--------------------------------------------------------------------------------
     B737-400            28491                AFT Trust - Sub I
--------------------------------------------------------------------------------
    B767-200ER           23805                AFT Trust - Sub I
--------------------------------------------------------------------------------
    B767-200ER           23806                AFT Trust - Sub I
--------------------------------------------------------------------------------
    B767-300ER           25221                AFT Trust - Sub I
--------------------------------------------------------------------------------
    B767-300ER           25403                AFT Trust - Sub I
--------------------------------------------------------------------------------
    B767-300ER           29617                AFT Trust - Sub I
--------------------------------------------------------------------------------
    B767-300ER           30008                AFT Trust - Sub I
--------------------------------------------------------------------------------
     DC-10-30            46584                AFT Trust - Sub I
--------------------------------------------------------------------------------
     DC-10-30            48292                AFT Trust - Sub I
--------------------------------------------------------------------------------
       MD83              49398                AFT Trust - Sub I
--------------------------------------------------------------------------------
       MD83              49791                AFT Trust - Sub I
--------------------------------------------------------------------------------
       MD83              53198                AFT Trust - Sub I
--------------------------------------------------------------------------------
       MD83              53199                AFT Trust - Sub I
--------------------------------------------------------------------------------


                                     4.01-2

                                                         SCHEDULE 4.02 TO
                                                         THE SERVICING AGREEMENT

                        Aircraft Assets Related Documents

                                  PROJECT POOL
                                      INDEX

AIRCRAFT                                                                    PAGE
MSN 28554 - British Midland Airways Limited ...............................    1
MSN 28557 - British Midland Airways Limited ...............................    2
MSN 28558 - British Midland Airways Limited ...............................    3
MSN 221 - Airtours International Airways Limited ..........................    4
MSN 222 - Airtours International Airways Limited ..........................    5
MSN 28548 - British Airways plc ...........................................    6
MSN 29617 - Air 2000 Limited ..............................................    7
MSN 53199 - Eurofly .......................................................    8
MSN 28559 - Air Holland ...................................................    9
MSN 737 - Star Europe .....................................................   10
MSN 749 - Societe de Transport Aerien Regional, Trading as Star Europe ....   11
MSN 53198 - Spanair/GECC ..................................................   12
MSN 49398- Spanair S.A ....................................................   13
MSN 49791 - Spanair S.A ...................................................   14
MSN 28333 - Virgin Express ................................................   15
MSN 28489 - Virgin Express (Ireland) Limited ..............................   16
MSN 25663 - Jet Airways ...................................................   17
MSN 25664 - Jet Airways ...................................................   18
MSN 28561 - China General Aviation Corporation ............................   19
MSN 28562 - China General Aviation Corporation ............................   20
MSN 23805 - Varig .........................................................   21
MSN 23806 - Varig .........................................................   22
MSN 28564 - Transbrasil ...................................................   23
MSN 28563 - Frontier Airlines .............................................   24
MSN 210 - Canadian ........................................................   25
MSN 231 - Canadian ........................................................   26
MSN 448 - Royal Aviation ..................................................   27
MSN 46584 - Continental ...................................................   28
MSN 48292 - Continental ...................................................   29
MSN 28740 - America West ..................................................   30
MSN 30008 - Alitalia ......................................................   31
MSN 28491 - Istanbul Hava Yollari A.S. ....................................   32
MSN 28490 - Istanbul Hava Yollari A.S. ....................................   33
MSN 25221 - Britannia Airways Limited .....................................   34
MSN 373 - Midway ..........................................................   35
MSN 25403 - Air Madagascar ................................................   36

                   MSN 28554 (BRITISH MIDLAND AIRWAYS LIMITED)

1 Aircraft Lease Agreement dated 8 November 1996 made between Alnitak FSC One Corporation and British Midland Airways Limited.

2 Aircraft Lease Amendment Agreement dated 6 December 1996 made between Alnitak FSC One Corporation and British Midland Airways Limited.

3 Aircraft Lease Amendment Agreement dated 30 September 1998 made between Alnitak FSC One Corporation and British Midland Airways Limited.

4 Aircraft Warranty Agreement dated 16 December 1996 made between Alnitak FSC One Corporation and British Midland Airways Limited.

                   MSN 28557 (BRITISH MIDLAND AIRWAYS LIMITED)

1 Aircraft Lease Agreement dated 8 November 1996 made between Alnitak FSC Two Corporation and British Midland Airways Limited.

2 Aircraft Lease Amendment Agreement dated 6 December 1996 made between Alnitak FSC Two Corporation and British Midland Airways Limited.

3 Aircraft Lease Amendment Agreement dated 30 September 1998 made between Alnitak FSC Two Corporation and British Midland Airways Limited.

4 Aircraft Warranty Agreement dated 15 March 1997 made between Alnitak FSC Two Corporation and British Midland Airways Limited.

                   MSN 28558 (BRITISH MIDLAND AIRWAYS LIMITED)

1 Aircraft Lease Agreement dated 8 November 1996 made between Alnitak FSC Three Corporation and British Midland Airways Limited.

2 Aircraft Lease Amendment Agreement dated 6 December 1996 made between Alnitak FSC Three Corporation and British Midland Airways Limited.

3 Aircraft Lease Amendment Agreement dated 30 September 1998 made between Alnitak FSC Three Corporation and British Midland Airways Limited.

4 Aircraft Warranty Agreement dated 26 April 1997 made between British Midland Airways Limited and Alnitak FSC Three Corporation.

                MSN 221 (AIRTOURS INTERNATIONAL AIRWAYS LIMITED)

1 Aircraft Lease Agreement dated 26 January 1996 made between Jodrell Aviation Limited and Airtours International Airways Limited.

2 Side Letter dated 26 January 1996 made between Avion Aviation Limited, Castle Aviation, Airtours International Airways Limited and Jodrell Aviation Limited.

3 Side Letter dated 26 January 1996 made between Airtours International Airways Limited and GE Capital Aviation Services Limited.

4 Side Letter dated 26 January 1996 made between GPAA Funding Limited, GPAA Limited, Jodrell Aviation Limited and Airtours International Airways Limited.

5 Aircraft Lease Novation and Amendment Agreement dated 11 March 1996 made between General Electric Capital Corporation, Airtours International Airways Limited and Jodrell Aviation Limited.

6 Aircraft Sub-Lease Agreement dated 28 February 1997 made between Airtours International Airways Limited and Premiair A/S.

7 Amendment Agreement dated 21 March 1997 made between Airtours International Airways Limited and Premiair A/S.

8 Second Amendment Agreement dated 22 May 1997 made between Airtours International Airways Limited and Premiair A/S.

9 Third Amendment Agreement dated 18 July 1997 made between Airtours International Airways Limited and Premiair A/S.

10    Fourth Amendment Agreement.

11    Fifth Amendment Agreement.

12 Sixth Amendment Agreement dated 25 February 1998 made between Airtours International Airways Limited and Premiair A/S.

13 Seventh Amendment Agreement dated 24 March 1998 made between Airtours International Airways Limited and Premiair A/S.

14 Certificate of Acceptance dated 15 May 1996 by Airtours International Airways Limited to General Electric Capital Corporation.

                MSN 222 (AIRTOURS INTERNATIONAL AIRWAYS LIMITED)

1 Aircraft Lease Agreement dated 26 January 1996 made between Jodrell Aviation Limited and Airtours International Airways Limited.

2 Side Letter dated 26 January 1996 made between Avion Aviation Limited, Castle Aviation Limited, Jodrell Aviation Limited and Airtours International Airways Limited.

3 Side Letter dated 26 January 1996 made between Airtours International Airways Limited and GE Capital Aviation Services Limited.

4 Side Letter dated 26 January 1996 made between GPAA Limited, GPAA Funding Limited, Jodrell Aviation Limited and Airtours International Airways Limited.

5 Aircraft Lease Novation and Amendment Agreement dated 11 March 1996 made between Jodrell Aviation Limited, General Electrical Capital Corporation and Airtours International Airways Limited.

6 Aircraft Sub-Lease Agreement dated 28 February 1997 made between Airtours International Airways Limited and Premiair A/S.

7 Amendment Agreement dated 21 March 1997 made between Airtours International Airways Limited and Premiair A/S.

8 Second Amendment Agreement dated 22 May 1997 made between Airtours International Airways Limited and Premiair A/S.

9 Third Amendment Agreement dated 18 July 1997 made between Airtours International Airways Limited and Premiair A/S.

10    Fourth Amendment Agreement.

11    Fifth Amendment Agreement.

12 Sixth Amendment Agreement dated 25 February 1998 made between Airtours International Airways Limited and Premiair A/S.

13 Seventh Amendment Agreement dated 24 March 1998 made between Airtours International Airways Limited and Premiair A/S.

14 Certificate of Acceptance dated 15 May 1996 by Airtours International Airways Limited to General Electric Capital Corporation.

                         MSN 28548 (BRITISH AIRWAYS PLC)

1 Aircraft Lease Agreement dated 9 December 1997 made between Bowtie Leasing (Bermuda) Limited and British Airways plc.

2 Letter to British Airways plc from Bowtie Leasing (Bermuda) Limited stating the scheduled delivery date.

3 Aircraft Lease Novation and Amendment Agreement dated 27 November 1998 made between Bowtie Leasing (Bowtie) Limited, British Airways plc, General Electric Capital Corporation and AerFi Group plc (formerly known as GPA Group plc).

4 Assignment of Warranties dated 27 November 1998 made between General Electric Capital Corporation and AerFi Group plc (formerly known as GPA Group plc).

                          MSN 29617 (AIR 2000 LIMITED)

1 Aircraft Lease Agreement dated 24 June 1998 made between Alcyone FSC Corporation and Air 2000 Limited.

2 Side Letter dated 24 June 1998 made between Alcyone FSC Corporation and Air 2000 Limited.

3 Deposit Agreement dated 24 June 1998 made between Alcyone FSC Corporation and Air 2000 Limited.

4 Certificate of Acceptance dated 30 March 1999 by Air 2000 Limited to Alcyone FSC Corporation.

5 Guaranty dated 26 February 1999 by General Electric Capital Corporation in favour of Air 2000 Limited.

                               MSN 53199 (EUROFLY)

1 Aircraft Lease Agreement dated 25 March 1997 made between Dormacken Limited and Eurofly.

2 Lease Agreement dated 25 March 1997 made between GECC as Head Lessor and Dormacken Limited.

3 Certificate of Acceptance dated 12 April 1997 be Eurofly S.p.A. to Dormacken Limited.

                             MSN 28559 (AIR HOLLAND)

1 Aircraft Lease Agreement dated 21 November 1996 made between Arcturus FSC Corporation and Air Holland Charter BV.

2 Aircraft Lease Amendment Agreement dated 20 March 1998 made between Arcturus FSC Corporation and Air Holland Charter BV.

3 Aircraft Warranty Agreement dated 12 May 1997 made between Arcturus FSC Corporation and Air Holland Charter BV.

4 Aircraft Lease Amendment Agreement dated 25 April 1999 made between Arcturus FSC Corporation and Air Holland Charter BV.

                              MSN 737 (STAR EUROPE)

1 Aircraft Lease Agreement dated 9 October 1997 made between GECC and Societe De Transport Aerien Regional ("STAR").

2     Side letter dated 31 October 1997 made between GECC and STAR.

3     Letter Agreement dated 28 November 1997 made between GECC and STAR.

                 MSN 749 (SOCIETE DE TRANSPORT AERIEN REGIONAL,
                             TRADING AS STAR EUROPE)

1 Aircraft Lease Agreement dated 16 October 1997 made between GECC and Societe De Transport Aerien Regional.

2 Aircraft Lease Amendment Agreement dated 10 December 1997 made between GECC and Societe De Transport Aerien Regional.

3     Side Letter undated from GECC to Societe De Transport Aerien Regional.

4 Certificate of Acceptance dated 10 December 1997 by Societe de Transport Aerien Regional to General Electric Capital Corporation.

                            MSN 53198 (SPANAIR/GECC)

1     Aircraft Lease Agreement dated 13 May 1997 made between GECC and Spanair
      S.A.

2     Side Letter dated 5 June 1997 made between GECC and Spanair S.A.

3 Side Letter dated 5 June 1997 re Demonstration Flight made between GECC and Spanair.

                            MSN 49398 (SPANAIR S.A.)

1 Aircraft Lease Agreement dated 5 October 1995 made between General Electric Capital Corporation and Spanair S.A.

2 Security Letter of Credit dated 6 November 1995 issued by Banco Central Hispanoamericano S.A.

3 Letter of Intent dated 10 August 1995 from GE Capital Aviation Services, Ltd. to Spanair.

4 Aircraft Lease Extension and Amendment Agreement dated 5 October 1998 made between GECC and Spanair S.A.

5 Certificate of Acceptance dated 2 April 1996 by Spanair S.A. to General Electric Capital Corporation.

                            MSN 49791 (SPANAIR S.A.)

1     Aircraft Lease Agreement dated 5 October 1995 made between GECC and
      Spanair S.A.

2 Aircraft Lease Extension and Amendment Agreement dated 5 October 1995 made between Aviation Financial Services Inc. and Spanair S.A.

3 Side Letter No. 1 re "C" Check dated 5 October 1995 made between GECC and Spanair S.A.

4 Side Letter No. 2 re Purchase of Aircraft dated 5 October 1995 made between GECC and Spanair S.A.

5 Aircraft Transfer Agreement dated 11 September 1997 made between Aviation Financial Services Inc. and GECC.

6 Assignment, Assumption and Novation Agreement dated 11 September 1997 made between GECC and Spanair S.A. and Aviation Financial Services Inc.

                           MSN 28333 (VIRGIN EXPRESS)

1 Aircraft Lease Agreement dated 14 August 1996 made between Dormacken Limited and Virgin Express.

2 Maintenance Escalation Letter dated 23 September 1997 from GE Capital Aviation Services to Virgin Express.

3 Head Lease Agreement dated 14 August 1996 made between GECAS Brussels FSC, Inc. and Dormacken Limited.

4 Certificate of Acceptance dated 22 August 1996 by Eurobelgian Airlines S.A.N.V. to Dormacken Limited.

                  MSN 28489 (VIRGIN EXPRESS (IRELAND) LIMITED)

1 Aircraft Lease Agreement dated 21 November 1996 made between Aldebaran FSC One Corporation and Virgin Express (Ireland) Ltd.

2     Side Letter dated 11 September 1997 made between GECC and China Airlines
      Ltd.

3 Certificate of Acceptance dated 23 October 1998 by Virgin Express (Ireland) Limited to Aldebaran FSC One Corporation.

                             MSN 25663 (JET AIRWAYS)

1 Aircraft Lease Agreement dated 5 October 1997 made between Mercurbank Aktiengesellschaft and Jet Airways.

2 Side Letter No. 1 dated 5 October 1997 made between Mercurbank Aktiengesellschaft and Jet Airways.

3 Side Letter No. 2 dated 5 October 1997 made between Mercurbank Aktiengesellschaft and Jet Airways.

4 Side Letter No. 2 dated 13 April 1998 made between Mercurbank Aktiengesellschaft and Jet Airways.

5 Head Lease Agreement dated 5 October 1997 made between Birds of Paradise I and II and Mercurbank Aktiengesellschaft.

6 Letter dated 10 November 1998 between GE Capital Bank GmbH, Jet Airways (India) Limited, Birds of Paradise I and Birds of Paradise II.

                             MSN 25664 (JET AIRWAYS)

1 Aircraft Lease Agreement dated 5 October 1997 made between Mercurbank Aktiengesellschaft and Jet Airways.

2 Side Letter No. 1 dated 5 October 1997 made between Mercurbank Aktiengesellschaft and Jet Airways.

3 Side Letter No. 2 dated 5 October 1997 made between Mercurbank Aktiengesellschaft and Jet Airways.

4 Side Letter No. 2 dated 13 April 1998 made between Mercurbank Aktiengesellschaft and Jet Airways.

5 Head Lease Agreement dated 5 October 1997 made between Birds of Paradise I and II and Mercurbank Aktiengesellschaft.

6 Letter dated 10 November 1998 between GE Capital Bank GmbH, Jet Airways (India) Limited, Birds of Paradise I and Birds of Paradise II.

                 MSN 28561 (CHINA GENERAL AVIATION CORPORATION)

1 Aircraft Lease Agreement dated 25 November 1996 made between Antares FSC Two Corporation and China General Aviation Corporation and China Aviation Supplies Import & Export Corporation.

2 Side Letter dated 25 November 1996 made between Antares FSC Two Corporation and China General Aviation Corporation and China Aviation Supplies Import & Export Corporation.

                 MSN 28562 (CHINA GENERAL AVIATION CORPORATION)

1 Aircraft Lease Agreement dated 25 November 1996 made between Antares FSC Three Corporation and China General Aviation Corporation and China Aviation Supplies Import & Export Corporation.

2 Side Letter dated 25 November 1996 made between Antares FSC Three Corporation and China General Aviation Corporation and China Aviation Supplies Import & Export Corporation.

                                MSN 23805 (VARIG)

1 Aircraft Lease Agreement dated 15 August 1994 made between Varig, S.A. and First Security Bank of Utah, N.A.

2 Amendment No. 1 dated 4 November 1994 made between First Security Bank of Utah, N.A. and Varig, S.A.

3 Letter Agreement dated 4 November 1994 made between First Security Bank of Utah, N.A. and Varig, S.A.

4 Amendment No. 2 dated 21 March 1995 made between First Security Bank of Utah, N.A. and Varig, S.A.

5 Aircraft Lease Agreement Supplement No. 1 and Certificate of Acceptance dated 21 March 1995 made between First Security Bank of Utah, N.A. and Varig, S.A.

                                MSN 23806 (VARIG)

1 Aircraft Lease Agreement dated 15 August 1994 made between Varig, S.A. and First Security Bank of Utah, N.A.

2 Amendment No. 1 dated 4 November 1994 made between First Security Bank of Utah, N.A. and Varig, S.A.

3 Letter Agreement dated 4 November 1994 made between First Security Bank of Utah, N.A. and Varig, S.A.

4 Amendment No. 2 dated 21 March 1995 made between First Security Bank of Utah, N.A. and Varig, S.A.

5 Aircraft Lease Agreement Supplement No. 1 and Certificate of Acceptance dated 21 March 1995 made between First Security Bank of Utah, N.A. and Varig, S.A.

                             MSN 28564 (TRANSBRASIL)

1 Aircraft Lease Agreement dated 5 November 1997 made between Transbrasil S/A Linhas Aereas and Alcyone FSC Corporation.

2 Letter Agreement dated 14 November 1997 made between Transbrasil S/A Linhas Aereas and Alcyone FSC Corporation.

3 Certificate of Acceptance dated 14 November 1997 by Transbrasil S/A to Alcyone FSC Corporation.

                          MSN 28563 (FRONTIER AIRLINES)

1 Aircraft Lease Agreement dated 25 March 1997 made between Frontier Airlines, Inc. and GECC.

2 Letter Agreement No. 1 dated 25 March 1997 made between GECC and Frontier Airlines, Inc.

3 Tax Indemnity Agreement dated 25 March 1997 made between GECC and Frontier Airlines, Inc.

4 Lease Supplemental No. 1 dated 26 August 1997 made between GECC and Frontier Airlines, Inc.

5 Letter Agreement No. 2 dated 26 August 1997 made between GECC and Frontier Airlines, Inc.

6 Certificate of Technical Acceptance dated 25 March 1997 by Frontier Airlines, Inc. to GECC.

7 Aircraft Lease Amendment Agreement dated as of 30 April 1999 between GECC and Frontier Airlines, Inc.

                               MSN 210 (CANADIAN)

1 Aircraft Lease Agreement [210] dated 8 February 1996 made between GECC and Canadian Airlines International Ltd.

2 Aircraft Sub-lease Agreement [210] dated 8 February 1996 made between GPAG and Canadian Airlines International Ltd.

3 Aircraft Lease Amendment Agreement dated 16 June 1997 made between GECC and Canadian Airlines International Ltd.

4 Aircraft Lease Novation and Amendment Agreement dated 8 May 1998 made between GECC, Canadian Airlines International Ltd. and Aviation Financial Services Inc.

5 Short Form Lease Novation Agreement dated 8 May 1998 made between GECC, Aviation Financial Services Inc. and Canadian Airlines International Ltd.

6 Letter of Intent dated 23 June 1998 from GE Capital Aviation Services Inc. to Canadian Airlines International Ltd.

7 Amending Agreement dated 5 July 1998 made between Aviation Financial Services Inc. and Canadian Airlines International Ltd.

8 Certificate of Acceptance dated 5 July 1991 by Canadian Airlines International Ltd. to Asset Management A/A.

9 Certificate of Acceptance dated 8 February 1996 by Canadian Airlines International Ltd. to GECC.

                               MSN 231 (CANADIAN)

1 Aircraft Lease Agreement [231] dated 8 February 1996 made between GECC and Canadian Airlines International Ltd.

2     Aircraft Sub-lease Agreement dated 8 February 1996 made between GPAG and
      GECC.

3 Option Agreement dated 8 February 1996 made between GECC and Canadian Airlines International Ltd.

4 Aircraft Lease Amendment dated 16 June 1997 made between GECC and Canadian Airlines International Ltd.

5 Aircraft Lease Novation and Amendment Agreement dated 8 May 1998 made between GECC, Canadian Airlines International Ltd. and Aviation Financial Services Inc.

6 Short Form Lease Novation Agreement dated 8 May 1998 made between GECC, Aviation Financial Services Inc. and Canadian Airlines International Ltd.

7 Option Novation and Amendment Agreement dated 8 May 1998 made between GECC, Aviation Financial Services Inc. and Canadian Airlines International Ltd.

8 Letter of Intent dated 23 June 1998 from GE Capital Aviation Services Inc. to Canadian Airlines International Ltd.

9 Amending Agreement dated 19 July 1998 made between Aviation Financial Services Inc. and Canadian Airlines International Ltd.

10 Certificate of Acceptance dated 19 September 1991 by Canadian Airlines International Ltd. to Asset Management A/S.

11 Certificate of Acceptance dated 8 February 1996 by Canadian Airlines International Ltd. to GECC.

                            MSN 448 (ROYAL AVIATION)

1 Aircraft Lease Agreement dated 12 May 1998 made between GECC and Royal Aviation, Inc.

2 Letter Agreement No. 1 dated 12 May 1998 made between GECC and Royal Aviation, Inc.

3 Certificate of Technical Acceptance dated 16 May 1998 by Royal Aviation, Inc. to GECC.

4 Lease Supplement No. 1 dated 16 May 1998 made between GECC and Royal Aviation, Inc.

5 Aircraft Lease Agreement (Short Form) dated 16 May 1998 made between GECC and Royal Aviation, Inc.

                             MSN 46584 (CONTINENTAL)

1 Aircraft Lease Agreement dated 15 May 1992 made between Continental Airlines, Inc. and Polaris Holding Company.

2 Letter Agreement No. 1 dated 15 May 1992 made between Polaris Holding Company and Continental Airlines, Inc.

3 Tax Indemnification Agreement dated 15 May 1992 made between Polaris Holding Company and Continental Airlines, Inc.

4 Lease Supplement No. 1 dated 18 August 1992 made between Polaris Holding Company and Continental Airlines, Inc.

5 Certificate as to Status of Aircraft dated 18 August 1995 by Continental Airlines, Inc. to Polaris Holding Company.

6 Aircraft Lease Agreement Amendment dated 30 March 1995 made between Polaris Holding Company and Continental Airlines, Inc.

7 Aircraft Lease Agreement Amendment No. 2 dated 31 July 1997 made between Polaris Holding Company and Continental Airlines, Inc.

8 Letter Agreement No. 2 dated 31 July 1997 made between Polaris Holding Company and Continental Airlines, Inc.

                             MSN 48292 (CONTINENTAL)

1 Aircraft Lease Agreement dated 15 May 1992 made between Continental Airlines, Inc. and Polaris Holding Company.

2 Letter Agreement No. 1 to Aircraft Lease Agreement dated 15 May 1992 made between Polaris Holding Company and Continental Airlines, Inc.

3 Tax Indemnification Agreement dated 15 May 1992 made between Polaris Holding Company and Continental Airlines, Inc.

4 Certificate as to Status of Aircraft dated 1 June, 1992 by Continental Airlines, Inc. to Polaris Holding Company.

5 Lease Supplement No. 1 dated 2 June 1992 made between Polaris Holding Company and Continental Airlines, Inc.

6 Aircraft Lease Agreement Amendment dated 30 March 1995 made between Polaris Holding Company and Continental Airlines, Inc.

7 Aircraft Lease Agreement Amendment No. 2 dated 31 July 1997 made between Polaris Holding Company and Continental Airlines, Inc.

                            MSN 28740 (AMERICA WEST)

1 Aircraft Lease Agreement dated 30 June 1998 made between America West Airlines, Inc. and GECC.

2 Letter Agreement No. 1 dated 30 June 1998 made between GECC and America West Airlines, Inc.

3 Tax Indemnity Agreement dated 30 June 1998 made between GECC and America West Airlines, Inc.

4 Lease Supplement No. 1 dated 8 July 1998 made between GECC and America West Airlines, Inc.

5 Certificate of Technical Acceptance dated 8 July 1998 by America West Airlines, Inc. to GECC.

                              MSN 30008 (ALITALIA)

1 Aircraft Lease Agreement dated 2 April 1998 made between GECAS Technical Services Limited and Alitalia (Linee Aeree Italiane S.p.A.).

2 Modifications side letter dated 2 April 1998 from GECAS Technical Services Limited to Alitalia (Linee Aeree Italiane S.p.A.).

3 Certificate of Acceptance dated 22 March 1999 by Alitalia (Linee Aeree Italiana S.p.A.) to GECAS Technical Services Limited.

                     MSN 28491 (ISTANBUL HAVA YOLLARI A.S.)

1 Aircraft Lease Agreement dated 16 October 1998 between Aldebaran FSC - Three Corporation and Istanbul Hava Yollari A.S.

2 Side letter dated 7 December 1998 from Aldebaran FSC - Three Corporation to Istanbul Hava Yollari A.S.

3 Side letter dated 10 December 1998 from Aldebaran FSC - Three Corporation to Istanbul Hava Yollari A.S.

4     Certificate of Acceptance dated 15 December 1998.

                     MSN 28490 (ISTANBUL HAVA YOLLARI A.S.)

1 Aircraft Lease Agreement dated 16 October 1998 between Aldebaran FSC - Two Corporation and Istanbul Hava Yollari A.S.

2 Side letter (undated) between Aldebaran FSC - Two Corporation to Istanbul Hava Yollari A.S.

3 Certificate of Acceptance dated 29 November 1998 by Istanbul Hava Yollari A.S. to Aldebaran FSC - Two Corporation.

                      MSN 25221 (BRITANNIA AIRWAYS LIMITED)

1 Aircraft Lease Agreement dated 4 December 1997 made between First Security Bank, National Association and Britannia Airways Limited.

2 Sub-Lease Agreement dated 2 September 1998 made between Britannia Airways Limited and Britannia Airways AB.

3 Assignment (of Aircraft Lease Agreement dated 2 September 1998) dated 23 October 1998 made between Britannia Airways Limited and First Security Bank, National Association.

4     Notice and Acknowledgement of Lease Assignment dated 26 November 1998.

5 Beneficial Interest Purchase Agreement dated 7 December 1998 made between Pacific Asia Leasing Limited, Aircraft 25221, Inc., Amerilease Capital Corporation Limited and UniCapital Corporation.

6 Assignment of Beneficial Interest dated 31 December 1998 made between Pacific Asia Leasing Limited and Aircraft 25221, Inc.

7     Schedule of Parties to whom notice is to be given.

                                MSN 373 (MIDWAY)

        (NB: This aircraft will be leased to Transmeridian Airlines, Inc.
                                 from June 1999)

1 Aircraft Lease Agreement dated 24 May 1995 made between Wilmington Trust Company and Midway Airlines Corporation.

2 Trust Agreement dated 24 May 1995 made between Kawasaki Leasing International Inc. and Wilmington Trust Company.

3 Purchase Agreement Assignment dated 1 March 1996 made between Kawasaki Leasing International Inc., KE Aircraft Leasing Inc., Kawasaki Steel Trade Funding (USA) Inc. and Midway Airlines Corporation.

4 Assignment Agreement of Certain Warranty and Product Support Rights dated 1 March 1996 made between KE Aircraft Leasing Inc., Midway Airlines Corporation and IAE International Aero Engines AG and Consents to Assignment dated 28 August 1998.

5 Lease Assignment, Assumption and Amendment Agreement dated 28 August 1998 made between Wilmington Trust Company, Aircraft 373, Inc. and Midway Airlines Corporation.

6     Certificate of Insurance dated 19 October 1998.

                           MSN 25403 (AIR MADAGASCAR)

      (NB: This aircraft will be leased to TWA before the lease is novated)

1 Aircraft Lease Agreements dated 10 February 1998 made between Polaris Aircraft (Pacific Coast), Inc. and Air Madagascar.

2 Configuration Side Letter Agreement dated 21 March 1998 made between Polaris Aircraft (Pacific Coast), Inc. and Air Madagascar.

3 Aircraft Lease Agreement dated 31 March 1999 made between Polaris Aircraft (Pacific Coast), Inc. and Trans World Airlines, Inc.

                                                             SCHEDULE 4.03 TO
                                                             SERVICING AGREEMENT

                                  Bank Accounts

--------------------------------------------------------------------------------
         ACCOUNT NAME                                             Account Number
--------------------------------------------------------------------------------
AFT RENTAL ACCOUNT                                                    00-330-149
--------------------------------------------------------------------------------
AFT RENTAL ACCT - SUSPENSE                                                 27629
--------------------------------------------------------------------------------
AFT COLLECTIONS ACCT                                                       27631
--------------------------------------------------------------------------------
AFT EXPENSE ACCT                                                           27630
--------------------------------------------------------------------------------
AFT VARIG RESERVE ACCT 23805                                               27638
--------------------------------------------------------------------------------
AFT VARIG RESERVE ACCT 23806                                               27630
--------------------------------------------------------------------------------
AFT LESSEE FUND BRITISH MIDLAND 28557                                      27640
--------------------------------------------------------------------------------
AFT LESSEE FUND AIR HOLLAND 28559                                          27641
--------------------------------------------------------------------------------
AFT LESSEE FUND BRITISH MIDLAND 28558                                      27642
--------------------------------------------------------------------------------
AFT LESSEE FUND CHINA GENERAL 28561                                        27643
--------------------------------------------------------------------------------
AFT LESSEE FUND CHINA GENERAL 28562                                        27644
--------------------------------------------------------------------------------
AFT LESSEE FUND FRONTIER 28563                                             27645
--------------------------------------------------------------------------------
AFT LESSEE FUND TRANSBRASIL 28564                                          27647
--------------------------------------------------------------------------------
AFT LESSEE FUND BRITISH MIDLAND 28554                                      27646
--------------------------------------------------------------------------------
AFT LESSEE FUND STAR 737                                                   27648
--------------------------------------------------------------------------------
AFT LESSEE FUND CANADIAN 210                                               27649
--------------------------------------------------------------------------------
AFT LESSEE FUND CANADIAN 231                                               27650
--------------------------------------------------------------------------------
AFT LESSEE FUND SPANAIR 49791                                              27651
--------------------------------------------------------------------------------
AFT LESSEE FUND AIRTOURS 221                                               27652
--------------------------------------------------------------------------------
AFT LESSEE FUND AIRTOURS 222                                               27653
--------------------------------------------------------------------------------
AFT LESSEE FUND VIRGIN 28489                                               27654
--------------------------------------------------------------------------------
AFT LESSEE FUND ISTANBUL 28491                                             27655
--------------------------------------------------------------------------------
AFT LESSEE FUND JET AIRWAYS 25663                                          27656
--------------------------------------------------------------------------------
AFT LESSEE FUND JET AIRWAYS 25664                                          27657
--------------------------------------------------------------------------------
AFT LESSEE FUND AMERICA WEST 28740                                         27658
--------------------------------------------------------------------------------
AFT LESSEE FUND STAR 749                                                   27659
--------------------------------------------------------------------------------
AFT LESSEE FUND ALITALIA 30008                                             27660
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AFT LESSEE FUND TWA 25403                                                  27661
--------------------------------------------------------------------------------
AFT LESSEE FUND ISTANBUL 28490                                             27662
--------------------------------------------------------------------------------
AFT LESSEE FUND VARIG 23805                                                27663
--------------------------------------------------------------------------------
AFT LESSEE FUND VARIG 23806                                                27664
--------------------------------------------------------------------------------
AFT LESSEE FUND ROYAL AVIATION 448                                         27665
--------------------------------------------------------------------------------
AFT LESSEE FUND BRITANNIA 25221                                            27683
--------------------------------------------------------------------------------

WIRE INSTRUCTIONS

RENTAL ACCOUNT Only;

Bankers Trust Co.
ABA 021001033
for the account of
BTCO Sect. TTEE AFT Rental
Account number 00-330-149

Other Accounts:

Bankers Trust Company
ABA# 021-001-033
New York, NY
Account Number 01-41-9647
Attn: Structured Finance Team / Joel Evaristo ext 2-4305
Reference: AFT (Account Name) (Account Number)

                                                             SCHEDULE 4.04(a) TO
                                                         THE SERVICING AGREEMENT

                         List of Persons within the AFT
                             Group and Jurisdictions

Entity                                           Jurisdiction
------                                           ------------
Aircraft Finance Trust                           Delaware

AFT Trust-Sub I                                  Delaware

Aircraft Finance Trust
Ireland Limited                                  Ireland


                                   4.04(a)-1

                                                                SCHEDULE 7.01 TO
                                                         THE SERVICING AGREEMENT

                          Responsibilities of AFT Group

A. With respect to Aircraft Assets, each Person within the AFT Group shall retain such responsibilities as are expressly set forth in Article VII of the Servicing Agreement.

B. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, assets which do not constitute Aircraft Assets and for any or all AFT Group Liabilities.

C. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all finance functions which are not expressly the responsibility of the Servicer under the Servicing Agreement. Such responsibilities of the AFT Group shall include:

      (i) all matters relating to the arrangement and procurement of any financings of any type or nature for the AFT Group;

      (ii) all matters relating to the management of borrowings and payments under such financings and the management of the respective borrowers' or issuers', as the case may be, compliance with the terms of such financings, including compliance with the reporting requirements thereunder and any computations required in connection with such reporting;

      (iii) all matters relating to the arrangement and procurement of refinancings of any type or nature of any outstanding indebtedness of the AFT Group;

      (iv) all matters relating to the restructuring of any type or nature of any indebtedness of the AFT Group; and

      (v) all communications with creditors (other than trade creditors and Lessees) of any type or nature of the AFT Group.


                                     7.01-1

      It is expressly understood by the parties that while the Servicer will, to the extent expressly provided in Schedule 2.02(a) to the Servicing Agreement, provide AFT with assistance and information required to assist in its compliance with its obligations and covenants under the Indenture to the extent such compliance specifically relates to the Services, the Servicer shall not deal directly with any of AFT Group's creditors, except to the extent such dealings with trade creditors are incidental to the Servicer's provision of the Services under the Servicing Agreement.

D. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all treasury functions of the AFT Group that are not expressly the responsibility of the Servicer under the Servicing Agreement, including:

      (i)   cash management;

      (ii) currency and interest rate risk management (including the establishment of related policies and the arrangement and procurement of appropriate swap programs); and

      (iii) reconciliation of all Bank Account-related information.

E. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all accounting functions not expressly the responsibility of the Servicer under the Servicing Agreement, including:

      (i) the monitoring of cash receipts and disbursements and accounts payable and accounts receivable of the AFT Group;

      (ii) the promulgation, maintenance, interpretation, amending and supplementing of accounting policies for the AFT Group, and the review and approval of any potential exceptions to the accounting policies established by the AFT Group;

      (iii) maintaining the accounting ledgers, preparing balance sheets, statements of changes in shareholders' equity and statements of income and cash flows and arranging


                                     7.01-2
            for financial audits, as required, and for the preparation of audited financial reports for the AFT Group;

      (iv)  the provision of overhead services to the AFT Group; and

      (v) preparing annual Lease Operating Budgets and Aircraft Asset Expenses Budgets, preparing and analyzing actual results to budget and performing profitability analysis.

F. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all corporate secretarial activities and other matters related to the existence of any Person within the AFT Group.

G. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all matters relating to the holders of the share capital of any Person within the AFT Group.

H. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, all legal and regulatory matters which are not expressly the responsibility of the Servicer under the Servicing Agreement, including:

      (i) the preparation and filing of reports required to be filed with the U.S. Securities and Exchange Commission or any other Governmental Authority;

      (ii) all legal services (including the negotiation of documents) not constituting the provision of Services relating to all matters described herein for which any Person within the AFT Group has responsibility; and

      (iii) the preparation and filing of corporate and tax returns of each Person within the AFT Group with any Governmental Authority.

I. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, any and all litigation or other legal proceedings against or brought by any Person


                                     7.01-3
      within the AFT Group, other than enforcement actions relating to any Aircraft Assets (including any counterclaim arising from any such action to the extent any such counterclaim relates to the Aircraft Assets) brought by AFT or any other Person within the AFT Group commencing after the date of the Servicing Agreement.

J. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, the arrangement and procurement of all insurance other than insurance related to the Aircraft Assets which the Servicer is to arrange and procure (at the expense of the AFT Group) under the Servicing Agreement.

K. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, employees of any Person within the AFT Group.

L. Each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, purchase orders and options to purchase Aircraft Assets, except to the extent the same constitute the provision of Services.

M. Except to the extent provided for in Section 2.3 of Schedule 2.02(a) to the Servicing Agreement, each of AFT and each other Person within the AFT Group shall be responsible for, and the Servicer shall have no responsibilities in respect of, keeping AFT in compliance with its obligations and covenants under the Security Trust Agreement.

            Notwithstanding anything contained herein to the contrary, AFT acknowledges and agrees that it shall be responsible for, and the Servicer shall not have any responsibility for, (a) any Compliance Obligations to any holders of outstanding Notes or Beneficial Interest Certificates, any holders of any other securities issued by any Person within the AFT Group or any Governmental Authorities, (b) all instructions, discretion, judgments and assumptions related to such Compliance Obligations and (c) any adverse consequences (including any Losses) in connection with any Year 2000 Compatibility problems, or any Year 2000 Problem relating to the Services, or the operation or functionality of the Aircraft Assets or of the AFT Group as either may relate to the


                                     7.01-4
processing of any dates, and AFT agrees to indemnify the Servicer and its Affiliates in respect of the foregoing as further provided in Sections 11.05 and
11.06 of the Servicing Agreement.


                                     7.01-5

                                                                SCHEDULE 7.04 TO
                                                         THE SERVICING AGREEMENT

               Liabilities Incurred in Ordinary Course of Business

1. Acquisitions, dispositions or replacements of Aircraft, Engines or Parts (including BFE) including, without limitation, by leasing in.

2. Modifications, maintenance, overhauls, repairs, upgrades or other technical expenditures.

3. Dry Leases and wet Leases (including extensions, renewals, amendments and terminations thereof).

4     Repossessions.

5.    Registrations and Deregistrations.

6. Governmental approvals, certifications, permits, licenses, consents, filings and authorizations.

7. Third party professional services including, without limitation, legal, tax advisory and insurance.

8.    Taxes.

9. Aircraft operator transition costs (including, without limitation, flight operations, storage and maintenance, technical consultants costs, and purchase, storage and scrapping of spare Parts).

10.   Lessee Liens.

11.   Insurance


                                     7.04-1

                                                                SCHEDULE 8.01 TO
                                                         THE SERVICING AGREEMENT

                             Conditions to Execution

1. Each Person within the AFT Group (other than AFT) shall have executed and delivered an AFT Group Guarantee in favor of the Servicer substantially in the form attached to the Servicing Agreement as Appendix B.

2. Each appendix, annex, exhibit or schedule to the Servicing Agreement and each AFT Group Guarantee shall have been completed to the reasonable satisfaction of the Servicer and delivered with the Servicing Agreement and the AFT Group Guarantees at the Closing.

3. The Aircraft Assets Related Documents shall have been delivered to the Servicer, pursuant to Section 4.02 of the Servicing Agreement, at the Servicer's offices in Shannon, Ireland, on or prior to the Closing Date.

4. AFT shall have executed and delivered to the Servicer the acknowledged power of attorney contemplated by Section 13.02 of the Servicing Agreement.

5. AFT shall have delivered to the Servicer a copy of the Indenture, certified by AFT as a true and complete copy thereof.

6. AFT and each other Person within the AFT Group shall have delivered to the Servicer satisfactory evidence, in the reasonable judgment of the Servicer, as to the appointment of agents for service of process as required by the Documentary Conventions set forth in Appendix A to the Servicing Agreement.


                                     8.01-1

7. AFT and each other Person within the AFT Group shall have delivered to the Servicer, in form and substance reasonably satisfactory to the Servicer:

                  (A) a certificate dated the Closing Date of the secretary, any assistant secretary or another appropriate officer of each such Person certifying as to:

                        (1) the attached corporate charter, by-laws and other
                  constituent documents of such Person, recently certified, in the case of any such document filed with the secretary of state or similar Governmental Authority of the jurisdiction in which such Person is organized by such Governmental Authority;

                        (2) the absence of amendments to any constituent
                  document since the date of the last amendment (a) shown on the official evidence as to filed constituent documents furnished pursuant to (B) below if such official evidence is available and (b) in any event reflected in the constituent documents furnished pursuant to (1) above;

                        (3) resolutions or other written evidence of corporate
                  action of the board of directors or Controlling Trustees, as applicable (or appropriate committee thereof) and, if applicable, the shareholders of such Person duly authorizing or ratifying the execution, delivery and performance by such Person of the Servicing Agreement and AFT Group Guarantee, as applicable, to which it is or is to be party and the absence of any modification, amendment or revocation thereof or any other resolutions relating thereto;

                        (4) the absence of proceedings for the dissolution,
                  liquidation, receivership or similar proceedings with respect to such Person;

                        (5) if applicable, its corporate seal; and


                                     8.01-2

                        (6) the incumbency and signatures of the individuals
                  authorized to execute and deliver documents on such Person's behalf; and

                  (B) to the extent available from appropriate Governmental
            Authorities, recent official evidence from appropriate Governmental Authorities of appropriate jurisdictions as to constituent documents on file, good standing, payment of franchise taxes and qualification to do business in the jurisdiction in which such Person is organized.

8. AFT and each other Person within the AFT Group shall have delivered to the Servicer an Officer's Certificate dated the Closing Date, in form and substance reasonably satisfactory to the Servicer, stating that:

                  (A) each representation and warranty of such Person contained in the Servicing Agreement and AFT Group Guarantee, as applicable, is true and correct as of the Closing Date;

                  (B) such Person has duly performed and complied in all
            material respects with all covenants, agreements and conditions contained in the Servicing Agreement and AFT Group Guarantee, as applicable, required to be performed or complied with by it on or before the Closing Date;

                  (C) no event has occurred and is continuing or condition
            exists or would result from the consummation of any transaction contemplated by the Servicing Agreement or AFT Group Guarantee, as applicable, to which such Person is a party that constitutes, or with the giving of notice or lapse of time or both would constitute, a default in any material respect under such Servicing Agreement or AFT Group Guarantee, as applicable, or a breach thereof or would give any party thereto the right to terminate, or not to perform any material obligation under, any thereof; and

                  (D) the Servicing Agreement and AFT Group Guarantee, as
            applicable, to which it is a party is in full force and effect with respect to it, has not been amended, modified or terminated and constitutes its


                                     8.01-3
            legal, valid and binding obligation enforceable against it in accordance with its terms.

9. The Servicer (and such Affiliates of the Servicer that the Servicer designates as addressees) shall have received legal opinions dated as of the Closing Date, which shall cover the following matters and shall also cover such other matters as the Servicer and its counsel may reasonably request:

                  (A) Each of AFT and each other Person within the AFT Group has been duly organized and is validly existing as a [business trust/corporation] in good standing under the laws of its jurisdiction of incorporation.

                  (B) Neither the execution and delivery of the Servicing
            Agreement and AFT Group Guarantee, as applicable, nor the consummation of the transactions contemplated thereby nor the performance by AFT or any other Person within the AFT Group of any of their obligations thereunder in accordance with the terms thereof will (i) violate any order, writ, injunction, judgment or decree in effect as of the date hereof of any [insert appropriate courts] to which AFT or any other Person within the AFT Group, or any of their respective Affiliates, is a party or by which any of their respective properties or assets are bound, (ii) violate in any material respect any applicable law of [insert applicable law] in effect as of the date hereof or (iii) result in any conflict with, breach of or default (or give rise to any right of termination, cancelation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, warrant or other similar instrument or any license, permit material agreement or other material obligation to which any such Person is a party or by which any such Person's properties or assets may be bound.

                  (C) Upon execution and delivery thereof, the Servicing
            Agreement and AFT Group Guarantee, as applicable, to which AFT and each other Person within the AFT Group is a party shall be valid and legally binding on and enforceable against such party in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting


                                     8.01-4
            creditors' rights generally from time to time in effect and to general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (D) No action, consent or approval by, or filing with, any
            [insert appropriate Governmental Authorities] or other third party is required in connection with the execution, delivery or performance by AFT or any other Person within the AFT Group of the Servicing Agreement and AFT Group Guarantee, as applicable, to which it is a party or the consummation by AFT or any other Person within the AFT Group of the transactions contemplated thereby.

10. The Servicer shall have delivered to AFT, in form and substance reasonably satisfactory to AFT:

            (A) a certificate dated the Closing Date of the secretary, any assistant secretary or another appropriate officer of the Servicer certifying as to:

                  (1) the attached corporate charter, by-laws and other
            constituent documents of the Servicer, recently certified, in the case of any such document filed with the secretary of state or similar Governmental Authority of the jurisdiction in which the Servicer is organized by such Governmental Authority;

                  (2) the absence of amendments to any constituent document
            since the date of the last amendment (a) shown on the official evidence as to filed constituent documents furnished pursuant to (B) below if such official evidence is available and (b) in any event reflected in the constituent documents furnished pursuant to (1) above;

                  (3) resolutions or other written evidence of corporate action of the board of directors (or appropriate committee thereof) and, if applicable, the shareholders of the Servicer duly authorizing or ratifying the execution, delivery and performance by the Servicer of the Servicing Agreement and the absence of any modification, amendment or revocation thereof or any other resolutions relating thereto;


                                     8.01-5

                  (4) the absence of proceedings for the dissolution,
            liquidation, receivership or similar proceedings with respect to the Servicer;

                  (5) if applicable, its corporate seal; and

                  (6) the incumbency and signatures of the individuals
            authorized to execute and deliver documents on the Servicer's behalf; and

            (B) to the extent available from appropriate Governmental Authorities, recent official evidence from appropriate Governmental Authorities of appropriate jurisdictions as to constituent documents on file, payment of franchise taxes and qualification to do business in the jurisdiction in which the Servicer is organized.

11. The Servicer shall have delivered to AFT an Officer's Certificate dated the Closing Date, in form and substance reasonably satisfactory to AFT, stating that:

            (A) each representation and warranty of the Servicer contained in the Servicing Agreement is true and correct as of the Closing Date;

            (B) the Servicer has duly performed and complied in all material respects with all covenants, agreements and conditions contained in the Servicing Agreement required to be performed or complied with by it on or before the Closing Date;

            (C) no event has occurred and is continuing or condition exists or would result from the consummation of any transaction contemplated by the Servicing Agreement that constitutes, or with the giving of notice or lapse of time or both would constitute, a default in any material respect under the Servicing Agreement or a breach thereof or would give any party thereto the right to terminate, or not to perform any material obligation under, the Servicing Agreement; and

            (D) the Servicing Agreement is in full force and effect with respect to it, has not been amended, modified or terminated and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.


                                     8.01-6

12. AFT shall have received legal opinions dated as of the Closing Date, substantially in the form of the opinions set forth in Appendix D and Appendix E to the Purchase Agreement.


                                     8.01-7

                                                             SCHEDULE 9.06(a) TO
                                                         THE SERVICING AGREEMENT

                                Overhead Expenses

1.    Salary, bonuses, company cars and benefits of Servicer's employees.

2.    Travel and entertainment expenses of Servicer's employees.

3.    Office, office equipment and rental expenses of the Servicer.

4.    Telecommunications expenses of the Servicer.

5.    Advertising and promotional expenses of the Servicer.

6. Taxes on the income, receipts, profits, gains, net worth or franchise of Servicer and payroll, employment and Social Security Taxes for employees of the Servicer.


                                   9.06(a)-1

                                                             SCHEDULE 9.06(b) TO
                                                         THE SERVICING AGREEMENT

                      Categories of Aircraft Asset Expenses

1. Storage, maintenance, repossession (whether or not successful), reconfiguration, refurbishment and repair expenses relating to Aircraft Assets, including all expenses incurred by the Servicer relating to compliance with airworthiness directives and service bulletins, which includes the fees and expenses of independent technicians and other experts retained for any of the foregoing purposes.

2. Insurance expense related to Aircraft Assets, including all fees and expenses of insurance advisors and brokers.

3. Expenses incurred in connection with the effectuation or acceptance of delivery of any Aircraft Asset, whether being sold or leased by any Person within the AFT Group.

4. Special studies expenses related to Aircraft Assets authorized by any Person within the AFT Group and fees and expenses of independent advisors retained for providing valuation and appraisal services and general financial advice such as structuring leases and sales and financing transactions.

5. Outside legal counsel, advisory fees and expenses and other professional fees and expenses related to Aircraft Assets (including in connection with the sale, lease, release, lease extension or repossession of Aircraft Assets or any enforcement actions relating to any lease).

6. Extraordinary fees and expenses not incurred in the ordinary course of business which the Servicer reasonably determines appropriate in rendering the Services.

7.    Taxes reimbursable to Servicer pursuant to Section 9.07.

8. Any other expenses relating to or associated with Aircraft Assets other than Overhead Expenses of the Servicer and such Overhead Expenses of the AFT Group as are expressly the responsibility of the Servicer under
      Section 9.06(a) of the Servicing Agreement.


                                   9.06(b)-1

                                                           SCHEDULE 13.02 TO THE
                                                             SERVICING AGREEMENT

                               MANAGEMENT SERVICES

                                POWER OF ATTORNEY

                                       OF

                                    [GRANTOR]

WHEREAS [GRANTOR], having its [registered] office at [insert address] (hereinafter called "the Grantor") desires to appoint GE CAPITAL AVIATION SERVICES, LIMITED having its registered office at 1 Earlsfort Centre, Hatch Street, Dublin 2, Ireland ("the Attorney") as the true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor in such Attorney's absolute discretion to execute each and every Requisite Document and Requisite Act as defined below and do all or any of the acts or things hereinafter mentioned.

KNOW ALL MEN BY THESE PRESENTS that in consideration for the mutual promises and benefits set forth in the Servicing Agreement (defined below) the Grantor does hereby make, constitute and irrevocably and unconditionally appoint for the period (the "Term") as and from the date hereof until termination or expiry of the Servicing Agreement between AFT and GE Capital Aviation Services, Limited dated as of May 5, 1999 ("the Servicing Agreement") in accordance with its terms the Attorney as a true and lawful attorney of the Grantor for and in the name of and on behalf of the Grantor with absolute discretion to exercise, do, execute and/or deliver all or any of the acts, documents and things hereinafter mentioned that is to say:

1. To negotiate, approve, settle the terms of, agree, make, sign, execute (whether under hand or seal) and deliver all deeds, agreements, documents, commitments, arrangements, instruments, applications, oaths, affidavits, declarations, notices, confirmations, certificates, approvals, acceptances, deliveries and to do all other acts, matters and things whatsoever which are in each case necessary or desirable for the Attorney to do for and on behalf of the Grantor in respect of the provision of the Services (as


                                   13.02(b)-1
      defined in and contemplated by the Servicing Agreement) (each such document a "Requisite Document" and each such act a "Requisite Act").

2. To make such amendments, modifications and variations to the Requisite Documents and to enter into ancillary documentation in respect thereof, all on such terms as any such Attorney may, in its sole discretion, determine from time to time for and on behalf of the Grantor; and to make, give, sign, execute and do all things including without limitation any material acts which may be necessary in order to effect the terms of such Requisite Documents or in connection with the making, signature, executions and delivery of the Requisite Documents or any other documents required to be executed by the Grantor in connection therewith or the performance of any acts, matters and things contemplated thereby or by the Requisite Acts as may be necessary in accordance with the provision of the Services.

3. To nominate and appoint one or more substitutes as attorney or attorneys under it for all and any of the purposes aforesaid and the appointment of same with liberty to revoke.

4. To acknowledge this Power of Attorney as the act and deed of the Grantor and generally to do all other acts which may be necessary and desirable for carrying the purpose of this Power of Attorney into effect.

IT IS HEREBY DECLARED THAT:-

      (A) The Grantor hereby ratifies and confirms and agrees to ratify and confirm whatsoever any Attorney shall do or cause to be done in, or by virtue of this Power of Attorney as long as such act is not inconsistent with the terms of the Servicing Agreement or this Power of Attorney or in violation of Applicable Law.

      (B) This Power of Attorney shall be irrevocable for the Term and at all times both before and after the Term shall be conclusive and binding upon the Grantor and no person or corporation having dealings with any Attorney under this Power of Attorney shall be under any obligation to make any inquiries as to whether or


                                   13.02(b)-2
            not this Power of Attorney has been revoked and all acts hereunder shall be valid and binding on the Grantor unless express notice of its revocation shall have been received by such person or corporation.

      (C) Subject to the provisions of the Servicing Agreement the Grantor unconditionally undertakes to indemnify and keep indemnified each Attorney and his agents, and their respective successors and estates, against all actions, proceedings, claims, costs, expenses and liabilities of whatsoever nature arising from the exercise or purported exercise in good faith of any of the powers conferred on each Attorney by this Power of Attorney.

      (D) Subject to the provisions of the Servicing Agreement any Attorney or other person, making or doing any payment or act, in good faith, in pursuance of this Power of Attorney shall not be liable in respect of the payment or act by reason that before the payment or act the Grantor was insolvent or had revoked this power if the fact of such insolvency or revocation was not at the time of payment or act known to the Attorney or other person making or doing same.

      (E) The particular powers enumerated above shall be given the widest interpretation.

      (F) This Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF the Grantor has caused this Power of Attorney duly executed
by the Grantor this      day of [         ], 1999.


SIGNED BY:____________________
For and on behalf of
[GRANTOR]
in the presence of:


                                   13.02(b)-3

                                                                         ANNEX 1

                              INSURANCE GUIDELINES

1. Hull and Repossession Insurance: With respect to any Aircraft Asset, hull and repossession insurance, when applicable, shall be maintained in an amount equal to the greatest of (a) the Note Target Price for such Aircraft (as such Note Target Price is set forth on Schedule 1(a) attached hereto, as the same shall be amended in writing from time to time by AFT),
      (b) the appraised value for such Aircraft (as such appraised value is set forth on Schedule 1(b) attached hereto, as the same shall be amended in writing from time to time by AFT), (c) 110% of the net book value of such Aircraft (as such net book value is set forth on Schedule 1(c) attached hereto, as the same shall be amended in writing from time to time by AFT), and (d) such other amounts as may be directed in writing by AFT from time to time. Spare engines and parts, if any, shall be insured on the basis of their "replacement cost".

2. Liability Insurance: Liability insurance shall be maintained for each Aircraft Asset and occurrence in an amount not less than the amount set forth on Schedule 2 attached hereto, as the same shall be amended in writing from time to time by AFT. Liability Insurance shall be maintained for each non-passenger Aircraft Asset and occurrence in an amount not less than 75% of the amounts set forth on Schedule 2. With respect to each Aircraft Asset acquired pursuant to the Asset Purchase Agreement, liability insurance shall include, without limitation, cover, to the extent generally available in the leading insurance markets, for the indemnity of each Purchaser (as defined in the Asset Purchase Agreement) contained in Section 10.1 of the Asset Purchase Agreement, with the relevant Seller Indemnitees (as defined in the Asset Purchase Agreement) as additional insureds, during the period commencing on the date of Delivery of the relevant Aircraft Asset and ending on the earlier of (i) the third anniversary of the date of such Delivery and (ii) the date of completion of the next major check in respect of the relevant Aircraft Asset.

3.    Insurance Deductibles:

      (a) Deductibles and self-insurance for Aircraft Assets subject to a Lease may be maintained in an amount


                                   Annex 1-1

            (i) not to exceed $10.0 million in aggregate in respect of any one occurrence in respect of such Aircraft Assets provided that the Lessee related thereto has a rating of not less than A or its equivalent on its long-term, unsecured debt obligations by at least one Rating Agency or (ii) pursuant to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, the type of aircraft and market practices in the aircraft insurance industry generally).

      (b) Deductibles for Aircraft Assets off-lease shall be maintained in respect of any one occurrence in respect of such Aircraft Assets in an amount equal to $200,000 or such other amount as AFT may direct in writing from time to time.

4. Repossession Insurance: Subject to prior confirmation from AFT on a case by case basis, repossession insurance shall be maintained for Aircraft Assets subject to a Lease that are or will be registered in any jurisdiction listed on Schedule 4 attached hereto, as the same may be amended in writing from time to time by AFT.

5. Other Insurance Matters: Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Aircraft Assets
      (a) subject to a Lease, shall be negotiated on a basis consistent with Sections 3(b) and (c) of Schedule 2.02(a) to the Servicing Agreement and
      (b) not subject to a Lease, shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar equipment.

6. Named Insureds: Any insurance arrangements entered into with respect to any Aircraft Assets shall include as named insureds such Persons as are set forth on Schedule 6 attached hereto, as the same shall be amended in writing from time to time by AFT. With respect to clauses 2(f) and 2(g) of
      Schedule 6, the Servicer shall use commercially reasonable efforts to cause Lessees to include the Persons set forth in such clauses as named insureds in connection with liability insurance; provided, however, that to the extent that a Lessee is not willing to include such Persons, the Servicer will, subject to the provisions of the Servicing Agreement and at the expense of AFT, arrange for alternative liability insurance coverage with respect


                                   Annex 1-2
      to such Persons. GECAS and such of its Affiliates as it determines appropriate may, in GECAS' sole discretion, be named as additional insureds in connection with any such liability insurance arrangements.

7. Currencies: Any insurance requirement stated in U.S. dollar terms shall be interpreted to include the foreign currency equivalent thereto from time to time if any such insurance related thereto is denominated in a currency other than U.S. dollars.

8. Availability: The insurance guidelines set forth herein are subject in all cases to such insurance being generally available in the relevant insurance market from time to time.

9. Revisions to Required Amounts of Insurance: AFT shall use commercially reasonable efforts to provide to the Servicer amendments to Schedules 1(a) and 1(c) attached hereto, on a quarterly basis, and Schedule 1(b) attached hereto, on an annual basis, promptly (and in any event within seven Business Days) following receipt or calculation by AFT of the relevant information that would form the basis of any such amendment. With respect to each proposed amendment to any schedule to this Annex 1, AFT shall provide the Servicer with (x) a signed hard copy thereof and (y) an e-mailed Excel version thereof. The Servicer shall not be required to implement any change in the amount of insurance required to be maintained with respect to any Aircraft Asset pursuant to Section 1.3 of Schedule 2.02(a) to the Servicing Agreement and this Annex 1 as a result of the receipt by the Servicer from AFT of any written notice, direction, amendment or similar communication pursuant to this Annex 1 until the seventh Business Day following receipt thereof (including, with respect to the immediately preceding sentence, receipt of the items listed in both clauses (x) and (y) thereof.


                                   Annex 1-3

                                                        SCHEDULE 1(a) TO ANNEX 1

                                Note Target Price

                            Outstanding Principal
              Serial        Balance Allocable to
   Type       Number              Aircraft              Note Target Price
-----------  --------      -----------------------    --------------------
A310-300        448              $31,785,561               $32,739,128
A320-200        210               26,167,024                26,952,035
A320-200        221               27,452,828                28,276,413
A320-200        222               27,471,110                28,295,243
A320-200        231               26,310,230                27,099,537
A320-200        373               28,692,928                29,553,716
A320-200        737               37,379,722                38,501,114
A320-200        749               37,227,375                38,344,197
B737-300       28333              30,780,074                31,703,476
B737-300       28548              32,245,647                33,213,016
B737-300       28554              30,441,865                31,355,121
B737-300       28557              31,895,250                32,852,108
B737-300       28558              31,910,485                32,867,799
B737-300       28559              31,950,095                32,908,598
B737-300       28561              31,895,250                32,852,108
B737-300       28562              32,001,893                32,961,949
B737-300       28563              32,209,084                33,175,356
B737-300       28564              32,434,557                33,407,593
B737-300       28740              33,330,354                34,330,264
B737-400       25663              24,957,393                25,706,115
B737-400       25664              24,798,953                25,542,922
B737-400       28489              32,075,019                33,037,270
B737-400       28490              31,992,752                32,952,534
B737-400       28491              32,017,127                32,977,641
B767-200ER     23805              32,748,390                33,730,842
B767-200ER     23806              32,745,343                33,727,704
B767-300ER     25221              58,101,884                59,844,941
B767-300ER     25403              61,069,593                62,901,681
B767-300ER     29617              82,017,228                84,477,745
B767-300ER     30008              82,126,918                84,590,725
DC-10-30       46584              17,702,656                18,233,736
DC-10-30       48292              19,993,946                20,593,765
MD-83          49398              18,040,865                18,582,091
MD-83          49791              20,188,950                20,794,618
MD-83          53198              22,105,468                22,768,632
MD-83          53199              22,736,182                23,418,268

     Total                    $1,209,000,000            $1,245,270,000


                           Schedule 1(a) to Annex 1-1

                                                        SCHEDULE 1(b) TO ANNEX 1

                                Appraised Values

Type              Serial Number         Appraised Value
----              -------------         ---------------
A310-300               448                 $34,773,333
A320-200               210                  28,626,667
A320-200               221                  30,033,333
A320-200               222                  30,053,333
A320-200               231                  28,783,333
A320-200               373                  31,390,000
A320-200               737                  40,893,333
A320-200               749                  40,726,667
B737-300              28333                 33,673,333
B737-300              28548                 35,276,667
B737-300              28554                 33,303,333
B737-300              28557                 34,893,333
B737-300              28558                 34,910,000
B737-300              28559                 34,953,333
B737-300              28561                 34,893,333
B737-300              28562                 35,010,000
B737-300              28563                 35,236,667
B737-300              28564                 35,483,333
B737-300              28740                 36,463,333
B737-400              25663                 27,303,333
B737-400              25664                 27,130,000
B737-400              28489                 35,090,000
B737-400              28490                 35,000,000
B737-400              28491                 35,026,667
B767-200ER            23805                 35,826,667
B767-200ER            23806                 35,823,333
B767-300ER            25221                 63,563,333
B767-300ER            25403                 66,810,000
B767-300ER            29617                 89,726,667
B767-300ER            30008                 89,846,667
DC-10-30              46584                 19,366,667
DC-10-30              48292                 21,873,333
MD-83                 49398                 19,736,667
MD-83                 49791                 22,086,667
MD-83                 53198                 24,183,333
MD-83                 53199                 24,873,333

Total                                   $1,322,643,333


                           Schedule 1(b) to Annex 1-1

                                                        SCHEDULE 1(c) TO ANNEX 1

                                 Net Book Value

                  Serial                              110% of Net Book
     Type         Number          Net Book Value           Value
-------------  -----------    --------------------   ------------------
A310-300           448             $31,446,068          $34,590,675
A320-200           210              25,887,541           28,476,295
A320-200           221              27,159,612           29,875,573
A320-200           222              27,177,698           29,895,468
A320-200           231              26,029,217           28,632,139
A320-200           373              28,386,467           31,225,113
A320-200           737              36,980,479           40,678,527
A320-200           749              36,829,760           40,512,736
B737-300          28333             30,451,321           33,496,453
B737-300          28548             31,901,240           35,091,364
B737-300          28554             30,116,724           33,128,396
B737-300          28557             31,554,586           34,710,044
B737-300          28558             31,569,658           34,726,623
B737-300          28559             31,608,845           34,769,729
B737-300          28561             31,554,586           34,710,044
B737-300          28562             31,660,089           34,826,098
B737-300          28563             31,865,067           35,051,574
B737-300          28564             32,088,132           35,296,945
B737-300          28740             32,974,361           36,271,797
B737-400          25663             24,690,830           27,159,913
B737-400          25664             24,534,082           26,987,490
B737-400          28489             31,732,434           34,905,678
B737-400          28490             31,651,046           34,816,151
B737-400          28491             31,675,161           34,842,677
B767-200ER        23805             32,398,614           35,638,475
B767-200ER        23806             32,395,599           35,635,159
B767-300ER        25221             57,481,314           63,229,445
B767-300ER        25403             60,417,325           66,459,058
B767-300ER        29617             81,141,224           89,255,347
B767-300ER        30008             81,249,742           89,374,717
DC-10-30          46584             17,513,579           19,264,937
DC-10-30          48292             19,780,397           21,758,436
MD-83             49398             17,848,176           19,632,993
MD-83             49791             19,973,317           21,970,649
MD-83             53198             21,869,366           24,056,302
MD-83             53199             22,493,343           24,742,678


                           Schedule 1(c) to Annex 1-1

                                $1,196,087,000       $1,315,695,700


                           Schedule 1(c) to Annex 1-2

                                                           SCHEDULE 2 TO ANNEX 1

                               Liability Insurance

      Model                               Minimum Limit
      -----                               -------------
ATP/ATR/Dash-8/RJ/F50/F70                 US $250 million
HS146/AVRO/F28/F100                       US $300 million
B727/B737/A320/MD80/DC9                   US $500 million
DC8/A310                                  US $600 million
B747/B757/B767/A300                       US $750 million
L1011/DC10/A330/A340/MD11/B777            US $750 million

Notwithstanding the foregoing, with respect to any liability insurance maintained by any Person within the AFT Group for the benefit of the Persons listed in clause 2(h) of Schedule 6 to Annex 1, such amount of insurance shall be not less than US$750 million for wide-body Aircraft and US$600 million for any other type of Aircraft.


                             Schedule 2 to Annex 1-1

                                                           SCHEDULE 4 TO ANNEX 1

                             Repossession Insurance

Country
-------

Angola
Armenia
Azerbaijan
Belarus
Benin
Bhutan
Cameroon
Cape Verde Islands
Chad
Comoros
Congo
Cuba
Equatorial Guinea
Eritrea
Ethiopia
Grenada
Iran
Iraq
Kazakhstan
Kirbati
Kyrgistan
Liberia
Libya
Moldova
Mongolia
Myanmar
Niger
North Korea
Sao Tome & Principe
Somalia
Sudan
Syria
Turkmenistan
Uzbekistan


                            Schedule 4 to Annex 1-1

                                                           SCHEDULE 6 TO ANNEX 1

Named Insureds

1. Hull and Repossession Insurance

            (a) with respect to each Aircraft Asset other than an Original Aircraft, owner (and head lessor, if applicable) of Aircraft (Person within AFT Group)

            (b) with respect to each Aircraft Asset other than an Original Aircraft, intermediate lessor(s), if any, of Aircraft (Person(s) within AFT Group)

            (c) with respect to each Original Aircraft other than an Original UniCapital Aircraft, GE Capital and/or one or more of its Affiliates

            (d) with respect to each Original UniCapital Aircraft, UniCapital and/or one or more of its Affiliates

2. Liability Insurance

            (a) with respect to each Aircraft Asset other than an Original Aircraft, owner (and head lessor, if applicable) of Aircraft (Person within AFT Group)

            (b) with respect to each Aircraft Asset other than an Original Aircraft, intermediate lessor(s), if any, of Aircraft (Person(s) within AFT Group)

            (c) GECAS, the Servicer

            (d) the Administrative Agent

            (e) the Trustee

            (f) with respect to each Original Aircraft, the AFT Group

            (g) any holder of the Beneficial Interest Certificates in AFT from time to time

            (h) with respect to each Aircraft Asset acquired pursuant to the Asset Purchase Agreement, the relevant Seller Indemnitees (as defined in the Asset Purchase


                            Schedule 6 to Annex 1-1

      Agreement) during the period commencing on the date of Delivery of such Aircraft Asset and ending on the earlier of (i) the third anniversary of such date of Delivery and (ii) the date of completion of the next major check in respect of such Aircraft Asset


                            Schedule 6 to Annex 1-2

                                                                         ANNEX 2

                              CONCENTRATION LIMITS

                                                          Percentage of Most
                                                           Recent Appraised
      Lessee Concentration Limits                       Value of Portfolio (1)
      ---------------------------                       ----------------------
Single Lessee rated BBB/Baa2 (or the
equivalent) or better ................................           15%
Other single Lessees .................................           10%
Five largest Lessees .................................           35%

                                                          Percentage of Most
                                                           Recent Appraised
      Country Concentration Limits                       Value of Portfolio (1)
      ----------------------------                       ---------------------
Countries rated AAA/Aa2
(or the equivalent) or better (2) ....................           25%
Countries rated BBB/Baa2
(or the equivalent) or Better (2) ....................           20%
Other ................................................           15%

                                                          Percentage of Most
                                                           Recent Appraised
      Region Concentration Limits                        Value of Portfolio (1)
      ---------------------------                        ----------------------
Any Single Developed Market Region (3) ...............           50%
Any Single Emerging Market Region (3) ................           25%
Asia/Pacific (3) .....................................           45%
Undesignated (4) .....................................           20%(4)

----------
(1) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft leased or to be leased to Lessees habitually based in the applicable country by the aggregate most recent Appraised Values of all Aircraft then owned by the Issuer Group.

(2) Based on the sovereign foreign currency debt rating assigned by the Rating Agencies to the country in which a Lessee is habitually based at the time the relevant Lease is executed.

(3) The designations of Emerging Markets and Developed Markets are as determined and published by Capital International Perspective S.A. from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, the regulatory environment, exchange controls and perceived investment risk. Asia/Pacific represents the aggregate of the Aircraft leased to Lessees habitually based in the Asia area of the Emerging Market Region and the Pacific area of the Developed Market Region. The current designations are as set out below:

         Region                                     Country
         ------                                     -------

DEVELOPED MARKETS
      Europe .................. European Union (except Greece and Luxembourg),
                                Norway and Switzerland
      North America ........... Canada and United States
      Pacific ................. Australia, Hong Kong, Japan, New Zealand and
                                Singapore

EMERGING MARKETS
      Asia .................... China, India, Indonesia, South Korea, Malaysia,
                                Pakistan, Philippines, Sri Lanka, Taiwan and
                                Thailand
      Europe and Middle East .. Czech Republic, Greece, Hungary, Israel, Jordan,
                                Poland, Russia and Turkey
      Latin America ........... Argentina, Brazil, Chile, Colombia, Mexico, Peru
                                and Venezuela

UNDESIGNATED
      All other countries (generally those that have small or under-developed capital markets, including Iceland, Fiji and Guyana)

(4) In addition, within the "Undesignated" country catagory, no more than 10% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Undesignated" countries rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Undesignated" countries in Africa.

Repossession Guidelines
(a)   Prohibited Countries:
            Cuba                  Myanmar
            North Korea           Iran
            Sudan                 Iraq
            Syria                 Libya

(b)   Countries with respect to which Repossession Insurance must be procured:
            Angola                Equatorial Guinea      Mongolia
            Armenia               Eritrea                Myanmar
            Azerbaijan            Ethiopia               Niger
            Belarus               Grenada                North Korea
            Benin                 Iran                   Sao Tome & Principe
            Bhutan                Iraq                   Somalia
            Cameroon              Kazakhstan             Sudan
            Cape Verde Islands    Kirbati                Syria
            Chad                  Kyrgistan              Turkmenistan
            Comoros               Liberia                Uzbekistan
            Congo                 Libya
            Cuba                  Moldova

                                                               APPENDIX A TO THE
                                                             SERVICING AGREEMENT

                       CONSTRUCTION AND USAGE; DEFINITIONS

                             Construction and Usage

            The terms defined below have the meanings set forth below for all purposes. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to below means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Any term defined below by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. "Agreement", "hereof", "herein", "hereunder" and comparable terms refer to the agreement in which such term appears (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision thereof or attachment thereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. "Shall" and "will" have equal force and effect. References to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, clause or subdivision of or attachment to such agreement.


                                  Appendix A-1

                                   Definitions

            "Acceleration Default" means any Event of Default of the type described in Section 4.01(e) or 4.01(f) of the Indenture.

            "Accounting Claims" has the meaning assigned to such term in Section
11.05 of the Servicing Agreement.

            "Acquisition" has the meaning assigned to such term in the Final Prospectus.

            "Additional Certificates" means any Beneficial Interest Certificates issued pursuant to the Trust Agreement (or pursuant to supplements thereto) at any time after the Closing Date, the proceeds of which are used, in substantial part, to acquire Aircraft.

            "Additional Disposition Fee" has the meaning assigned to such term in Section 9.05(a)(ii) of the Servicing Agreement.

            "Additional Fee Period" has the meaning assigned to such term in
Section 9.05(a)(iii) of the Servicing Agreement.

            "Additional Notes" means any class or subclass of Notes issued pursuant to the Indenture (or pursuant to supplements thereto) at any time after the Closing Date, the proceeds of which are used, in substantial part, to acquire Aircraft.

            "Additional Rent Collected Fee" has the meaning assigned to such term in Section 9.05(a)(iii) of the Servicing Agreement.

            "Additional Sales Fee" has the meaning assigned to such term in
Section 9.05(a)(i) of the Servicing Agreement.

            "Additional Servicing Fees" has the meaning assigned to such term in
Section 9.01 of the Servicing Agreement.

            "Additional UniCapital Aircraft" means any Aircraft (other than any Initial UniCapital Aircraft) acquired by any Person within the AFT Group from UniCapital or any of its Affiliates.

            "Adjusted Base Value" has the meaning assigned to such term in
Section 1.01 of the Indenture.


                                  Appendix A-2

            "Adjusted Gross Proceeds" has the meaning assigned to such term in
Section 9.05(a)(ii) of the Servicing Agreement.

            "Adjusted Portfolio Value" has the meaning assigned to such term in
Section 1.01 of the Indenture.

            "Administrative Agency Agreement" means the Administrative Agency Agreement dated as of May 5, 1999, among ReSource/Phoenix, Inc., as Administrative Agent, AFT, Bankers Trust Company, as Security Trustee, and the entities listed on Appendix A thereto.

            "Administrative Agency Fees" means the fees paid to the Administrative Agent in consideration of the services rendered by the Administrative Agent pursuant to Section 6.01(a) of the Administrative Agency Agreement.

            "Administrative Agent" means ReSource/Phoenix, Inc., as administrative agent under the Administrative Agency Agreement.

            "Adviser" means an insurance adviser engaged by the Servicer in accordance with Section 1.3(b) of Schedule 2.02 to the Servicing Agreement.

            "AerFi" means AerFi Group plc, a company incorporated under the laws of Ireland.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that (i) AFT and its Subsidiaries, on the one part, and GE and its Subsidiaries, on the other part, shall not be considered to be Affiliates of each other and (ii) no holder of any Beneficial Interest Certificates shall be considered to be an Affiliate of AFT and its Subsidiaries.

            "AFT" means Aircraft Finance Trust, a Delaware business trust.

            "AFT Group" has the meaning assigned to such term in Section 2.01(a) of the Servicing Agreement.

            "AFT Group Guarantees" means each Guarantee, in the form set forth as Appendix B to the Servicing Agreement, issued


                                  Appendix A-3
by each Person within the AFT Group pursuant to Section 6.13 of the Servicing Agreement.

            "AFT Group Liabilities" means any obligations or liabilities of any Person within the AFT Group (whether accrued, absolute, contingent, unasserted, known or unknown or otherwise).

            "After-Tax Basis" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all Federal, state, local and Irish or other foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any Federal, state, local or Irish or other foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

            "Aggregate Gross Proceeds" has the meaning assigned to such term in
Section 9.04(b) of the Servicing Agreement.

            "Aircraft" means any airframe together with (i) any Engine installed on such airframe (or any Engine substituted therefor), (ii) parts or components thereof, (iii) spare parts or ancillary equipment or devices furnished therewith and (iv) the Aircraft Documents with respect thereto.

            "Aircraft Asset Expenses Budget" has the meaning assigned to such term in Section 7.03(a) of the Servicing Agreement.

            "Aircraft Assets" means (a) all Aircraft owned or leased-in by any Person within the AFT Group as of the Closing Date or at any time or from time to time thereafter (taking into account any acquisitions or dispositions made in accordance with this Agreement); provided, however, that Aircraft Assets shall not include (x) any Aircraft Asset that shall have ceased to be an Aircraft Asset in accordance with the provisions of Sections 2.04(b) or 3.02(d) of the Servicing Agreement, but shall include any Former Aircraft Asset that shall have become an Aircraft Asset pursuant to Section 6.07 of the Servicing Agreement,
(y) any Aircraft Asset in respect of which the


                                  Appendix A-4
obligation of the Servicer to provide Services shall have been terminated in accordance with Article X of the Servicing Agreement or (z) any UniCapital Serviced Aircraft except (to the extent provided for in Section 9.01(b) of the Servicing Agreement) for purposes of Sections 9.03, 9.04 and 9.05 of the Servicing Agreement and (b) all Original Aircraft.

            "Aircraft Assets Expenses" has the meaning assigned to such term in
Section 9.06(b)(i) of the Servicing Agreement.

            "Aircraft Assets Related Documents" means all Leases and other contracts and agreements of Persons within the AFT Group the terms of which relate to or affect any of the Aircraft Assets.

            "Aircraft Documents" means, in relation to an Aircraft, all records, logs, technical data, manuals and other documents relating to the maintenance and operation of such Aircraft.

            "Amended and Restated Servicing Agreement" means the Amended and Restated Servicing Agreement dated as of March 28, 1996, between GECAS and AerFi.

            "Annex 1" means Annex 1 to the Servicing Agreement, which annex sets forth the Insurance Guidelines.

            "Annex 2" means Annex 2 to the Servicing Agreement, which annex sets forth the Concentration Thresholds contained in Section 5.03(a) of the Indenture.

            "Annual Review" has the meaning assigned to such term in Section 3(c)(i) of Schedule 2.02(a) to the Servicing Agreement.

            "Applicable Law" with respect to any Person means any law, statute, ordinance, rule or regulation or code of conduct or practice of any U.S. Federal, state or local Governmental Authority, the EU or any Irish or other foreign or international Governmental Authority that applies to such Person or any of its properties or assets.

            "Appraised Value" means with respect to any Aircraft, the average of the most recent appraisals by each of the Appraisers of the Base Value of such Aircraft.


                                  Appendix A-5

            "Appraiser" means at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization.

            "Approved Budget" has the meaning assigned to such term in Section 7.03(d) of the Servicing Agreement.

            "Asset Purchase Agreement" means the Master Aircraft Purchase Agreement dated as of May 5, 1999, among GE Capital, AFT and the other parties thereto.

            "Assigned Lease" has the meaning assigned to such term in Section
1.01 of the Security Trust Agreement.

            "Bank Accounts" has the meaning assigned to such term in Section 7.1(b) of Schedule 2.02(a) to the Servicing Agreement.

            "Base Value" has the meaning assigned to such term in Section 1.01 of the Indenture.

            "Beneficial Interest Certificates" means any Beneficial Interest Certificates issued pursuant to the Trust Agreement (or pursuant to any supplements thereto).

            "best efforts" has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement.

            "Broker" means an insurance broker engaged by Servicer in accordance with Section 1.3(b) of Schedule 2.02(a) to the Servicing Agreement.

            "Business Day" means a day on which U.S. dollar deposits may be traded on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England.

            "Calculation Date" means the fourth Business Day immediately preceding each Payment Date.

            "Changed Circumstance" means the occurrence of any material event, circumstance or condition shall have occurred or arisen and be continuing that is reasonably likely to result in the current cash flow projections in any Year being materially less favorable than the forecast which is the most current at the time that the Approved Budget is finalized for that Year in accordance with
Section 7.03 of the Servicing Agreement.


                                  Appendix A-6

            "Closing" means the closing of the offering and sale of the Notes by AFT and the consummation of the Acquisition and the other transactions described in the Final Prospectus.

            "Closing Date" means May 5, 1999.

            "Code" has the meaning assigned to such term in Section 9.07(c) of the Servicing Agreement.

            "Collection Account" has the meaning assigned to such term in
Section 3.01(a) of the Indenture.

            "Competitor" means any of the following Persons:

            (i) any Person (other than GE Capital and its Affiliates) engaged in, or which has an Affiliate engaged in, the business of manufacturing aircraft or aircraft engines, which business had consolidated revenues attributable to such business for such Person's and/or its Affiliate's, as the case may be, most recently completed fiscal year in excess of $200 million; or

            (ii) any of the following Persons (or any of their respective Affiliates) and their respective successors and assigns:

            (a)   International Lease Finance Corporation;
            (b)   Ansett Worldwide Aviation Services;
            (c)   GATX Corporation;
            (d)   ORIX;
            (e)   Pembroke Capital Limited;
            (f)   Babcock & Brown Limited;
            (g)   AerFi; and
            (h)   IAMG; or

            (iii) any other Person (or any Affiliate thereof) (other than GE and its Affiliates) which engages in a business as an operating lessor of Aircraft Assets in competition with any Person within the AFT Group either
      (x) in succession to any of the Persons specified in clause (ii) above or
      (y) which has consolidated aircraft leasing-related revenues (excluding revenues from sales of aircraft) attributable to such business for its most recently completed fiscal year in excess of $200 million.

            "Compliance Obligations" has the meaning assigned to such term in
Section 11.05 of the Servicing Agreement.


                                  Appendix A-7

            "Concentration Thresholds" has the meaning assigned to such term in
Section 2.2(a) of Schedule 2.02(a) to the Servicing Agreement.

            "Conflicts Standard" has the meaning assigned to such term in
Section 3.02(b) of the Servicing Agreement.

            "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

            "Controlling Trustees" means the controlling trustees of AFT.

            "Core Lease Provisions" means the core lease provisions included as Exhibit L to the Indenture, as the same may be amended from time to time.

            "Default Notice" has the meaning assigned to such term in Section
1.01 of the Indenture.

            "Delivery" has the meaning assigned to such term in Section 1.1 of the Asset Purchase Agreement.

            "Deposits" means the deposits required under a Lease.

            "Disposition" has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

            "Documentary Conventions" with respect any agreement, instrument or other document that states it is governed thereby, means that, except as otherwise expressly provided therein:

            (a) No Partnership. The parties thereto expressly recognize and acknowledge that such agreement, instrument or other document is not intended to create a partnership, joint venture or other similar arrangement between or among any of the parties thereto or their respective Affiliates.

            (b) Notices. Subject to paragraph (d) below, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by such agreement, instrument or other document to be given to


                                  Appendix A-8
      any Person shall be in writing, and any such notice shall become effective five Business Days after being deposited in the mails, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail or, if delivered by hand or courier service or in the form of a facsimile, when received (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender), and shall be directed to the address or facsimile number of such Person set forth in Appendix C to the Servicing Agreement. From time to time any party to such agreement, instrument or other document may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

            (c) Governing Law. SUCH AGREEMENT, INSTRUMENT OR OTHER DOCUMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (d) Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any suit, action or proceeding against any party to such agreement, instrument or other document arising out of or relating to such agreement, instrument or other document, any transaction contemplated thereby or any judgment entered by any court in respect of any thereof may be brought in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and each such party hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each party thereto irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for above. Each party to such agreement, instrument or other document irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by Applicable Law, each party to such agreement, instrument or other document waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or


                                  Appendix A-9
      in connection with such agreement, instrument or other document. AFT agrees, and it shall cause each other Person within the AFT Group not to bring any action, suit or proceeding against GE Capital, the Servicer or any of their respective Affiliates or any of GE Capital's, the Servicer's or their respective Affiliates' Representatives arising out of, in connection with or related to any such agreement, instrument or other document or any transaction contemplated thereby except in a New York State court located in the County of New York or Federal court sitting in the Second Circuit.

            (e) Agent. AFT and each other Person within the AFT Group hereby appoints CT Corporation System (the "Agent"), 1633 Broadway, New York, New York, U.S.A. 10019, as its nonexclusive agent for service of process in connection with each Operative Agreement. The parties may use any other legally available means of service of process. AFT will promptly notify the Servicer and GE Capital of any change in the address of the Agent; provided, however, that AFT will at all times maintain an agent located within New York State for service of process in connection with each Operative Agreement, the identity of any successor Agent to be reasonably satisfactory to the Servicer and GE Capital.

            The Servicer hereby appoints GE Capital (the "Servicer's Agent"), 335 Madison Ave., 12th Floor, New York, N.Y. 10017, U.S.A., as its nonexclusive agent for service of process in connection with each Operative Agreement. The parties may use any other legally available means of service of process. The Servicer will promptly notify AFT of any change in the address of the Servicer's Agent; provided, however, that the Servicer will at all times maintain an agent located within New York State for service of process in connection with each Operative Agreement, the identity of any successor Servicer's Agent to be reasonably satisfactory to AFT.

            (f) Consequential Damages. In no event will any party to such agreement, instrument or other document be liable to any other for lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under such agreement, instrument or other document.


                                 Appendix A-10

            (g) Counterparts. Each such agreement, instrument or other document may be executed by the parties thereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, instrument or other document. All signatures need not be on the same counterpart.

            (h) Entire Agreement; Amendment and Waiver. Such agreement, instrument or other document, together with the other Operative Agreements, shall constitute the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter. Neither any such agreement, instrument or other document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought. No failure or delay of any party to any such agreement, instrument or other document, in exercising any power or right thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

            (i) Table of Contents; Headings. The table of contents and headings of the various articles, sections and other subdivisions of such agreement, instrument or other document are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement, instrument or other document.

            (j) Parties in Interest; Limitation on Rights of Others. The terms of such agreement, instrument or other document shall be binding upon, and inure to the benefit of, the parties thereto and their permitted successors and assigns and, to the extent applicable, their respective Affiliates and Representatives. Except as expressly set forth in any such agreement, instrument or other document with respect to Affiliates and Representatives of the parties thereto, nothing in such agreement, instrument or other document, whether express or implied, shall be construed to give any Person (including any past, present


                                 Appendix A-11
      or future employee of any Person within the AFT Group) (other than the parties thereto and their permitted successors and assigns and, with respect to Sections 2.01(a) and 2.03(m) of the Servicing Agreement and
      Section 9.3 of Schedule 2.02 to the Servicing Agreement, any holders of the Beneficial Interest Certificates and, with respect to Section 2.03(m) of the Servicing Agreement, UniCapital) any legal or equitable right, remedy or claim under or in respect of such agreement, instrument or other document or any covenants, conditions or provisions contained therein.

            (k) Method of Payment. Except as otherwise agreed, all amounts required to be paid by any party to such agreement, instrument or other document to any other party thereunder (including in respect of any judgment or settlement entered in respect of such agreement, instrument or other document) shall be paid in dollars, by wire transfer, or other acceptable method of payment, of same day funds to a dollar account located in the United States as such party may specify by notice to the other party.

            (l) Payment on Business Days. If any payment under such agreement, instrument or other document is required to be made on a day other than a Business Day, the date of payment shall be extended to the next Business Day.

            (m) Past Due Payments. Any amount payable to any party or any of its Representatives under any such agreement, instrument or other document shall be paid on the date therein specified for payment of such amounts. To the extent that all or a portion of such amount is not paid on such date, such amount (or the unpaid portion thereof) shall bear interest at the Stipulated Interest Rate from such date until and through the date that such amount has been paid in full.

            (n) Severability. Any provision of such agreement, instrument or other document that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of AFT and the Servicer waives any provision of law


                                 Appendix A-12
      that renders any provision of any agreement, instrument or other document prohibited or unenforceable in any respect.

            "Dollar" or "$" means the lawful money of the United States of America.

            "Due Date" has the meaning assigned to such term in Section 9.07(a) of the Servicing Agreement.

            "Effectiveness Date" has the meaning assigned to such term in
Section 10.02(c)(ii) of the Servicing Agreement.

            "Engine" means owned or leased-in aircraft engines or, with respect to any Original Aircraft, any aircraft engine required to be delivered together with such Original Aircraft pursuant to the terms of the Asset Purchase Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EU" means the European Union.

            "Event of Default" has the meaning assigned to such term in Section
1.01 of the Indenture.

            "Exchange Notes" means any notes of AFT containing terms identical to the Notes issued on the Closing Date, any Additional Notes or any Refinancing Notes (except that such Exchange Note shall be registered under the Securities Act of 1933) that are issued and exchanged for the Notes issued on the Closing Date, such Additional Notes or such Refinancing Notes, as the case may be, pursuant to a Registration Rights Agreement and the Indenture.

            "Exchange Offer" means any exchange offer pursuant to which any of the Notes will be exchanged for Exchange Notes issued pursuant to an effective registration statement under the Securities Act of 1933.

            "Existing Accounts" has the meaning assigned to such term in Section 7.1(a) of Schedule 2.02(a) to the Servicing Agreement.

            "Expense Account" has the meaning assigned to such term in Section 3.01(a) of the Indenture.


                                 Appendix A-13

            "Fee Period" has the meaning assigned to such term in Section 9.03(a)(i) of the Servicing Agreement.

            "Final Prospectus" has the meaning assigned to such term in Section 2.03(a)(ii) of the Servicing Agreement.

            "Former Aircraft Asset" has the meaning assigned to such term in
Section 2.04(b) of the Servicing Agreement.

            "GE" means General Electric Company, a New York corporation.

            "GE Capital" means General Electric Capital Corporation, a New York corporation.

            "GECAS" means GE Capital Aviation Services, Limited, a company incorporated under the laws of Ireland.

            "GE Policy" has the meaning assigned to such term in Section 2.04(a) of the Servicing Agreement.

            "Governmental Authority" means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including the EU.

            "Gross Proceeds" has the meaning assigned to such term in Section 9.04(b) of the Servicing Agreement.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term Guarantee shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business, (y) any guarantee by any Person within the AFT Group of the obligations of another Person within the AFT Group in respect of such Person's obligations in connection with any Aircraft Assets,


                                 Appendix A-14
whether as lessor, seller or otherwise, or (z) the delivery of a bond or similar instrument by or on behalf of any Person within the AFT Group in connection with the detention or repossession of any Aircraft Assets.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and
(g) all Indebtedness of other Persons Guaranteed by such Person.

            "Indemnified Parties" means GE Capital, the Servicer and their respective Affiliates and each of GE Capital's, the Servicer's and their respective Affiliates' Representatives.

            "Indenture" means the Trust Indenture dated as of May 5, 1999, among AFT, the Administrative Agent and Bankers Trust Company, as trustee.

            "Independent Representative" has the meaning assigned to such term in Section 3.02(c) of the Servicing Agreement.

            "Independent Trustees" means the independent trustees of AFT.

            "Initial Exchange Offer" means the Exchange Offer with respect to the Notes issued on the Closing Date.


                                 Appendix A-15

            "Initial UniCapital Aircraft" means any Aircraft acquired by any Person within the AFT Group pursuant to the Asset Purchase Agreement with the proceeds of the Notes issued on the Closing Date following the acquisition of such Aircraft by GE Capital or any of its Affiliates from UniCapital or any of its Affiliates.

            "Lease" means any lease or other agreement or arrangement pursuant to which any Person (other than a Person within the AFT Group) has the right to possession and use of any Aircraft Asset.

            "Lease Operating Budget" has the meaning assigned to such term in
Section 7.03(a) of the Servicing Agreement.

            "Lessee" means the lessee (or equivalent Person) in respect of a Lease.

            "Lessee Funded Account" has the meaning assigned to such term in
Section 3.01(a) of the Indenture.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Losses" means any and all liabilities (including liabilities arising out of the doctrine of strict liability), obligations, losses, damages, penalties, Taxes, actions, suits, judgments, costs, fees, expenses (including reasonable legal fees, expenses and related charges and costs of investigation) and disbursements, of whatsoever kind and nature; provided, however, the term "Losses" shall not include any Indemnified Party's management time or overhead expenses.

            "Maintenance Reserves" means the maintenance reserves under each of the Leases.

            "Material Adverse Effect" with respect to any Person means an event, condition, matter, change or effect that impacts or, insofar as reasonably can be foreseen, in the future is likely to impact, in a material adverse manner, the condition (financial or otherwise), properties, assets, liabilities, earnings, capitalization, shareholders' equity, licenses or


                                 Appendix A-16
franchises, businesses, operation or prospects of such Person or the ability of such Person to perform fully any of its obligations under any of the Operative Agreements.

            "Monthly Base Fee" has the meaning assigned to such term in Section
9.01 of the Servicing Agreement.

            "Monthly Payment Period" has the meaning assigned to such term in
Section 7.3(a) of Schedule 2.02(a) to the Servicing Agreement.

            "Net Proceeds" has the meaning assigned to such term in Section 2.03(g) of the Servicing Agreement.

            "New Accounts" has the meaning assigned to such term in Section 7.1(b) of Schedule 2.02(a) to the Servicing Agreement.

            "Nonterminating Party" has the meaning assigned to such term in
Section 10.02(c)(i) the Servicing Agreement.

            "Notes" means any class or subclass of Notes issued pursuant to the Indenture on the Closing Date, and any Exchange Notes, any Additional Notes and any Refinancing Notes, in each case issued pursuant to the Indenture (or pursuant to any supplements thereto).

            "Note Target Price" has the meaning assigned to such term in Section 5.02(g) of the Indenture.

            "Notes Offering" has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement.

            "Notice of Termination" means a Termination Notice.

            "Officer's Certificate" means, as to any Person, a certificate of the President, any Vice President or Assistant Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any Director.

            "Operative Agreements" means the Servicing Agreement, the AFT Group Guarantees and all other agreements, instruments or other documents which are required by the terms of any thereof to be delivered in connection with any of the foregoing documents.


                                 Appendix A-17

            "Original Aircraft" means any "Aircraft" (as defined in the Asset Purchase Agreement); provided, however, that Original Aircraft shall not include any "Aircraft" (x) which shall have suffered an "Event of Loss" (as defined in the Asset Purchase Agreement) and in respect of which the loss proceeds shall have become payable to the appropriate Person within the AFT Group, (y) with respect to which a payment has been made pursuant to Section 4.2 of the Asset Purchase Agreement or (z) with respect to which a Delivery has been effected.

            "Original UniCapital Aircraft" means any Original Aircraft which will become an Initial UniCapital Aircraft upon its Delivery.

            "Other Assets" has the meaning assigned to such term in Section 3.02(a) of the Servicing Agreement.

            "Outstanding Principal Balance" has the meaning assigned to such term in Section 1.01 of the Indenture.

            "Overhead Expenses" has the meaning assigned to such term in Section 9.06(a) of the Servicing Agreement.

            "Partial Termination" has the meaning assigned to such term in
Section 10.02(a)(ii) of the Servicing Agreement.

            "Payment Date" means the 15th day of each month, commencing on June 15, 1999; provided, however, that, if any Payment Date would otherwise fall on a day that is not a Business Day, the relevant Payment Date shall be the first following day which is a Business Day.

            "Permitted Account Investments" has the meaning assigned to such term in Section 1.01 of the Indenture.

            "Person" means any individual, firm, corporation, partnership, trust, body of persons, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

            "Precedent Lease" has the meaning assigned to such term in Section 3(b) of Schedule 2.02(a) to the Servicing Agreement.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bankers Trust Company as its prime rate in effect at its principal office in New York


                                 Appendix A-18

City; each change in the "Prime Rate" shall be effective on the date such change is announced.

            "Pro Forma Lease" has the meaning assigned to such term in Section 3(b) of Schedule 2.02(a) to the Servicing Agreement.

            "Prospectus" has the meaning assigned to such term in Section 2.03(a)(i) of the Servicing Agreement.

            "Purchase Agreement" means the Purchase Agreement dated as of April 21, 1999, among AFT, GE Capital and Lehman Brothers Incorporated.

            "Quarter" means each fiscal quarter.

            "Rating Agencies" means each of Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. and any successors to either of the foregoing.

            "Ratings" means the then current rating assigned by a Rating Agency in respect of the Notes.

            "Refinancing Notes" means any class or subclass of Notes issued pursuant to the Indenture (or pursuant to supplements thereto) at any time after the Closing Date, the proceeds of which are used to repay all or any part of the then outstanding Notes.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, between AFT and Lehman Brothers Incorporated and any other agreement entered into between AFT and a purchaser of Notes providing for the registration of such Notes under the Securities Act of 1933.

            "Rent Collected Fee" has the meaning assigned to such term in
Section 9.03(a)(ii) of the Servicing Agreement.

            "Rent Fees" has the meaning assigned to such term in Section 9.01 of the Servicing Agreement.

            "Rent Payable Fee" has the meaning assigned to such term in Section 9.03(a)(i) of the Servicing Agreement.

            "Rents" means the basic rent payable pursuant to a Lease and in the event that the agreement or arrangement


                                 Appendix A-19
pursuant to which possession of any Aircraft Asset is given is other than as a lease, amounts equivalent to any basic rent.

            "Replacement Servicer" means a replacement servicer to perform some or all of the Services under the Servicing Agreement formerly performed by the Servicer, appointed in accordance with Section 10.04(c) of the Servicing Agreement.

            "Representatives" with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

            "Required Expense Amount" has the meaning assigned to such term in
Section 1.01 of the Indenture.

            "Sales Fee" has the meaning assigned to such term in Section 9.01 of the Servicing Agreement.

            "Security Trust Agreement" means the Security Trust Agreement dated as of the Closing Date among AFT, the Administrative Agent, the Servicer, Bankers Trust Company, as Trustee, Security Trustee and reference agent, and the other parties thereto.

            "Security Trustee" means Bankers Trust Company, a New York banking corporation, in its capacity as security trustee pursuant to the Security Trust Agreement dated as of the Closing Date among AFT and Bankers Trust Company, as Security Trustee, and the other parties thereto.

            "Servicer" means GECAS.

            "Servicer Delegate" has the meaning assigned to such term in Section
12.01 of the Servicing Agreement.

            "Servicer Disclosure" has the meaning assigned to such term in
Section 2.03(a)(i) of the Servicing Agreement.

            "Servicer Information" has the meaning assigned to such term in
Section 2.03(m) of the Servicing Agreement.

            "Services" has the meaning assigned to such term in Section 2.02(a) of the Servicing Agreement.

            "Servicing Agreement" means the Servicing Agreement dated as of May 5, 1999, between AFT and the Servicer.


                                 Appendix A-20

            "Servicing Fees" means the Monthly Base Fee, the Sales Fee, the Rent Fees and the Additional Servicing Fees.

            "Shadow Director/Related Company Claims" has the meaning assigned to such term in Section 11.04 of the Servicing Agreement.

            "Significant Subsidiary" means any Person within the AFT Group that has title to, or any other indicia of ownership in, any Aircraft Assets.

            "Standard of Care" has the meaning assigned to such term in Section
3.01 of the Servicing Agreement.

            "Standard of Liability" has the meaning assigned to such term in
Section 3.03 of the Servicing Agreement.

            "Stated Services Obligation" has the meaning assigned to such term in Section 7.3(a) of Schedule 2.02(a) to the Servicing Agreement.

            "Stipulated Interest Rate" means, for any period, a rate per annum equal to the Prime Rate in effect during such period plus 2 percent per annum.

            "Subsidiary" of any Person means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

            "Swap Provider" has the meaning assigned to such term in the Indenture.

            "Tax" or "Taxes" means all fees (including documentation, license and registration fees), taxes, assessments, levies, impositions, duties, withholdings and other governmental charges of any nature whatsoever (including taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer,


                                 Appendix A-21
franchise, withholding, payroll, social security, employment, excise, documentary, stamp, corporation, corporation profits, advance corporation, capital duty, capital gains, capital acquisitions, wealth, vehicle registration, social insurance, and property taxes), together with all interest, fines, penalties and additions imposed with respect to such amounts.

            "Taxpayer" means any Person within the AFT Group or any predecessor of any Person within the AFT Group, or any successor to any Person within the AFT Group (but not including GE Capital, the Servicer or any of their Affiliates).

            "Terminating Party" has the meaning assigned to such term in Section 10.02(c)(i) of the Servicing Agreement.

            "Termination Notice" has the meaning assigned to such term in
Section 10.02(c)(i) of the Servicing Agreement.

            "Third Party Claim" means a claim by a third party arising out of a matter for which an Indemnified Party is entitled to be indemnified pursuant to the indemnity provisions of the Servicing Agreement.

            "Transaction Approval Requirements" has the meaning assigned to such term in Section 7.04(c) of the Servicing Agreement.

            "Transaction Costs" means all out-of-pocket expenses incident to any Notes Offering (specifically excluding, except to the extent otherwise expressly included herein, any direct or indirect commissions, discounts, fees or other remuneration allowed or paid to any underwriters in connection with any such Notes Offering), including the cost of printing any offering documents (including the Prospectus) and any expenses (including fees and disbursements of counsel) incurred by any underwriters in connection with qualification of the Notes for sale under the laws of such jurisdictions as the underwriters designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any filing fees of the National Association of Securities Dealers, Inc. relating to the Notes and for expenses incurred in distributing any Prospectuses.

            "Trust Agreement" means the Trust Agreement dated as of April 13, 1999, among UniCapital AFT-I, Inc. and UniCapital AFT-II, Inc., as depositors, Wilmington Trust Company, as Owner Trustee, the Controlling Trustees and the Independent Trustees.


                                 Appendix A-22

            "Trustee" has the meaning assigned to such term in the Indenture.

            "Trustee Fees" means the fees paid to the Trustee in consideration of the services rendered by the Trustee pursuant to Article VI of the Indenture.

            "UniCapital" means UniCapital Corporation, a Delaware corporation.

            "UniCapital Aircraft" means all Initial UniCapital Aircraft and all Additional UniCapital Aircraft.

            "UniCapital Serviced Aircraft" means any UniCapital Aircraft that shall have become subject to the UniCapital Servicing Agreement.

            "UniCapital Servicing Agreement" has the meaning assigned to such term in Section 13.07 of the Servicing Agreement.

            "U.S. GAAP" means generally accepted accounting principles in the United States.

            "U.S. Tax Code" means the United States Internal Revenue Code of 1986, as amended.

            "Year" means each fiscal year ended December 31.

            "Year 2000 Claims" has the meaning assigned to such term in Section
11.06 of the Servicing Agreement.

            "Year 2000 Compatibility" refers to the ability of computer systems and non-computing equipment containing embedded microchips to perform properly date sensitive functions and to avoid any Year 2000 Problem.

            "Year 2000 Problem" means the vulnerability of systems to errors and failures in connection with the use, exchange, or other processing of dates (for example, the use of two digits to represent the year rather than four digits, resulting in a system being unable to distinguish between the year 1900 and the year 2000).


                                 Appendix A-23

                                                               APPENDIX B TO THE
                                                             SERVICING AGREEMENT

                                     GUARANTEE dated as of [insert date], made
                  by [insert name] ("Guarantor") in favor of GE CAPITAL AVIATION SERVICES, LIMITED (the "Servicer") and its Affiliates relating to the Servicing Agreement dated as of [insert date] (the "Agreement"), between the Servicer and Aircraft Finance Trust (the "Obligor").

            WHEREAS pursuant to the Agreement, the Servicer has agreed to provide Services to each Person within the AFT Group in accordance with and to the extent set forth in the Agreement;

            WHEREAS the Obligor is a party to the Agreement and is liable for any and all amounts due and owing to the Servicer and any of its Affiliates under the Agreement; and

            WHEREAS each Person within the AFT Group is a direct or indirect beneficiary of the Services performed by the Servicer pursuant to the Agreement.

            NOW, THEREFORE, in consideration of the premises and to induce the Servicer to enter in the Agreement and to perform the Services thereunder, Guarantor hereby agrees, for the benefit of the Servicer and its Affiliates, as follows:

            1. Guarantor unconditionally and irrevocably guarantees to the Servicer and its Affiliates (a) the due and punctual payment of all amounts due to the Servicer and its Affiliates from the Obligor under the Agreement, whether now existing or hereafter incurred, and (b) the due and punctual performance of all other obligations of the Obligor to the Servicer and its Affiliates under the Agreement (all the foregoing being hereinafter collectively called the "Obligations") and any and all fees and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Servicer and its Affiliates in enforcing any rights under this Guarantee, all without regard to any counterclaim, set-off, deduction or defense of any kind which the Obligor or Guarantor may have or assert, and without abatement, suspension, deferment or diminution on account of any event or condition whatsoever. In case of failure of the Obligor punctually to pay any of the amounts referred to in


                                  Appendix B-1
clause (a) above, Guarantor hereby agrees to cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by the Obligor. Guarantor further agrees that this Guarantee constitutes a guarantee of payment when due and not of collection.

            2. The liability of the undersigned under this Guarantee shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of
(i) any lack of enforceability against the Obligor of any Obligation, (ii) any change of the time, manner or place of payment, or any other term, of any Obligation, (iii) any exchange, release or nonperfection of any collateral securing payment of any Obligation or any other guarantee in respect thereof,
(iv) any law, regulation or order of any jurisdiction affecting any term of any Obligation or the Servicer's or any of its Affiliates' rights with respect thereto and (v) any other circumstance which might vary the risk of or otherwise constitute a defense available to, or a discharge of, the Obligor, Guarantor or any surety. The Guarantor waives, to the fullest extent permitted by Applicable Law, promptness, diligence and notices with respect to any Obligation and this Guarantee and any requirement that the Servicer or any of its Affiliates exhaust any right or take any action against the Obligor, any collateral security or any other guarantor.

            3. In the event that the Guarantor is required by any applicable law to make any deduction or withholding for or on account of Taxes from any payment to be made by it hereunder, then it shall (i) pay over to the government or taxing authority imposing such Tax the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from the additional amounts required to be paid pursuant to clause (ii) below), (ii) pay to the Servicer or its Affiliates, as the case may be, together with such payment such additional amounts as may be necessary in order that the net amount received by the Servicer or its Affiliates, as the case may be, will be not less than the full amount of such payment which would otherwise have been receivable had no such deduction or withholding been required and (iii) forward to the Servicer as soon as possible such tax receipts or other official documentation with respect to the payment of the Taxes so deducted or withheld as may be issued from time to time by such government or taxing authority.

            4. Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be,


                                  Appendix B-2
if at any time payment, or any part thereof, of any Obligation or interest thereon is rescinded or must otherwise be restored by the Servicer upon the bankruptcy or reorganization of the Obligor, Guarantor or otherwise.

            5. Upon payment by Guarantor of any sums to the Servicer or its Affiliates under this Guarantee, all rights of Guarantor against the Obligor arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of the Obligor under the Agreement.

            6. The Guarantor represents and warrants as of the date hereof to the Servicer and its Affiliates that:

            (a) the Guarantor is a corporation or business trust duly organized and validly existing and, if relevant, in good standing under the laws of the jurisdiction in which it is legally organized, and has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guarantee;

            (b) the Guarantor has taken all necessary corporate and legal action to authorize the guarantee hereunder on the terms and conditions of this Guarantee and to authorize its execution, delivery and performance;

            (c) this Guarantee has been duly executed and delivered by a duly authorized officer or Representative of the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;

            (d) the execution, delivery and performance of this Guarantee will not constitute a default under or violate any provision of any law or regulation, or any judgment or order of any court, arbitrator or governmental authority, in each case applicable to the Guarantor, constituent documents of the Guarantor, or any agreement to which the Guarantor is a party; and

            (e) no consent of any other Person, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority, is required in connection with the execution delivery, performance,


                                  Appendix B-3
      validity or enforceability with respect to the Guarantor of this Guarantee.

            7. This Guarantee shall remain in full force and effect and be binding in accordance with its terms upon the Guarantor and shall inure to the benefit of the Servicer and its Affiliates until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full.

            8. The obligations of Guarantor under this Guarantee may not be assigned or delegated without the prior written consent of the Servicer.

            9. The liability of the Guarantor under this Guarantee is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under Applicable Law.

            10. This Guarantee shall be governed by the Documentary Conventions, and all capitalized terms used but not defined herein have the meanings assigned to such terms in Appendix A to the Agreement. The construction and usage set forth in such Appendix A are incorporated herein by reference.

            IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the date first above written.

                                    [Insert Name of Guarantor]
                                       by

                                          ________________________________
                                          Name:
                                          Title:


                                  Appendix B-4

                                                               APPENDIX C TO THE
                                                             SERVICING AGREEMENT

                                     Notices

GE Capital Aviation Services, Limited
Aviation House
Shannon
Ireland
Attention:  Company Secretary

Fax: (353) 61-360888
Telephone: (353) 61-706500

with a copy to:

GE Capital Aviation Services, Inc.
201 High Ridge Road (Ground Floor)
Stamford, Connecticut 06927
Attention:  General Counsel

Fax: (203) 921-0029
Telephone: (203) 961-2985

Aircraft Finance Trust

c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890
Attention:  Corporate Trust Administrator

Fax:  (302) 651-8882
Telephone:  (302) 651-1000

with a copy to:

ReSource/Phoenix, Inc.
2401 Kerner Boulevard
San Rafael, California 94901
Attention:  Mike Ulyatt

Fax:  (415) 485-4522
Telephone:  (415) 485-4500


                                  Appendix C-1